As filed with the United States Securities and Exchange Commission on June 20, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Fundamental Global Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	6331	46-1119100
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

108 Gateway Blvd, Suite 204

Mooresville, NC 28117

(704) 994-8279

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

D. Kyle Cerminara

Chief Executive Officer

c/o Fundamental Global Inc.

108 Gateway Blvd, Suite 204

Mooresville, NC 28117

(704) 994-8279

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Amy Bowler Holland & Hart LLP 555 17th Street, Suite 3200 Denver, CO 80202 (303) 290-1086	Cyndi Laval Gowling WLG (Canada) LLP Suite 2300, Bentall 5 550 Burrard Street Vancouver BC V6C 2B5 Canada (604) 891-2712

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement is declared effective and upon completion of the merger described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer) ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this preliminary joint proxy statement/prospectus is not complete and may be changed. These securities may not be issued until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary joint proxy statement/prospectus is not an offer to sell these securities and does not constitute the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY Joint proxy statement/prospectus

SUBJECT TO COMPLETION-DATED June 20, 2024

PROXY STATEMENT OF

STRONG GLOBAL ENTERTAINMENT, INC.

PROSPECTUS FOR UP TO 3,000,000 SHARES OF COMMON STOCK OF

FUNDAMENTAL GLOBAL INC.

On behalf of the Board of Directors of Fundamental Global Inc. and Strong Global Entertainment, Inc., we are pleased to provide the accompanying proxy statement/prospectus relating to the proposed combination of these companies pursuant to an Arrangement Agreement and Plan of Arrangement described below.

The Business Combination

The respective Special Committees and Boards of Directors of Fundamental Global Inc., a Nevada corporation (“FG”) (and its indirect subsidiary, Strong Global Entertainment, Inc., a company existing under the laws of the Province of British Columbia (“SGE”)), have unanimously approved the combination of these companies described in this joint proxy statement/prospectus. Each share of Class A Common Voting Shares of SGE (the “SGE Common Shares” or “SGE Common Stock”) issued and outstanding immediately prior to the Effective Time (as defined below) (other than certain shares held by FG) will be converted into 1.5 shares of FG common stock (the “FG Common Stock”).

On May 30, 2024, SGE and FG Holdings Québec Inc., a corporation existing under the laws of the Province of Québec which will, prior to the Business Combination (as defined below), be continued and converted to an unlimited liability company under the laws of the Province of British Columbia under the name “Fundamental Global Holdings BC ULC” (“FG Québec”), and 1483530 B.C. LTD, a newly formed subsidiary of FG Québec (“Subco”), entered into an Arrangement Agreement (the “Arrangement Agreement”) and Plan of Arrangement (the “Plan of Arrangement”), pursuant to which, commencing at the effective time of the Arrangement Agreement (the “Effective Time”), (i) the SGE Common Shares outstanding immediately prior to the Effective Time will be deemed to be transferred by the holders thereof to FG Québec in exchange for the arrangement consideration (“Arrangement Consideration”) consisting of FG Common Stock, (ii) SGE and Subco will be amalgamated and continue as one corporate entity (“Amalco”), and (iii) each SGE Common Share and Subco share held by FG Québec will be exchanged for one Common Share of Amalco. See the section titled “Arrangement Agreement and Plan of Arrangement” for more information.

If the Arrangement Agreement and Plan of Arrangement are adopted and the other transactions contemplated thereby are approved, including receipt of the final order of the Supreme Court of British Columbia (the “Court”) under Section 291 of the Business Corporations Act (British Columbia) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time (the “BCBCA”) approving the Arrangement Agreement and Plan of Arrangement (collectively, the “Arrangement” or the “Business Combination”), (a) prior to the closing of the Business Combination (the “Closing”), the Arrangement Consideration will be deposited in escrow to be paid to SGE stockholders in accordance with the Arrangement Agreement, and (b) the convertible securities of SGE (collectively, the “SGE Convertible Securities”), including (i) the restricted share units, stock options, and other awards issued under the 2023 Share Compensation Plan of SGE (the “2023 Share Compensation Plan”) and (ii) the share purchase warrants granted by SGE to Landmark Studio Group LLC to purchase up to an aggregate of 150,000 SGE Common Shares (the “Landmark Warrant”) and to Think Equity to purchase up to an aggregate of 50,000 SGE Common Shares (the “Think Equity Warrants” and together with the Landmark Warrant the “Warrants”) outstanding prior to the Effective Time will be adjusted at the Effective Time to be exercisable for, or settled in, FG Common Stock.

The proposed Business Combination will create a combined organization with enhanced operational efficiencies. SGE is currently an indirect subsidiary of FG and its financial information is consolidated with FG’s financial information. Both FG and SGE believe the proposed Business Combination will eliminate significant duplicative costs and inefficiencies currently associated with operating two separate public companies. In addition, the proposed Business Combination is expected to streamline the operations and significantly reduce public company administrative costs and allow management to focus on executing operating plans and creating stockholder value. SGE, FG, and FG Québec also believe that the stockholders of each such entity will benefit from the Business Combination with talented management teams, similar core values and strong commitments to serving their customers and communities and creating long-term stockholder value.

After completion of the Arrangement, SGE will be a predecessor of, and continue as, Amalco but SGE Common Stock will be delisted from NYSE American and will be deregistered under the Exchange Act.

The SGE Meeting

SGE will hold a meeting of its stockholders (the “SGE Stockholder Meeting”) to vote on the proposals necessary to approve the Business Combination and certain other matters.

At the SGE Stockholder Meeting, which will be held at 108 Gateway Blvd, Suite 204 Mooresville, NC 28117 on [●], 2024, at [●] a.m., Eastern Time, unless postponed or adjourned to a later date, SGE will ask its stockholders to: (i) approve the Arrangement Agreement and Plan of Arrangement and the related transactions, thereby approving the Business Combination, (ii) elect directors, (iii) ratify the selection of independent registered public accounting firm, and (iv) consider and transact such other business as may properly come before the meeting or any postponement or adjournment thereof. To participate in the meeting, a SGE stockholder of record will need the 12-digit control number included on such stockholder’s proxy card or instructions that accompanied such stockholder’s proxy materials. If a SGE stockholder holds his, her or its shares in “street name,” which means his, her or its shares are held of record by a broker, bank or other nominee, such SGE stockholder should contact his, her or its broker, bank or nominee to ensure that votes related to the shares he, she or it beneficially owns are properly counted. In this regard, such SGE stockholder must provide the record holder of his, her or its shares with instructions on how to vote his, her or its shares or, if such SGE stockholder wishes to attend the SGE Stockholder Meeting and vote in person, obtain a proxy from his, her or its broker, bank or nominee.

Each of the following securities of FG are currently publicly traded on the Nasdaq Stock Market LLC (“Nasdaq”): (i) each share of FG Common Stock under the trading symbol “FGF” and (ii) each share of Series A 8.00% Cumulative Preferred Stock of FG, $25.00 par value per share under the trading symbol “FGFPP” (the “FG Series A Preferred”). Each SGE Common Share is currently publicly traded on the NYSE American (“NYSE”) under the trading symbol “SGE.”

This joint proxy statement/prospectus incorporates important business and financial information about FG and SGE from other documents that FG and SGE have filed with the U.S. Securities and Exchange Commission that are not contained in or delivered with this joint proxy statement/prospectus. For a list of documents incorporated by reference in this joint proxy statement/prospectus, see the section entitled “Where You Can Find More Information” on page 61. This information is available for you, without charge, to review through the SEC’s website at www.sec.gov.

You may request a copy of this joint proxy statement/prospectus, any of the documents incorporated by reference in this joint proxy statement/prospectus or other information filed with the SEC by FG or SGE, as applicable, without charge, by written or telephonic request directed to the appropriate company at the proxy solicitor contacts below. In order for you to receive timely delivery of the documents in advance of the meeting, you must request the information no later than [●], 2024.

If you have any questions or need assistance with voting your shares of SGE Common Shares, please contact IR@strong-entertainment.com. or at 108 Gateway Blvd, Suite 204, Mooresville, North Carolina 28117 or (704) 471-6784. The accompanying joint proxy statement/prospectus and the notice of the SGE Stockholder Meeting will be available at www.strong-entertainment.com

SGE stockholders should keep in mind that FG’s and SGE’s directors and officers may have interests in the Business Combination that are different from or in addition to, or may conflict with, their interests as an FG stockholder or SGE stockholder. Stockholders should review the section titled “Interests of FGH’s and SGE’s Directors and Executive Officers in the Arrangement” on page 10 for additional information.

The accompanying joint proxy statement/prospectus provides you with detailed information about the Business Combination and other matters to be considered at the SGE Stockholder Meeting. We urge you to carefully read the entire accompanying joint proxy statement/prospectus, including the financial statements and all annexes attached hereto and other documents referred to therein.

IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE 13 OF THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR CANADIAN PROVINCIAL SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

The accompanying joint proxy statement/prospectus is dated           , 2024, and is first being mailed to securityholders of SGE on or about            , 2024.

Strong Global Entertainment, Inc.

NOTICE OF MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that a meeting of the Stockholders (the “SGE Stockholder Meeting”) of Strong Global Entertainment, Inc. (“SGE”) will be held at [●] on [●], 2024 at [●] a.m. ([●] time), to:

1.	approve the Arrangement Agreement and Plan of Arrangement and the related transactions, thereby approving the Business Combination;
2.	receive the audited financial statements of SGE for the fiscal year ended December 31, 2023, together with the report of the independent registered public accounting firm therein;
3.	fix the number of directors at five;
4.	elect the SGE directors for the ensuing year;
5.	ratify the appointment of Haskell & White LLP (the “SGE Auditor”) as auditor for the ensuing year and to authorize the directors of SGE to fix their remuneration; and
6.	consider and transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Assuming consummation of the Business Combination, the results of Proposals 3, 4 and 5 above relating to annual stockholder meeting matters will be irrelevant as SGE will become a wholly owned indirect subsidiary of FG and will no longer operate as an independent company following the closing of the Business Combination.

Only stockholders of record as of the close of business on June 26, 2024 are entitled to notice of, and to vote at, the SGE Stockholder Meeting either in person or by proxy. Please complete, sign, date and return the accompanying proxy card, or follow the instructions on the card for voting by telephone or Internet. You may also attend the meeting and vote in person.

The Contents of this notice of meeting and its mailing to the stockholders have been authorized by the SGE Board of Directors.

Sincerely,

Mark D. Roberson
Chief Executive Officer
Strong Global Entertainment, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON [●], 2024:

This Notice and the accompanying Proxy Statement are first being distributed or made available, as the case may be, on or about [•], 2024, and the Company’s Proxy Statement for the SGE Stockholder Meeting and Annual Report on Form 10-K for the year ended December 31, 2023 are available at [●].

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ABOUT THIS DOCUMENT

This document, which forms part of a registration statement on Form S-4 filed with the SEC by FG, constitutes a prospectus of FG under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the common stock of FG to be issued to SGE Stockholders under the Arrangement Agreement. This document also constitutes a notice of meeting and a proxy statement of SGE under Section 14(a) of the Exchange Act.

You should rely only on the information contained in, or incorporated by reference into, this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this joint proxy statement/prospectus is accurate as of any date other than the date of such incorporated document. Neither the mailing of this joint proxy statement/prospectus to SGE stockholders nor the issuance by FG of its common stock in connection with the Business Combination will create any implication to the contrary.

Information contained in this joint proxy statement/prospectus regarding FG and its business, operations, management and other matters has been provided by FG and information contained in this joint proxy statement/prospectus regarding SGE and its business, operations, management and other matters has been provided by SGE.

Generally, and unless indicated otherwise, financial data presented about FG and SGE are presented using U.S. Dollars (“USD”). Additionally, certain financial data may be presented using Canadian Dollars (“CAD”). Where neither USD or CAD are expressly noted, $ references are to USD. This joint proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities, or the solicitation of a proxy or consent, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this joint proxy statement/prospectus constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect the current views of FG and SGE with respect to, among other things, the plans, strategies and prospects, both business and financial, of FG and SGE.

These statements are based on the beliefs and assumptions of the management of FG and SGE. Likewise, the financial statements included herein and all of the statements regarding market conditions and results of operations are forward-looking statements. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “projects,” “anticipates” or the negative version of these words or other comparable words or phrases.

The forward-looking statements contained in this proxy statement reflect FG’s and SGE’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. Neither FG nor SGE can guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

●	the ability of FG, FG Québec and SGE prior to the Business Combination to meet the conditions to closing of the Business Combination, including approval by the Court and by the stockholders of SGE of the Business Combination;
●	the ability of the combined company following the Business Combination, to realize the benefits from the Business Combination;
●	changes in the market price of FG Common Stock after the Business Combination, which may be affected by factors different from those currently affecting the price of shares of FG Common Stock;
●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Arrangement Agreement;
●	the ability of SGE to obtain the Interim Order and the Final Order;
●	the ability of FG to maintain the listing of the FG Common Stock on Nasdaq following the Business Combination;
●	future financial performance following the Business Combination;
●	the impact from the outcome of any known and unknown litigation;
●	the ability of the combined company to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses;
●	expectations regarding future expenditures of the combined company following the Business Combination;
●	the future mix of revenue and effect on gross margins of the combined company following the Business Combination;
●	changes in interest rates or rates of inflation;
●	the attraction and retention of qualified directors, officers, employees and key personnel of the combined company following the Business Combination;
●	the ability of the combined company to compete effectively in multiple competitive industries;
●	the ability to protect and enhance FG’s corporate reputation and brand across industries;
●	expectations concerning the relationships and actions of FG’s affiliates with third parties;
●	the impact from future regulatory, judicial and legislative changes in the multiple industries in which the combined company will operate;
●	intense competition and competitive pressures from other companies in the industries in which the combined company will operate;
●	the financial and other interests of the FG Board of Directors and SGE Board of Directors, which may have influenced such boards’ decision to approve the Business Combination;
●	the volatility of the market price and liquidity of the FG Common Stock and other securities of FG; and
●	other factors detailed under the section titled “Risk Factors.”

While forward-looking statements reflect FG’s and SGE’s good faith beliefs, they are not guarantees of future performance. FG and SGE disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this proxy statement, except as required by applicable law. For a further discussion of these and other risks and uncertainties, please see the section titled “Risk Factors” in FG’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 14, 2024, FG’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC on May 20, 2024, and in other reports FG files with the SEC and in SGE’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 29, 2024, as amended by Form 10-K/A filed with the SEC on April 29, 2024 (the “SGE Annual Report”), and in other reports SGE files with the SEC. You should not place undue reliance on any forward-looking statements, which are based only on information available to FG and SGE (or to third parties making the forward-looking statements).

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QUESTIONS AND ANSWERS

The following are some questions that you may have about the Business Combination and the SGE Stockholders Meeting, and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you. Additional important information is also contained in the documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 61.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Why am I receiving these materials?

At the SGE Stockholder Meeting, holders of SGE Common Stock will act upon the matters described in the notice of meeting accompanying this proxy statement/prospectus, including the Business Combination. You are receiving this proxy statement/prospectus because you held shares of SGE Common Stock at the close of business on June 26, 2024 (the “Record Date”), and the Board of Directors of SGE (the “SGE Board of Directors” or “SGE Board”) is soliciting your proxy to vote at the SGE Stockholder Meeting. You are invited to attend the SGE Stockholder Meeting to vote on the proposals; however, you do not need to attend the meeting to vote your shares. Instead, you may vote your shares as described in further detail under the heading “How do I vote?” below.

When will these materials be mailed?

The notice, this proxy statement/prospectus, and the proxy card for stockholders of record were distributed beginning on or about [●], 2024, and are available at [●].

Who is entitled to vote?

Stockholders of record at the close of business on Record Date are entitled to vote in person or by proxy at the SGE Stockholder Meeting. As of the Record Date, 7,918,285 shares of SGE Common Stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held on the Record Date. Stockholders do not have cumulative voting rights in the election of directors. For ten days prior to the SGE Stockholder Meeting during normal business hours, a complete list of all stockholders of record will be available for examination by any stockholder, for any purpose germane to the SGE Stockholder Meeting.

Who can attend the SGE Stockholder Meeting?

All stockholders as of the Record Date, or individuals holding their duly appointed proxies, may attend the SGE Stockholder Meeting. Appointing a proxy will not affect a stockholder’s right to attend the SGE Stockholder Meeting and to vote in person. Please note that if you hold your shares in “street name” (in other words, through a broker, bank, or other nominee), you will need to bring a proxy, executed in your favor, from the holder of record (the broker, bank or other nominee) to gain admittance to the SGE Stockholder Meeting.

What is the difference between a stockholder of record and a beneficial owner?

If your shares are registered directly in your name with SGE’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are a “stockholder of record.” The accompanying proxy card has been provided directly to you by SGE. You may vote by ballot at the SGE Stockholder Meeting or vote by proxy. To vote by proxy, complete, sign, date and return the enclosed proxy card or follow the instructions on the proxy card for voting by telephone or Internet. If your shares are held for you by a broker, bank or other nominee in street name, then you are not a stockholder of record. Rather, the broker, bank, or other nominee is the stockholder of record, and you are the “beneficial owner” of shares. In such case, you should follow the voting instructions provided to you by such broker, bank, or other nominee. If you are a beneficial owner of shares and wish to vote in person at the SGE Stockholder Meeting, then you must obtain a proxy, executed in your favor, from the holder of record (the broker, bank, or other nominee).

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What constitutes a quorum?

Holders of a majority of the shares entitled to vote as of the Record Date, present in person or represented by proxy, are required in order to hold the SGE Stockholder Meeting. If you vote, your shares will be part of the quorum. Shares represented by a properly executed proxy card that is marked “ABSTAIN” or returned without voting instructions will be counted as present for the purpose of determining whether the quorum requirement is satisfied. Also, shares held of record by a broker, bank or other nominee who has not received voting instructions from the beneficial owner of the shares and votes on matters without discretionary authority to do so (“broker non-votes”) will be counted as present for quorum purposes. However, although broker non-votes and abstentions are considered as present for purposes of establishing a quorum, they will not be considered as votes cast for or against a proposal. Once a share is represented at the SGE Stockholder Meeting, it will be deemed present for quorum purposes throughout the SGE Stockholder Meeting (including any postponement or adjournment thereof unless a new record date is or must be set for such postponement or adjournment).

What is the purpose of the meeting?

The principal purpose of the SGE Stockholder Meeting is to: (i) approve the Arrangement Agreement and Plan of Arrangement and the related transactions, thereby approving the Business Combination; (ii) receive the audited financial statements of SGE for the fiscal year ended December 31, 2023 and the report of the auditors thereon; (iii) fix the number of directors at five; (iv) elect the SGE directors for the ensuing year; (v) ratify the appointment of Haskell & White LLP (the “SGE Auditor”) as independent registered public accounting firm for the ensuing year; and (vi) consider and transact such other business as may properly come before the meeting or any postponement or adjournment thereof. Assuming consummation of the Business Combination, Proposals (ii), (iii), and (iv) above relating to annual stockholder meeting matters will be irrelevant as SGE will become a wholly owned indirect subsidiary of FG and will no longer operate as an independent company following the closing of the Business Combination.

How do I vote?

If you are a holder of record, you can vote either in person at the SGE Stockholder Meeting or by proxy without attending the SGE Stockholder Meeting. We urge you to vote by proxy even if you plan to attend the SGE Stockholder Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting and vote in person, your previously submitted proxy will be revoked and will not be counted.

You can vote by proxy using any of the following methods:

●	Voting by Telephone or Internet. If you are a holder of record, you may vote by proxy by using either the telephone or Internet methods of voting. Proxies submitted by telephone or through the Internet must be received by [11:59 p.m., Eastern Time], on [●], 2024. Please see the proxy card for instructions on how to access the telephone and Internet voting systems.
●	Voting by Proxy Card. Each stockholder of record may vote by completing, signing, dating and promptly returning the accompanying proxy card in the self-addressed stamped envelope provided. When you return a properly executed proxy card, the shares represented by your proxy will be voted as you specify on the proxy card. Your proxy card must be received prior to the SGE Stockholder Meeting to be counted.

The proxies named in the enclosed form of proxy and their substitutes will vote the shares represented by the enclosed form of proxy, if the proxy appears to be valid on its face, and, where a choice is specified by means of the ballot on the form of proxy, will vote in accordance with each specification so made.

If you hold your shares in “street name,” you must either direct the broker, bank, or other nominee as to how to vote your shares, or obtain a proxy from the broker, bank, or other nominee, executed in your favor, to vote at the meeting. Please refer to the voter instruction cards provided by your broker, bank, or other nominee for specific instructions on methods of voting, including by telephone or using the Internet.

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What does it mean if I receive more than one proxy card?

You will receive separate proxy cards when you own shares in different ways. For example, you may own shares individually, as a joint tenant, in an individual retirement account, in trust or in one or more brokerage accounts. You should complete, sign, date and return each proxy card you receive or follow the telephone or Internet voting instructions on each card. The instructions on each proxy card may differ. Be sure to follow the instructions on each card.

Can I change my vote or instruction?

Yes. If you are a stockholder of record, you may revoke your proxy or change your vote, regardless whether previously submitted by mail or via the Internet or by telephone, by (i) delivering a signed written notice stating that you revoke your proxy to the attention of the Corporate Secretary of SGE, at 108 Gateway Blvd, Suite 204, Mooresville, North Carolina 28117, that bears a later date than the date of the proxy you want to revoke and is received prior to the SGE Stockholder Meeting, (ii) submitting a valid, later-dated proxy via the Internet or by telephone before [11:59 p.m., Eastern Time], on [●], 2024, or by mail that is received prior to the SGE Stockholder Meeting, or (iii) attending the SGE Stockholder Meeting (or, if the SGE Stockholder Meeting is postponed or adjourned, attending the postponed or adjourned meeting) and voting in person, which automatically will cancel any proxy previously given, or revoking your proxy in person, but your attendance alone at the SGE Stockholder Meeting will not revoke any proxy previously given.

If you hold your shares in “street name” through a broker, bank, or other nominee, you must contact your broker, bank or other nominee to change your vote through new voting instructions or, if you wish to change your vote in person at the SGE Stockholder Meeting, obtain a written legal proxy from the bank, broker or other nominee to vote your shares.

What happens if I submit a proxy card and do not give specific voting instructions?

If you are a stockholder of record and sign and return the proxy card without indicating your voting instructions, your shares will be voted in accordance with the recommendations of the SGE Board of Directors. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the SGE Board of Directors or, if no recommendation is given, in their own discretion. As of the filing date of this Proxy Statement, the SGE Board did not know of any other matter to be raised at the SGE Stockholder Meeting.

What happens if I do not submit a proxy card and do not vote by telephone or Internet or do not submit voting instructions to my broker, bank or other nominee?

If you are a stockholder of record and you neither designate a proxy nor attend the SGE Stockholder Meeting, your shares will not be represented at the meeting. If you are a beneficial owner and do not provide voting instructions to your bank, broker or other nominee, then, under applicable rules, the broker, bank or other nominee that holds your shares in “street name” may generally vote on “routine” matters but cannot vote on “non-routine” maters. If the broker, bank, or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine matter,” the broker, bank or other nominee will inform the inspector of election for the SGE Stockholder Meeting that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which voting matters are considered “routine” or “non-routine”?

We believe that Proposal 1 regarding the approval of the Arrangement and Plan of Arrangement and Proposal 4 election of directors are “non-routine” matters under applicable rules. Therefore, a broker, bank or other nominee cannot vote on such proposals without voting instructions from the beneficial owners, and there may be broker non-votes in connection with Proposals 1 and 4.

We believe that Proposal 2 concerning the reception of audited financial statement of SGE for the fiscal year ended December 31, 2023, Proposal 3 concerning fixing the number of directors, and Proposal 5 concerning the ratification of the appointment of Haskell & White LLP as SGE’s independent registered public accounting firm for the year ending December 31, 2024, are considered “routine” matters under applicable rules. Therefore, a broker, bank or other nominee may generally vote on these matters except Proposal 2, which does not require a vote, and there will be no broker non-votes in connection with Proposals 3 and 5.

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What vote is required to approve each item? How will abstentions and broker non-votes be counted?

With respect to Proposal 1, consideration and approval of the Arrangement Agreement and Plan of Arrangement, a holder of common stock may vote “FOR” or “AGAINST” approval or “ABSTAIN” from voting on the proposal. Approval requires an affirmative vote of two-thirds (2/3) of the votes properly cast at the SGE Stockholder Meeting. Proxies marked “ABSTAIN” and broker non-votes will not be considered as votes cast for or against Proposal 1 and will have no effect on the outcome of the proposal.

No vote is required with respect to Proposal 2. Any questions regarding the SGE financial statements may be brought forward at the SGE Stockholder Meeting.

With respect to Proposal 3, fixing the number of directors of SGE’s Board of Directors, a holder of common stock may vote “FOR” or “AGAINST” ratification or “ABSTAIN” from voting on the proposal. Ratification requires an affirmative vote of holders of a majority of the votes properly cast at the SGE Stockholder Meeting. Proxies marked “ABSTAIN” will not be considered as votes cast for or against Proposal 3 and will have no effect on the outcome of the proposal.

As to Proposal 4, election of directors, a holder of common stock may vote “FOR” the election of each of the nominees proposed by the Board, or “WITHHOLD” authority to vote for one or more of the proposed nominees. The election of a director requires an affirmative vote of a plurality of the votes properly cast on the election of directors at the SGE Stockholder Meeting. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. As to Proposal 4, proxies marked “WITHHOLD” and broker non-votes will have no impact on the election of directors.

With respect to Proposal 5, ratification of Haskell & White LLP as SGE’s independent registered public accounting firm, a holder of common stock may vote “FOR” or “AGAINST” ratification or “ABSTAIN” from voting on the proposal. Ratification requires an affirmative vote of holders of a majority of the votes properly cast at the SGE Stockholder Meeting. Proxies marked “ABSTAIN” will not be considered as votes cast for or against Proposal 5 and will have no effect on the outcome of the proposal.

What are the Board’s voting recommendations?

The Board recommends a vote “FOR” all of the matters to be presented for approval at the SGE Stockholder Meeting.

As of the date of this proxy statement/prospectus, it is expected that FG, which is the indirect holder of approximately 76% of SGE Common Stock, and certain SGE directors and officers will vote “FOR” approval of Proposals 1, 3, 4 and 5.

Who is paying for the preparation and mailing of the proxy materials and how will solicitations be made?

SGE will pay the expenses of soliciting proxies. Proxies may be solicited on SGE’s behalf by SGE’s directors, officers or employees in person or by mail, telephone, facsimile or electronic transmission. SGE does not compensate such persons for soliciting proxies. SGE has requested brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to beneficial owners and has agreed to reimburse those institutions for their out-of-pocket expenses.

What will happen in the Arrangement?

In the Arrangement, commencing at the Effective Time, (i) the SGE Common Shares outstanding immediately prior to the Effective Time will be deemed to be transferred by the holders thereof to FG Québec in exchange for the Arrangement Consideration consisting of FG Common Stock; (ii) SGE and Subco will be amalgamated and continue as Amalco, and (iii) each SGE Common Share and Subco share held by FG Québec will be exchanged for one Common Share of Amalco. After completion of the Arrangement, SGE will become an indirect wholly owned subsidiary of FG and SGE Common Stock will be delisted from NYSE American and will be deregistered under the Exchange Act. See the section titled “Arrangement Agreement and Plan of Arrangement” for more information.

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What will SGE stockholders receive in the Arrangement?

In the Arrangement, SGE stockholders will receive 1.5 shares of FG Common Stock for each share of SGE Common Stock held immediately prior to the completion of the Arrangement (other than certain shares held by FG). No fractional shares of FG Common Stock will be issued in connection with the Arrangement. With respect to each SGE stockholder, the Arrangement Consideration to which such SGE stockholder is entitled will be rounded up to the nearest whole share of FG Common Stock. Based on the closing price of FG Common Stock on Nasdaq on May 30, 2024, the last trading day before public announcement of the Arrangement, of $ 1.15, the exchange ratio represented approximately $1.725 in value for each share of SGE Common Stock. Based on the closing price of FG Common Stock on Nasdaq on [●], 2024, the last practicable trading day before the date of the accompanying joint proxy statement/prospectus, of $[●], the exchange ratio represented approximately $[●] in value for each share of SGE Common Stock. The value of FG Common Stock at the time of completion of the Arrangement could be greater than, less than or the same as the value of FG Common Stock on the date of the accompanying joint proxy statement/prospectus. We urge you to obtain current market quotations of FG Common Stock (trading symbol “FG”) and SGE Common Stock (trading symbol “SGE”).

Will the value of the Arrangement Consideration change between the date of this Proxy Statement and the time the Arrangement is completed?

Yes. Although the number of shares of FG Common Stock that SGE stockholders will receive is fixed, the value of the Arrangement Consideration will fluctuate between the date of this Proxy Statement and the completion of the Arrangement based upon the market value for FG Common Stock. Any fluctuation in the market price of FG Common Stock after the date of this Proxy Statement will change the value of the shares of FG Common Stock that SGE stockholders will receive. Neither FG nor SGE is permitted to terminate the Arrangement as a result, in and of itself, of any increase or decrease in the market price of FG Common Stock or SGE Common Stock.

How will the Arrangement affect SGE equity awards?

All outstanding equity awards and other SGE Convertible Securities will be converted into the right to receive shares of FG Common Stock consistent with the exchange ratio established under the Arrangement Agreement.

Was a third-party valuation or fairness opinion obtained in connection with the transactions contemplated under the Arrangement Agreement?

Yes. Intrinsic, LLC provided an opinion on the fairness from a financial point of view of the holders of SGE Common Stock of the exchange ratio and Arrangement Consideration. The fairness opinion dated May 30, 2024, provided by Intrinsic is attached hereto as Annex B.

Are SGE stockholders entitled to appraisal or dissent rights?

Yes. SGE stockholders are entitled to dissent rights under the BACA. For more information, see the section entitled “Dissent Rights” beginning on page 58.

Are there any risks that I should consider in deciding whether to approve the Business Combination?

Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 13. You also should read and carefully consider the risk factors of FG and SGE contained in the documents that are incorporated by reference.

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What are the material U.S. federal income tax consequences of the Arrangement to SGE stockholders?

For U.S. federal income tax purposes, the Business Combination will (i) be treated as a single integrated transaction and (ii) qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

A holder of SGE Common Shares will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of such holder’s SGE Common Shares for shares of FG Common Stock in the Business Combination.

For a more complete discussion of the material U.S. federal income tax consequences of the Arrangement, see the section entitled “Material U.S. Federal Income Tax Consequences” beginning on page 53.

When is the Business Combination expected to be completed?

FG and SGE expect the Business Combination to close in the third quarter of 2024. However, neither FG nor SGE can predict the actual date on which the Business Combination will be completed, or if the Business Combination will be completed at all, because completion is subject to conditions and factors outside the control of both companies.

What happens if the Business Combination is not completed?

If the Business Combination is not completed, SGE stockholders will not receive any consideration for their shares of SGE Common Stock. Instead, SGE will remain an independent public company, SGE Common Stock will continue to be listed on the NYSE American, and FG will not complete the issuance of shares of FG Common Stock pursuant to the Plan of Arrangement.

Who can help answer my questions?

If you have any questions about the Business Combination or other matters being submitted for SGE stockholder approval, or how to submit your proxy, or if you need additional copies of this document or the enclosed proxy card, you should contact SGE’s investor relations team at IR@strong-entertainment.com. or at 108 Gateway Blvd, Suite 204, Mooresville, North Carolina 28117 or (704) 471-6784.

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SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS

This summary, together with the section titled “Questions and Answers,” summarizes certain information contained in this joint proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the Business Combination and other proposals to be considered at the Meetings, you should read this entire joint proxy statement/prospectus carefully, including the annexes. See also the section titled “Where You Can Find More Information.”

The Parties to the Business Combination

Fundamental Global Inc.

FG and its subsidiaries engage in diverse business activities including reinsurance, asset management, merchant banking, manufacturing and managed services. On December 9, 2022, FG completed its reincorporation from a Delaware corporation to a Nevada corporation. On February 29, 2024, FG’s predecessor, FG Financial Group, Inc., merged with FG Group Holdings Inc. in an all-stock transaction pursuant to which each holder of FG Group Holdings Inc. received one share of common stock of FG Financial Group, Inc. and the resulting company changed its name to Fundamental Global. The FG Common Stock and FG Series A Preferred are currently listed on Nasdaq under the symbols “FGF” and “FGFPP,” respectively. The address of FG’s principal executive offices is 108 Gateway Blvd, Suite 204, Mooresville, North Carolina 28117, and its telephone number is (704)-323-6851.

FG Holdings Québec Inc.

FG Québec (formerly Strong/MDI Screen Systems, Inc.) is a corporation existing under the laws of the Province of Québec and a wholly owned subsidiary of FG Group LLC, a Nevada limited liability company, which is a wholly owned subsidiary of FG. FG Québec currently owns 6,000,000 SGE Common Shares, representing approximately 76% of the issued and outstanding SGE Common Shares. Prior to the Business Combination, FG Québec will be converted into an unlimited liability company under the laws of the Province of British Columbia under the name “Fundamental Global Holdings BC ULC.”

Strong Global Entertainment, Inc.

SGE is a leader in the entertainment industry, providing mission critical products and services to cinema exhibitors and entertainment venues for over 90 years. SGE manufactures and distributes premium large format projection screens, provides comprehensive managed services, technical support and related products and services primarily to cinema exhibitors, theme parks, educational institutions and similar venues. In addition to traditional projection screens, SGE manufactures and distributes its Eclipse curvilinear screens, which are specially designed for theme parks, immersive exhibitions and simulation applications. SGE also provides maintenance, repair, installation, network support services and other services to cinema operators, primarily in the United States. SGE was incorporated on November 9, 2021, under the BCBCA. The address of SGE’s principal executive offices is 108 Gateway Blvd, Suite 204, Mooresville, North Carolina 28117, and its telephone number is (704) 471-6784.

The Arrangement Agreement

See the section titled “Arrangement Agreement and Plan of Arrangement.”

Pursuant to the Arrangement Agreement and Plan of Arrangement, commencing at the Effective Time of the Arrangement Agreement, (i) the SGE Common Shares outstanding immediately prior to the Effective Time will be deemed to be transferred by the holders thereof to FG Québec in exchange for the Arrangement Consideration consisting of 1.5 shares of FG Common Stock for each share of SGE Common Stock (ii) SGE and Subco will be amalgamated and continue as one corporate entity, Amalco, and (iii) each SGE Common Share and Subco share held by FG Québec will be exchanged for one Common Share of Amalco. Following the closing, SGE will cease to exist and SGE Common Stock will be delisted from NYSE American and deregistered under the Exchange Act.

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Expected Timing of Business Combination

FG and SGE expect the Business Combination to close in the third quarter of 2024. However, neither FG nor SGE can predict the actual date on which the Business Combination will be completed, or if the Business Combination will be completed at all, because completion is subject to conditions and factors outside the control of both companies.

Treatment of Equity Awards

All outstanding equity awards will be converted into the right to receive shares of FG Common Stock consistent with the exchange ratio established under the Arrangement Agreement.

Accounting Treatment of Business Combination

The merger with SGE is an acquisition of the non-controlling interests of a consolidated subsidiary of FG and will be accounted for as an equity transaction in accordance with ASC 810-10-45-22 through ASC 810-10-45-24. The carrying amount of the non-controlling interest will be adjusted to reflect the change in ownership interest in SGE. Any difference between the amount by which the non-controlling interest is adjusted and the fair value of the consideration paid or received will be recognized in equity/APIC and attributed to the equity holders of the parent in accordance with ASC 810-10-45-23.

Material U.S. Federal Income Tax Consequences

For U.S. federal income tax purposes, SGE and FG Québec intend that the Business Combination will (i) be treated as a single integrated transaction and (ii) qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

A holder of SGE Common Shares will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of such holder’s SGE Common Shares for shares of FG Common Stock in the Business Combination.

The discussion of U.S. federal income tax consequences of the Business Combination contained in this joint proxy statement/prospectus is intended to provide only a general summary and is not a complete analysis or description of all potential U.S. federal income tax consequences of the Business Combination. The discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address the effects of any non-U.S., state, or local tax laws.

For a more complete discussion of the material U.S. federal income tax consequences of the Business Combination, see the section titled “Material U.S. Federal Income Tax Consequences” beginning on page 53.

Material Differences in Securityholder Rights

If the Business Combination is completed, SGE stockholders will receive shares of FG Common Stock and they will cease to be stockholders of SGE. FG is organized under the laws of the State of Nevada. SGE is organized under the laws of the province of British Columbia. A summary of the material differences between (1) the current rights of FG Stockholders under Nevada law and the FG’s governing documents and (2) the current rights of holders of SGE Stockholders under British Columbian law and SGE’s governing documents is included in the section titled “Comparison of Rights of FG Stockholders and SGE Stockholders” beginning on page 37.

Directors and Executive Officers

Upon consummation of the Business Combination, SGE stockholders will be stockholders of FG. It is anticipated that the current executive officers and directors of FG will remain the same, except that Todd Major, who currently serves as the CFO of SGE (and formerly served as the CFO of FG Group Holdings Inc prior to its merger with FG), is expected to serve as an Executive Officer and as the Chief Accounting Officer and Principal Accounting Officer of FG.

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FG’s Reasons for the Business Combination

In reaching its decision to adopt and approve the Business Combination, the Special Committee of the FG Board of Directors and the FG Board evaluated the Arrangement Agreement, Plan of Arrangement, and the other contemplated transactions in consultation with FG’s management, as well as FG’s advisors, and considered a number of factors. The management of FG and the FG Board, after careful study and evaluation of the economic, financial, legal and other factors, and upon recommendation by the Special Committee of the FG Board, believe the Business Combination could provide FG with reduced compliance and overhead costs, enhanced focus on activities with attractive returns, and an increased opportunity for profitable expansion of its business, which in turn should benefit FG stockholders. For a more detailed discussion of FG’s reasons for the Business Combination, see the section titled “Arrangement Agreement and Plan of Arrangement – FG’s Reasons for the Business Combination” beginning on page 28.

SGE’s Reasons for the Business Combination; Recommendation of the SGE Board of Directors

The SGE Board recommends that the SGE stockholders approve the Business Combination and adopt and approve the Arrangement Agreement, Plan of Arrangement and the other contemplated transactions, as well as the other matters being submitted for approval by the SGE stockholders. The Special Committee of the SGE Board of Directors and the SGE Board believe the Arrangement Consideration to SGE stockholders is fair, advisable and in the best interests of SGE and its stockholders. The management of SGE and the SGE Board, after careful study and evaluation of the economic, financial, legal and other factors, and upon recommendation by the Special Committee of the SGE Board, believe the Business Combination could provide FG with reduced compliance and overhead costs, and an increased opportunity for profitable expansion of its business, which in turn should benefit SGE stockholders who become stockholders of FG. For a more detailed discussion of SGE’s reasons for the Business Combination and the SGE Board of Directors’ recommendation, see the section titled “The Business Combination-SGE’s Reasons for the Business Combination; Recommendation of the SGE Board of Directors” beginning on page 11.

Dissent Rights

SGE stockholders are entitled to dissent rights under the BACA. For more information, see the section titled “Dissent Rights” beginning on page 58.

Interests of SGE’s Directors and Executive Officers in the Business Combination

When SGE stockholders consider the recommendation of the SGE Board of Directors in favor of the Business Combination and other proposals being submitted to SGE stockholder, SGE stockholders should keep in mind that SGE directors and officers may have interests in the Business Combination that may be different from or in addition to (and which may conflict with) their interests. Please see the sections titled “Risk Factors” and “Certain Relationships and Related Person Transactions” of this joint proxy statement/prospectus for a further discussion of these interests and other risks.

Opinion of SGE’s Financial Advisor

SGE engaged Intrinsic, LLC as financial advisor to SGE in connection with the Business Combination. In connection with this engagement, Intrinsic, LLC delivered a written opinion, dated May 30, 2024, to the SGE Board of Directors (the “Fairness Opinion”), to the effect that, as of the date of the Fairness Opinion and based upon and subject to the assumptions, conditions and limitations set forth therein, the Business Combination is fair to the holders of SGE Common Shares from a financial point of view.

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The full text of the Fairness Opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the Fairness Opinion, is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference. The description of the Fairness Opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by the full text of such Fairness Opinion. The Fairness Opinion was provided for the use and benefit of the SGE Board of Directors (in its capacity as such and not in any other capacity) in its evaluation of the Business Combination (and, in its engagement letter, Intrinsic, LLC provided its consent to the inclusion of the text of the Fairness Opinion as part of this joint proxy statement/prospectus). The members of the SGE Board of Directors considered a wide variety of factors in connection with their evaluation of the Business Combination, including the Fairness Opinion. Intrinsic, LLC’s only opinion is the formal written opinion Intrinsic, LLC has expressed as to whether, as of the date of such opinion, the Business Combination is fair to the holders of SGE Common Shares from a financial point of view.

The Fairness Opinion does not constitute a recommendation to proceed with the Business Combination. The Fairness Opinion did not address any other aspect or implications of the Business Combination and the Fairness Opinion does not constitute an opinion, advice or recommendation as to how any securityholder of SGE should vote at the Meetings. In addition, the Fairness Opinion did not in any manner address the prices at which the securities of FG would trade following the consummation of the Business Combination or at any time.

Emerging Growth Company

SGE is currently an “emerging growth company,” as defined in the Securities Act, as modified by the Jumpstart Our Business Startups Act (“JOBS Act”). SGE has taken advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in SGE’s periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, stockholders of SGE may not have access to certain information they may deem important.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. SGE has not elected to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, SGE, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of SGE financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Recent Developments

On April 16, 2024, FG completed the sale of its Digital Ignition building and wholly owned subsidiary for proceeds of $6.5 million. FG received approximately $1.3 million in net cash proceeds, after payment of closing costs and repayment of the $4.9 million real estate loan at closing. In connection with the sale of the land and building, the Company recorded a non-cash impairment charge of approximately $1.4 million to adjust the carrying value of the assets to the fair market value less costs to sell.

On May 3, 2024, SGE entered into an agreement to transfer its Strong/MDI subsidiary to FG Acquisition Corp, a special purpose acquisition company (“FGAC”). If the MDI acquisition by FGAC successfully closes, SGE would receive: (i) cash, in an amount equal to 25% of the net proceeds of a concurrent private placement, if any, (ii) preferred shares of FGAC with an initial preferred share redemption amount of $9.0 million, and (iii) common shares of FGAC equal to (a) $30 million (as adjusted pursuant to the MDI acquisition agreement) minus (x) the cash consideration and (y) the preferred shares, divided by (b) $10.00. If the MDI acquisition does not close, SGE would continue to own and operate its Strong/MDI subsidiary. Additional information regarding the Strong/MDI transaction is provided in the section titled, “Certain Relationships and Related Person Transactions – MDI Acquisition.”

Risk Factors

In evaluating the Plan of Arrangement and the Arrangement, including the issuance of shares of FG Common Stock in the Arrangement, you should carefully read this joint proxy statement/prospectus and give special consideration to the factors discussed in the section entitled “Risk Factors” beginning on page 13 and in FG’s Annual Report on Form 10-K for the year ended December 31, 2023, FG’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC on May 20, 2024, and the SGE Annual Report, and in other documents incorporated by reference into this joint proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” beginning on page 61 of this joint proxy statement/prospectus for the location of information incorporated by reference into this joint proxy statement/prospectus.

Holders

As of the Record Date, there were 107 holders of record of FG Common Stock, one holder of record of FG Series A Preferred and 34 holders of record of SGE Common Shares. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose FG Common Stock, FG Series A Preferred and SGE Common Shares are held of record by banks, brokers and other financial institutions.

Dividend Policy

FG has not paid any cash dividends on its FG Common Stock to date and does not intend to pay cash dividends prior to or following the completion of the Business Combination. FG has 894,580 shares of FG 8.00% Cumulative Preferred Stock outstanding which FG pays dividends quarterly.

SGE has not paid any cash dividends on its SGE Common Shares to date and does not intend to pay cash dividends prior to the completion of the Business Combination.

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UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On May 31, 2024, FG and SGE entered into the Arrangement Agreement that will result in FG acquiring the remaining 24% noncontrolling interest in SGE, which is and has been a consolidated subsidiary of FG. The transaction will result in FG issuing approximately 2.9 million common shares in exchange for the 1.9 million shares of SGE not already owned by FG.

Prior to the Arrangement Agreement, FG owned approximately 76% of the outstanding common shares of SGE and consolidates SGE in its historical consolidated financial statements. Because the results of SGE are already included in the consolidated financial statements of FG, the only two adjustments to the historical financial statements are to reclassify the noncontrolling interest within equity in the balance sheet and the income attributable to noncontrolling interest holders in the income statement. Therefore, the pro forma financial information is presented in a narrative format with the effects described in the following paragraphs

The pro forma consolidated balance sheet as of March 31, 2024 gives effect to the Merger as if it had been completed on March 31, 2024. The pro forma consolidated balance sheet would reflect an adjustment to eliminate the noncontrolling interest balance of $1.8 million and increase Common Stock and Additional Paid In Capital by a like amount. There would be no changes to total assets, total liabilities or total shareholders’ equity.

The pro forma consolidated income statement for the three months ended March 31, 2024 gives effect to the Merger as if the transaction had occurred on January 1, 2024. The pro forma consolidated statement of operations would reflect an adjustment to reclassify the net loss attributable to noncontrolling interests of $17 thousand to net loss attributable to controlling interests. Pro forma net loss attributable to controlling interests would have changed by $17 thousand to $4.4 million for the three months ended March 31, 2024. Pro forma basic and diluted loss per common share would have been unchanged for the three months ended March 31, 2024.

The pro forma consolidated income statement for the year ended December 31, 2023 gives effect to the Merger as if the transaction had occurred on January 1, 2023. The pro forma consolidated statement of operations would reflect an adjustment to reclassify the net loss attributable to noncontrolling interests of $564 thousand to net loss attributable to controlling interests. Pro forma net loss attributable to controlling interests would have been increased from $14.1 million to $14.6 million for the year ended December 31, 2023. Pro forma basic and diluted loss per common share would have changed by $0.03 per share for the year ended December 31, 2023.

RISK FACTORS

You should carefully consider all the following risk factors, together with all of the other information included or incorporated by reference in this joint proxy statement/prospectus, including the financial information, before deciding whether or how to vote or instruct your vote to be cast to approve the proposals described in this joint proxy statement/prospectus.

The value of your investment following consummation of the Business Combination will be subject to significant risks affecting, among other things, the combined company’s business, financial condition or results of operations. If any of the events described below occur, the post-Business Combination business and financial results could be adversely affected in material respects. This could result in a decline, which may be significant, in the trading price of FG’s securities and you therefore may lose all or part of your investment. The risk factors described below are not necessarily exhaustive and you are encouraged to perform your own investigation with respect to the businesses of FG and SGE.

Risks Related to the Business Combination

An investment by SGE stockholders in FG Common Stock as a result of the exchange of shares of SGE Common Stock for shares of FG Common Stock in the Arrangement involves certain risks. Certain material risks and uncertainties connected with the Plan of Arrangement and the transactions contemplated thereby, including the Arrangement, and ownership of FG Common Stock are discussed below. In addition, FG and SGE discuss certain other material risks connected with the ownership of FG Common Stock and with FG’s business, and with the ownership of SGE Common Stock and SGE’s business, respectively, under the caption “Risk Factors” appearing in their Annual Reports on Form 10-K most recently filed with the SEC and may include additional or updated disclosures of such material risks in their subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that have been filed with the SEC or may be filed with the SEC after the date of this proxy statement/prospectus, each of which report is or will be incorporated by reference in this proxy statement/prospectus.

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You should carefully read and consider all of these risks and all other information contained in this proxy statement/prospectus, including the discussions of risk factors included in the documents incorporated by reference. The risks described herein and in those documents incorporated by reference may adversely affect the value of FG Common Stock that you, as an existing SGE stockholder, will hold upon the completion of the Arrangement, and could result in a significant decline in the value of FG Common Stock and cause the current FG stockholders and the SGE stockholders to lose all or part of their respective investments in FG Common Stock.

Risks Relating to the Arrangement

Because the exchange ratio is fixed and the market price of FG Common Stock may fluctuate, FG stockholders cannot be certain of the market value of the Arrangement Consideration they will receive.

In the Arrangement, each share of SGE Common Stock issued and outstanding immediately prior to the Effective Time (other than certain shares held by FG) will be converted into 1.5 shares of FG Common Stock. This exchange ratio is fixed and will not be adjusted for changes in the market price of either FG Common Stock or SGE Common Stock. Changes in the price of FG Common Stock prior to the Arrangement will affect the value that SGE stockholders will receive in the Arrangement. Neither FG nor SGE is permitted to terminate the Arrangement Agreement or Plan of Arrangement as a result, in and of itself, of any increase or decrease in the market price of FG Common Stock or SGE Common Stock.

Stock price changes may result from a variety of factors, including general market and economic conditions, regulatory considerations, including changes in U.S. monetary policy and its effect on global financial markets and on interest rates, changes in FG’s or SGE’s businesses, operations and prospects, major catastrophes such as earthquakes, floods or other natural or human disasters, including infectious disease outbreaks, and any related disruption to local, regional and global economic activity and financial markets, and the impact that any of the foregoing may have on FG or SGE or the customers or other constituencies of FG or SGE, many of which factors are beyond FG’s or SGE’s control. Therefore, during the pendency of the SGE proxy solicitation and at any given time prior to the consummation of the Arrangement, FG stockholders and SGE stockholders will not know the market value of the consideration to be received by SGE stockholders at the Effective Time. You should obtain current market quotations for shares of FG Common Stock and for shares of SGE Common Stock.

The market price of FG Common Stock after the Arrangement may be affected by factors different from those affecting the shares of FG Common Stock or SGE Common Stock currently.

In the Arrangement, SGE stockholders will become FG stockholders. FG’s business differs from that of SGE. Accordingly, the results of operations of FG after the consummation of the Arrangement and the market price of FG Common Stock after the completion of the Arrangement may be affected by factors different from those currently affecting the independent results of operations of each of FG and SGE. For a discussion of the businesses of FG and SGE and of certain factors to consider in connection with those businesses, see the documents incorporated by reference in this joint proxy statement/prospectus and referred to under “Where You Can Find More Information” beginning on page 61.

FG and SGE are expected to incur significant costs related to the Arrangement and integration.

FG and SGE have incurred and expect to incur certain non-recurring costs associated with the Arrangement. These costs include legal, financial advisory, accounting, consulting and other advisory fees, insurance, public company filing fees and other regulatory fees, printing costs and other related costs. Some of these costs are payable by either FG or SGE regardless of whether or not the Arrangement is completed.

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The combined company may also incur expenses in connection with the integration of operations. There are many factors that could affect the total amount or the timing of the integration costs. Moreover, many of the costs that will be incurred are, by their nature, difficult to estimate accurately. These integration costs may result in FG taking charges against earnings following the completion of the Arrangement, and the amount and timing of such charges are uncertain at present.

Integrating the companies’ businesses may be more difficult, costly or time consuming than expected and FG and SGE may fail to realize the anticipated benefits of the Arrangement.

The success of the Arrangement will depend, in part, on the ability to realize the anticipated cost savings and synergies from combining FG and SGE. If FG and SGE are not able to successfully achieve these objectives, the anticipated benefits of the Arrangement may not be realized fully or at all or may take longer to realize than expected. In addition, the actual cost savings and anticipated benefits of the Arrangement could be less than anticipated, and integration may result in additional unforeseen expenses.

FG and SGE have operated and, until the completion of the Arrangement, will continue to operate, independently. The success of the Arrangement will depend, in part, on FG’s ability to successfully combine and integrate the businesses of both companies in a manner that does not materially disrupt existing operations or result in decreased revenue or reputational harm. It is possible that the integration process could result in the loss of key employees, the disruption of either company’s ongoing businesses, difficulties in integrating operations and systems, including communications systems, administrative and information technology infrastructure and financial reporting and internal control systems, or inconsistencies in standards, controls, procedures and policies that adversely affect the companies’ ability to maintain relationships with clients, customers and employees or to achieve the anticipated benefits and cost savings of the Arrangement. Integration efforts between the two companies may also divert management attention and resources. These integration matters could have an adverse effect on each of FG and SGE during this transition period and for an undetermined period after completion of the Arrangement on FG.

The businesses and operations of each of FG, SGE and the combined company following the completion of the Arrangement may be adversely affected in numerous and complex ways, including as a result of adverse economic conditions, natural and human disasters or other international or domestic calamities.

Each of FG’s and SGE’s businesses and operations are sensitive to general business and economic conditions in the United States. Uncertainty about federal fiscal monetary and related policies, the medium and long-term fiscal outlook of the federal government, and future tax rates is a concern for businesses, consumers and investors in the United States. Changes in any of these policies are influenced by macroeconomic conditions and other factors that are beyond the control of FG and SGE.

In addition, adverse economic, social and political conditions in the United States and in foreign countries, including adverse conditions resulting from natural disasters, acts of terrorism, outbreaks of hostilities or other domestic or international calamities, epidemics and pandemics, and other matters beyond the control of FG and SGE, and the government policy responses to such conditions, could have an adverse effect on the businesses, financial condition, results of operations, prospects and trading prices of each of FG and SGE during the time the Arrangement is pending and on FG and its subsidiaries following the completion of the Arrangement. All of these factors could be detrimental to FG’s, SGE’s and the combined company’s businesses, and the interplay between these factors can be complex and unpredictable.

 FG may be unable to retain current FG or SGE personnel successfully while the Arrangement is pending or after the Arrangement is completed.

The success of the Business Combination will depend in part on FG’s ability to retain the talents and dedication of key employees and officers currently employed by FG and SGE. It is possible that these employees and officers may decide not to remain with FG or SGE, as applicable, while the Arrangement is pending or with FG (or its respective subsidiaries) after the Arrangement is consummated. If FG and SGE are unable to retain key employees, including management, who are critical to the successful integration and future operations of the companies, FG and SGE could face disruptions in their operations, loss of existing customers, loss of key information, expertise or know-how and unanticipated additional recruitment costs. In addition, if key employees terminate their employment, FG’s business activities after completion of the Arrangement may be adversely affected and management’s attention may be diverted from successfully integrating FG and SGE to hiring suitable replacements, all of which may cause FG’s business to suffer. In addition, FG and SGE may not be able to locate or retain suitable replacements for any key employees who leave either company.

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The unaudited pro forma condensed combined financial information included in this joint proxy statement/prospectus is preliminary and the actual financial condition and results of operations of FG after the Arrangement may differ materially.

The unaudited pro forma condensed combined financial information in this joint proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what FG’s actual financial condition or results of operations would have been had the Arrangement been completed on the dates indicated. The unaudited pro forma condensed combined financial information does not reflect anticipated synergies, operating efficiencies cost savings result from the Arrangement or integration costs that may be incurred. Accordingly, actual results may differ materially from the pro forma adjustments reflected in this joint proxy statement/prospectus. For more information, see the section entitled “Unaudited Pro Forma Combined Financial Information” beginning on page 13.

Certain of FG’s and SGE’s directors and executive officers may have interests in the Arrangement that may differ from, or may be in addition to, the interests of FG stockholders and SGE stockholders generally.

FG stockholders and SGE stockholders should be aware that some of FG’s and SGE’s directors and executive officers may have interests in the Arrangement and have arrangements that are different from, or in addition to, the interests or arrangements of FG stockholders and SGE stockholders generally. These interests and arrangements may create potential conflicts of interest. The FG Board of Directors and the SGE Board of Directors were aware of these respective interests and considered these interests, among other matters, when making their decisions to approve and adopt the Arrangement Agreement, the Plan of Arrangement, and the other contemplated transactions, and in recommending that SGE stockholders approve and adopt the Business Combination. For a more complete description of these interests, please see the sections entitled “Certain Relationships and Related Person Transactions” beginning on page 49.

The Arrangement Agreement and Plan of Arrangement may be terminated in accordance with their terms and the Arrangement may not be completed, which could negatively affect FG and/or SGE.

If the Arrangement is not completed for any reason, including as a result of SGE Stockholders failing to approve the Business Combination, there may be various adverse consequences and FG and/or SGE may experience negative reactions from the financial markets and from their respective customers and employees. For example, FG’s or SGE’s businesses may have been affected adversely by the failure to pursue other beneficial opportunities due to the focus of management on the Arrangement, without realizing any of the anticipated benefits of completing the Arrangement. Additionally, if the Arrangement Agreement and Plan of Arrangement are terminated, the market price of FG Common Stock or SGE Common Stock could decline to the extent that the current market prices reflect a market assumption that the Arrangement will be completed.

Additionally, each of FG and SGE has incurred and will incur substantial one-time expenses in connection with the negotiation and completion of the transactions contemplated by the Arrangement Agreement and Plan of Arrangement, as well as the costs and expenses of filing, printing and mailing this proxy statement/prospectus, and all filing and other fees paid to the SEC in connection with the Arrangement. If the Arrangement is not completed, FG and SGE would have to pay these expenses without realizing the expected benefits of the Arrangement.

FG and SGE will be subject to business uncertainties while the Arrangement is pending.

Uncertainty about the effect of the Arrangement on employees and customers may have an adverse effect on FG and SGE. These uncertainties may impair FG’s or SGE’s ability to attract, retain and motivate key personnel until the Arrangement is completed, and could cause customers and others that deal with FG or SGE to seek to change existing business relationships with FG or SGE.

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The shares of FG Common Stock to be received by SGE stockholders as a result of the Arrangement will have different rights from the shares of SGE Common Stock.

In the Arrangement, SGE stockholders will become FG stockholders and their rights as FG stockholders will be governed by FG’s governing documents. The rights associated with FG Common Stock are different from the rights associated with FG Common Stock. See the section titled “Comparison of Rights of FG Stockholders and SGE Stockholders” beginning on page 37 for a discussion of the rights associated with FG Common Stock.

SGE stockholders will have a reduced ownership and voting interest in FG after the Arrangement and will exercise less influence over management.

FG stockholders and SGE Common Stock currently have the right to vote in the election of the board of directors and on other matters affecting FG and SGE, respectively. When the Arrangement is completed, each holder of SGE Common Stock who receives shares of FG Common Stock will become a holder of FG Common Stock, with a percentage ownership of FG that is smaller than the holder’s percentage ownership of SGE. Because  of this, SGE stockholders may have less influence on the management and policies of FG than they now have on the management and policies of SGE.

The dilution caused by the issuance of shares of FG Common Stock in connection with the Arrangement may adversely affect the market price of FG Common Stock.

In connection with the payment of the Arrangement Consideration, based on the current number of shares of SGE Common Stock outstanding, FG expects to issue approximately 2.9 million shares of FG Common Stock to SGE stockholders. The dilution caused by the issuance of these new shares of FG Common Stock may result in fluctuations in the market price of FG Common Stock, including a stock price decrease.

Independent members of the SGE Board have obtained an opinion from an unaffiliated third party as to the fairness of the exchange ratio to the holders of SGE Common Stock.

The Special Committee consisting of independent members of the SGE Board obtained an opinion from Intrinsic, which supports the exchange ratio as fair to the holders of SGE Common Stock from a financial point of view. There is no assurance of the accuracy of this report and holders of SGE Common Stock receiving FG Common Stock as a result of the Arrangement could experience a loss as a result of decreasing stock prices. The full text of the written opinion, dated May 30, 2024, of Intrinsic, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this joint proxy statement/prospectus and is incorporated by reference herein in its entirety.

See “Summary of Joint Proxy Statement/Prospectus — Fairness Opinion of SGE’s Financial Advisor” on page 9 of this joint proxy statement/prospectus for more information.

SGE stockholders will have dissent rights with respect to the Arrangement.

Dissent rights are statutory rights that, if applicable under law, enable security holders to dissent from an extraordinary transaction, such as an arrangement, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to security holders in connection with the extraordinary transaction.

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Under Sections 237-247 of the BCBCA, the SGE stockholders will be entitled to appraisal or dissent rights in connection with the Arrangement. If any of the SGE stockholders choose to exercise their dissent rights it will require FG to set aside and not distribute that portion of FG shares which are attributable to the commons stock for which dissent rights have been exercised. Additionally, it may slow or hinder the expected synergies from the Arrangement. See the section entitled “Dissent Rights” beginning on page 58 for more information on the dissent rights associated with SGE Common Stock and the Arrangement.

Litigation related to the Arrangement could prevent or delay completion of the Arrangement or otherwise negatively affect the business and operations of FG and SGE.

FG and SGE may incur costs in connection with the defense or settlement of any stockholder lawsuits filed in connection with the Arrangement. Such litigation could have an adverse effect on the financial condition and results of operations of FG and SGE and could prevent or delay the completion of the Arrangement.

If the Business Combination does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the U.S. holders of SGE Common Shares may be required to pay U.S. federal income taxes.

Although SGE and FG Québec intend that the Business Combination will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, it is possible that the IRS may assert that the Business Combination fails to qualify as such. If the IRS were to be successful in any such contention, or if for any other reason the arrangement were to fail to qualify as a “reorganization,” each holder of SGE Common Shares would recognize a gain or loss with respect to all such holder’s SGE Common Shares based on the difference between (i) the fair market value of the FG Common Stock received and (ii) that holder’s tax basis in such SGE Common Shares. For U.S. holders, any such gain would generally be subject to tax at capital gains rates, and the deductibility of any such loss would be subject to limitations; for non-U.S. holders, any gain recognized would be subject to U.S. federal income tax only if connected with a U.S. trade or business (and, if applicable, attributable to a U.S. permanent establishment) or the non-U.S. holder is an individual present in the United States for 183 or more days during the taxable year of the disposition and certain other requirements are met. For additional information regarding the U.S. federal income tax consequences if the Business Combination were to fail to qualify as a “reorganization,” see the discussion under the section entitled “Material U.S. Federal Income Tax Consequences” beginning on page 53.

Risks Relating to FG’s Business

You should read and consider risk factors specific to FG’s business. These risks are described in the sections entitled “Risk Factors” in FG’s Annual Report on Form 10-K for the year ended December 31, 2023, FG’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and in other documents incorporated by reference into this joint proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” beginning on page 61 of this joint proxy statement/prospectus for the location of information incorporated by reference into this joint proxy statement/prospectus.

Risks Relating to SGE’s Business

You should read and consider risk factors specific to SGE’s business. These risks are described in the sections entitled “Risk Factors” in the SGE Annual Report and in other documents incorporated by reference into this joint proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” beginning on page 61 of this joint proxy statement/prospectus for the location of information incorporated by reference into this joint proxy statement/prospectus.

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THE SGE STOCKHOLDER MEETING

Proposals

PROPOSAL 1 — APPROVAL OF ARRANGEMENT AGREEMENT, PLAN OF ARRANGEMENT AND RELATED TRANSACTIONS

The SGE Board of Directors is providing these proxy solicitation materials to those SGE stockholders who are being requested to approve the Business Combination and adopt and approve the Arrangement Agreement and Plan of Arrangement and the transactions contemplated thereby (the “SGE Arrangement Proposal”) by voting “FOR” the Arrangement Proposal. For more information regarding the Arrangement Agreement and Plan of Arrangement, see the section titled, “Arrangement Agreement and Plan of Arrangement” beginning on page 24.

Business Combination

The SGE Board, upon recommendation of the Special Committee of the SGE Board, has approved and recommends that the SGE stockholders approve the Arrangement Agreement and Plan of Arrangement as follows:

1.1 The arrangement (the “Arrangement”) pursuant to section 288 of the Business Corporations Act (British Columbia) (the “BCBCA”) involving Strong Global Entertainment, Inc. (the “Company”), FG Holdings Québec Inc., and 1483530 B.C. Ltd. (“Subco”), as contemplated in the arrangement agreement (the “Arrangement Agreement”) among the Company, Subco and FG Holdings Québec Inc. dated May 30, 2024, all as more particularly described and set forth in the joint proxy statement/prospectus of SGE dated [●] accompanying the notice of this meeting (as the Arrangement may be amended, restated, supplemented or novated from time to time in accordance with its terms) is hereby authorized, approved and adopted.

1.2 The plan of arrangement, as it has been or may be modified, supplemented or amended in accordance with the Arrangement Agreement and its terms, (the “Plan of Arrangement”), the full text of which is set out as Annex A-2 to the joint proxy statement/prospectus, is hereby authorized, approved and adopted.

1.3 The Arrangement Agreement and all the transactions contemplated therein, the actions of the directors of the Company in approving the Arrangement and the Arrangement Agreement and the actions of the directors and officers of the Company in executing and delivering the Arrangement Agreement and any modifications, supplements or amendments thereto, are hereby ratified and approved.

1.4 The Company is hereby authorized to apply for a final order from the Supreme Court of British Columbia (the “Court”) to approve the Arrangement on the terms set forth in the Arrangement Agreement and the Plan of Arrangement (as they may be, or may have been, modified, supplemented or amended from time to time in accordance with their terms).

1.5 Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the security holders of the Company entitled to vote thereon or that the Arrangement has been approved by the Court, the directors of the Company are hereby authorized and empowered, at their discretion, without further notice to or approval of the security holders of the Company: (i) to amend or modify the Arrangement Agreement or the Plan of Arrangement, to the extent permitted by their terms; and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement and any related transactions.

1.6 Any one director or officer of the Company be and is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed and to deliver or cause to be delivered, under the corporate seal of the Company or otherwise, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person’s opinion may be necessary or desirable to give full force and effect to the foregoing resolutions and the matters authorized thereby, the Arrangement Agreement and the completion of the Plan of Arrangement in accordance with the terms of the Arrangement Agreement and the matters authorized thereby, including:

(a)	all actions required to be taken by or on behalf of the Company, and all necessary filings and obtaining the necessary approvals, consents and acceptances of the appropriate regulatory authorities; and

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(b)	the signing of the certificates, consents and other documents or declarations required under the Arrangement Agreement or otherwise to be entered into by the Company, such determination, in each case, to be conclusively evidenced by the execution and delivery of such other document or instrument or the doing of any other such act or thing.

Required Vote

Approval of the SGE Arrangement Proposal requires an affirmative vote of two-thirds (2/3) of the votes properly cast at the SGE Stockholder Meeting. Proxies marked “ABSTAIN” and broker non-votes will not be considered as votes cast for or against Proposal 1 and will have no effect on the outcome of the proposal.

Recommendation of the SGE Board

THE SGE BOARD RECOMMENDS THAT THE SGE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF ARRANGEMENT AND THE PLAN OF ARRANGEMENT.

SGE Stockholders Dissent Rights

SGE Stockholders are entitled to appraisal or dissent rights under the BCBCA. For more information, see the section entitled “Dissent Rights” beginning on page 58.

PROPOSAL 2 — RECEIVE AUDITED FINANCIAL STATEMENTS OF SGE FOR FISCAL YEAR ENDED DECEMBER 31, 2023

The audited financial statements of SGE for the year ended December 31, 2023 and the auditors’ report thereon will be placed before the SGE stockholders at the SGE Stockholder Meeting for their consideration and were sent to such stockholders together with the report of the auditors therein, as part of the accompanying joint proxy statement/prospectus. No formal action will be taken at the SGE Stockholder Meeting to approve the financial statements, which have been approved by the SGE Board of Directors in accordance with applicable corporate and securities legislation. Any questions regarding the financial statements may be brought forward at the SGE Stockholder Meeting.

PROPOSAL 3 — NUMBER OF DIRECTORS

SGE’s Board of Directors currently consists of five directors, each serving a one-year term. The Nominating and Corporate Governance Committee and the Board recommend that the number of directors be set at five and that five directors be elected at the SGE Stockholder Meeting to serve until the 2025 Annual Meeting or until their successors are duly elected and qualified.

Required Vote

Approval of the proposal to set the number of directors at five requires the affirmative vote of a majority of the votes properly cast at the SGE Stockholder Meeting. Therefore, proxies marked “ABSTAIN” will have no impact on the outcome. Properly executed proxies submitted pursuant to this solicitation will be voted “FOR” the fixing of the number of directors marked on the proxy, unless specified otherwise.

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THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” FIXING THE NUMBER OF DIRECTORS AT FIVE DIRECTORS.

Notwithstanding the foregoing, assuming consummation of the Business Combination, the results of this Proposal will no longer be relevant as SGE will become a wholly owned indirect subsidiary of FG and will no longer operate as an independent company following the closing of the Business Combination.

PROPOSAL 4 — ELECTION OF DIRECTORS

SGE’s Board of Directors currently consists of five directors, each serving a one-year term. Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Mark Roberson, D. Kyle Cerminara, Richard E. Govignon, Jr., Marsha G King, and John W. Struble to stand for election at the SGE Stockholder Meeting, with each director holding office for a term of one year and until his or her successor has been duly elected and qualified or until his or her earlier death, retirement, resignation, or removal.

Directors and Director Nominee Standing for Election:

Set forth below is information about each of the Company’s directors and executive officers, including ages as of June 26, 2024.

Name	Age	Position
Directors:

Mark Roberson	59	Director and Chief Executive Officer
D. Kyle Cerminara	46	Chairman of the Board of Directors
Richard E. Govignon, Jr.	47	Director
Marsha G. King	57	Director
John W. Struble	48	Director

Biographical information for each Director can be found in Item 10 of the SGE Annual Report, which is incorporated herein by reference.

Legal Proceedings

The information contained in the section entitled “Legal Proceedings” in Part III, Item 10 of the SGE Annual Report is incorporated by reference herein.

Related Person Transactions and Policy

The information contained in the “Certain Relationships and Related Person Transactions” on page 49 of this joint proxy statement/prospectus and in the section entitled “Policy for Approval of Related Person Transaction” in Part III, Item 10 of the SGE Annual Report is incorporated by reference herein.

Section 16(a) Beneficial Ownership Reporting Compliance

The information contained in the section entitled “Section 16(a) Beneficial Ownership Reporting Compliance” in Part III, Item 10 of the SGE Annual Report is incorporated by reference herein.

Corporate Governance

The information regarding SGE director independence and the SGE Board of Directors and its committees contained in the section entitled “Director Independence and Controlled Company Exception” in Part III, Item 13 of the SGE Annual Report and the sections entitled “Board of Directors,” “Audit Committee,” “Compensation Committee,” and “Nominating and Corporate Governance Committee” in Part III, Item 10 of the SGE Annual Report is incorporated by reference herein.

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During 2023, the SGE Board of Directors held eight meetings (including regularly scheduled and special meetings), the SGE Audit Committee held four meetings, the SGE Compensation Committee held two meetings, the SGE Nominating and Corporate Governance Committee held one meeting, and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served. Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend.

Insider Trading Policies

SGE has adopted insider trading policies pursuant to its Code of Business Conduct and Ethics, under which all SGE employees, directors and agents are prohibited from profiting from undisclosed information relating to SGE or any other company in violation of insider trading or other laws. The full text of the SGE Code of Business Conduct and Ethics has been posted on the investor relations section of the SGE website.

Required Vote

The election of a director requires the affirmative vote of a plurality of the votes properly cast. A “plurality” means that the individuals who receive the largest number of votes are elected as directors, up to the maximum number of directors to be elected at the meeting. Therefore, proxies marked “WITHHOLD” and broker non-votes will have no impact on the election of directors. Properly executed proxies submitted pursuant to this solicitation will be voted “FOR” the election of the directors marked on the proxy, unless specified otherwise.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF MARK ROBERSON, D. KYLE CERMINARA, RICHARD E. GOVIGNON, JR., MARSHA G. KING, AND JOHN W. STRUBLE, AS DIRECTORS.

Notwithstanding the foregoing, assuming consummation of the Business Combination, the results of this Proposal will no longer be relevant as SGE will become a wholly owned indirect subsidiary of FG and will no longer operate as an independent company following the closing of the Business Combination.

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PROPOSAL 5 — RATIFICATION OF APPOINTMENT OF HASKELL & WHITE LLP AS SGE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024

At the SGE Stockholder Meeting, stockholders will be asked to ratify the appointment of Haskell & White LLP (“Haskell & White”) as SGE’s independent registered public accounting firm for the year ending December 31, 2024. The Audit Committee of SGE’s Board of Directors has appointed Haskell & White as SGE’s independent registered public accounting firm for the year ending December 31, 2024. Haskell & White also served as SGE’s independent registered public accounting firm for the year ended December 31, 2023 and has served as SGE’s independent registered public accounting firm since 2021. If stockholders do not ratify the appointment of Haskell & White, the Board may consider the selection of other independent registered public accounting firms for the year ending December 31, 2024, but will not be required to do so.

Stockholder ratification of the appointment of Haskell & White is not required. However, the SGE Board of Directors is submitting the appointment of Haskell & White to the stockholders for ratification as a matter of good corporate governance. Even if the appointment is ratified, the SGE Board of Directors, in its discretion, may direct the appointment of a different independent registered public accounting firm for 2024 if the Board of Directors feels that such a change would be in the best interests of SGE and its stockholders.

In considering the reappointment of Haskell & White as SGE’s independent registered public accounting firm, the Audit Committee considered Haskell & White’s qualifications, experience, independence, tenure as the independent registered public accounting firm, and its related depth of understanding of SGE’s businesses, operations and systems. The Audit Committee and the Board of Directors believe that the continued retention of Haskell & White as SGE’s independent registered public accounting firm is in the best interests of SGE and its stockholders at this time.

Required Vote

Ratification requires an affirmative vote of a majority of the votes properly cast at the SGE Stockholder Meeting. Therefore, proxies marked “ABSTAIN” will have no impact on the outcome. Properly executed proxies submitted pursuant to this solicitation will be voted “FOR” the ratification of the appointment of Haskell & White LLP, unless specified otherwise.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF HASKELL & WHITE LLP AS SGE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

Notwithstanding the foregoing, assuming consummation of the Business Combination, the results of this Proposal will no longer be relevant as SGE will become a wholly owned indirect subsidiary of FG and will no longer operate as an independent company following the closing of the Business Combination.

Principal Accountant Fees and Services

The consolidated financial statements for the years ended December 31, 2023 and 2022 have been audited by Haskell & White, as independent registered public accounting firm. SGE’s Audit Committee requires that management obtain the prior approval of the Audit Committee for all audit and permissible non-audit services to be provided by Haskell & White. Fees for all services provided by Haskell & White were pre-approved by the Audit Committee.

	2023	2022
Audit Fees(1)	$329,900	$170,200
Audit-Related Fees(2)	32,000	83,100
Tax Fees	-	-
All Other Fees	-	-
Total	$361,900	$253,300

(1)	Includes fees for professional services rendered during the fiscal year for the audit of SGE’s annual financial statements and for reviews of the financial statements included in its quarterly reports on Form 10-Q.

(2)	Includes fees for services that generally only the independent registered public accounting firm can be reasonably expected to provide, including comfort letters, consents, and review of registration statements filed with the SEC.

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ARRANGEMENT AGREEMENT AND PLAN OF ARRANGEMENT

Arrangement Agreement and Plan of Arrangement

Following is a description of material aspects of the Arrangement. This summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the other documents we refer you to for a more complete understanding of the Arrangement, including the full text of the Arrangement Agreement and Plan of Arrangement. In addition, we incorporate important business and financial information about each of us by reference. You may obtain the information incorporated by reference without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 61.

On May 30, 2024, FGE, FG Québec, and Subco, entered into the Arrangement Agreement and Plan of Arrangement, pursuant to which, commencing at the Effective Time (i) the SGE Common Shares outstanding immediately prior to the Effective Time will be deemed to be transferred by the holders thereof to FG Québec in exchange for the Arrangement Consideration consisting of FG Common Stock (ii) SGE and Subco will be amalgamated and continue as one corporate entity, Amalco, and (iii) each SGE Common Share and Subco share held by FG Québec will be exchanged for one Common Share of Amalco.

If the Arrangement Agreement and Plan of Arrangement are adopted and the other transactions contemplated thereby are approved, including receipt of the final order of the Supreme Court of British Columbia under Section 291 of BCBCA approving the Business Combination, (a) prior to the Closing of the Business Combination, the Arrangement Consideration will be deposited in escrow to be paid to SGE stockholders in accordance with the Arrangement Agreement, and (b) the SGE Convertible Securities outstanding prior to the Effective Time will be adjusted at the Effective Time to be exercisable for, or settled in, FG Common Stock.

Listing of Arrangement Consideration; Delisting and Deregistration of SGE Common Stock

The shares of FG Common Stock to be issued in the Arrangement will be listed for trading on Nasdaq. Following the Arrangement, shares of FG Common Stock will continue to be listed on Nasdaq. In addition, following the Arrangement, SGE Common Stock will be delisted from the NYSE American and deregistered under the Exchange Act.

Background of the Business Combination

The management of each of FG and SGE and each of their boards of directors (which we refer to in this section as the “FG Board” and the “SGE Board,” respectively) regularly review and assess the performance, strategy, competitive position, challenges, opportunities, and prospects of their respective companies, in each case with the goal of enhancing value for their respective stockholders. These reviews have included periodic consideration of, and discussions with other companies from time to time regarding potential strategic alternatives, including business combinations, acquisitions and dispositions to further the companies’ strategic objectives. As part of these reviews, members of management of each company have had, from time to time, informal discussions with members of management of other companies regarding trends and developments, and, on occasion, strategic alternatives available to their respective companies, including potential business combinations and other strategic transactions. The MDI Acquisition is an example of such ongoing pursuit of strategic alternatives.

The current ownership and control of FG and SGE includes significant overlap. FG shares voting and dispositive power with respect approximately 76% of the outstanding SGE Common Stock. Further, there are overlapping executive officer and director positions as described in “Certain Relationships and Related Person Transactions” on page 49.

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One of the primary reasons for the Arrangement is to reduce overhead, realize synergies, streamline administrative and regulatory matters, and improve the efficiency of both companies. The assets and operations of both companies are well understood by the boards of both entities, given the overlap in ownership and management between the companies and the consolidation of financial information. The boards of both companies also believe the Arrangement can be accomplished in an expeditious and cost-effective manner, given their great familiarity with the facts and circumstances of each entity and the business structure.

The following chronology summarizes the key events that led to the signing of the Arrangement Agreement and Plan of Arrangement. This summary does not purport to catalogue every conversation of or among the FG Board, the SGE Board, their respective Special Committees and management teams, or the representatives of FG and SGE, and other parties.

In the ordinary course of business, the FG Board and the SGE Board, together with their respective senior management teams, regularly review and assesses their near-term and long-term strategy, strategic direction, financial performance and business with a view towards generating long-term stockholder value.

As part of this process, from time to time, the FG Board and the SGE Board (with the majority of members of each of the Boards of Directors being “independent” as defined by SEC, NYSE American and Nasdaq rules and regulations) and their senior management teams have reviewed potential strategic alternatives including, among other things, continuing as stand-alone public companies or executing a third-party transaction as the best opportunity to enhance stockholder value. The SGE Board, the FG Board, and their respective management teams also considered the potential benefits and risks associated with each such course of action. In the ordinary course of business, members of management of FG and SGE have had conversations about their businesses and discussed the possibility of potential combinations and other ways of working together to the mutual benefit of the companies. In addition, stockholders from each of FG and SGE have inquired as to whether management and their respective board of directors had considered the merits of combining the companies.

During March 2024, FG and SGE each proceeded to engage independent counsel specifically to represent the respective parties in a potential Arrangement transaction, evaluate potential courses of action, and to begin drafting an Arrangement Agreement and Plan of Arrangement. FG engaged Holland & Hart LLP, and SGE engaged Gowling WLG (Canada) LLP. Those discussions and evaluations continued at the board and management level of each company over the next several months.

On May 2, 2024, the SGE Board held a meeting at which both routine and strategic matters were discussed, including discussion of the proposed Arrangement and the potential cost savings and other strategic benefits of combining the companies. Management gave a briefing on the proposed Arrangement. Management indicated that the Arrangement was expected to be advantageous because of cost savings from running the two companies on a common platform thereby eliminating duplication of costs and inefficiencies in the current management arrangements.

Working with outside advisors and legal counsel, and following the discussions with the respective boards of directors, management for FG and SGE determined that the structure reflected in the Arrangement Agreement and Plan of Arrangement was the recommended structure for a combination of the companies. At each of the SGE and FG Board meetings, the directors with special interests identified those interests and indicated that they would accordingly be abstaining from any votes taken with respect to the proposed transaction. Such interests are discussed under “Certain Relationships and Related Person Transactions” on page 49.

On April 30, 2024, the SGE Board established a special committee of independent directors to evaluate the transaction and make its recommendations to the FG Board regarding the Business Combination and engaged Intrinsic as its financial advisor, and to provide an opinion on the fairness from a financial point of view to the holders of SGE Common Stock of the exchange ratio to be provided in the Plan of Arrangement

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On May 2, 2024, the SGE Board held a meeting at which both routine and strategic matters were discussed, including discussion of the proposed Arrangement and the recommended structure..

Intrinsic and its affiliates are engaged in advisory, research, and other financial and non-financial activities and services for various persons and entities. The independent members of the SGE Board selected Intrinsic as its financial advisor because it is a nationally recognized valuation, advisory and financial diligence firm that has substantial experience in transactions similar to the transactions contemplated by the Arrangement Agreement and Plan of Arrangement. T independent members of the SGE Board engaged Intrinsic to assess the fairness, from a financial point of view, of the Arrangement Consideration. Intrinsic began the process of meeting with the management of SGE and FG, reviewing financial information about SGE and FG’s underlying operations and holdings and preparing their opinion on the fairness from a financial point of view of the exchange ratio and Arrangement Consideration. Discussions and evaluations of the proposed Arrangement continued at the board and management level of each company.

On May13, 2024, the FG Board had a regularly scheduled board meeting at which management updated the board on the progress of various work streams to implement the proposed Arrangement. Management was asked to keep the Board apprised of developments with respect to the determination of the exchange ratio and progress toward definitive documentation.

On May 20, 2024, the FG Board established a special committee of independent directors to evaluate the transaction and make its recommendations to the FG Board regarding the Business Combination.

On May 30, 2024, meetings of the FG Board and the FG Special Committee were held where the proposed transactions and terms of the Arrangement Agreement and Plan of Arrangement were reviewed and considered. The FG Special Committee and FG Board evaluated the exchange ratio based on several metrics, including underlying value of the holdings of each company in relation to their respective share prices, the current share price of each company, and the volume weighted average stock price (“VWAP”) of each company’s common stock over the most recent 20–90-day period. They also discussed the potential impact of the MDI Acquisition and the potential cost savings and other synergies from the proposed Arrangement.

The FG Special Committee reviewed the information presented and after lengthy discussion, unanimously voted to approve the Arrangement Agreement and Plan of Arrangement and the transactions contemplated thereby, and recommended that the FG Board approve the Arrangement. The FG Board, taking into consideration the information presented and the recommendation of the FG Special Committee also approved the Arrangement.

Also on May 30, 2024, meetings of the SGE Board and the SGE Special Committee were held where the proposed transactions and terms of the Arrangement Agreement and Plan of Arrangement were reviewed and considered, and Intrinsic presented the results of their fairness opinion. The SGE Special Committee and the SGE Board evaluated the exchange ratio based on several metrics, including underlying value of the holdings of each company in relation to their respective share prices, the current share price of each company, and the VWAP of each company’s common stock over the most recent 20–90-day period. They also discussed the potential strategic fit and cost savings and other synergies from the proposed Arrangement.

The SGE Special Committee reviewed the information presented and after a thorough discussion, unanimously voted to approve the Arrangement Agreement and Plan of Arrangement and the transactions contemplated thereby, and recommended that the SGE Board approve the Arrangement. The SGE Board, taking into consideration the information presented and the recommendation of the SGE Special Committee also unanimously approved the Arrangement and determined to recommend the Arrangement for approval by SGE stockholders.

SGE’s Reasons for the Business Combination; Recommendation of the SGE Board

In reaching its decision to adopt and approve the Business Combination, and to recommend that its stockholders approve the Business Combination, the SGE Board evaluated the Arrangement Agreement, Plan of Arrangement, and the other contemplated transactions in consultation with SGE’s management, as well as SGE’s financial and legal advisors, and considered a number of factors, including the following:

●	each of SGE’s and FG’s business, operations, financial condition, asset quality, earnings, and prospects. In reviewing these factors, the SGE Board considered its assessment that FG’s business, operations, culture, risk profile, and opportunities complement those of SGE, and that the Arrangement and the other transactions contemplated by the Plan of Arrangement would result in a combined company with a larger scale and market presence, streamlined administration, and greater, more diversified assets than SGE on a stand-alone basis, and would thereby position SGE for continued growth, lower costs, and enhanced potential to generate stockholder value;

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●	the SGE Board’s belief that the Arrangement will create, and enable SGE Stockholders to become stockholders of, a larger, financially stronger company with an enhanced platform for future growth;
●	the SGE Board’s belief that FG’s earnings and prospects, and the synergies potentially available in the proposed Arrangement, would result in the combined company having the opportunity to have superior future earnings and prospects compared to SGE’s earnings and prospects on a stand-alone basis;
●	the SGE Board’s belief that both companies share similar cultures, including with respect to strategic focus, and the SGE Board’s belief that the complementary cultures would facilitate the successful completion of the transaction and integration following consummation of the transaction;
●	the ability to leverage the scale and financial capabilities of the combined company to accelerate investments in the business;
●	the expectation of cost savings resulting from the transaction;
●	the terms of the Arrangement and the fact that the exchange ratio is fixed, with no adjustment in the Arrangement Consideration to be received by SGE Stockholders as a result of possible increases or decreases in the trading price of SGE Common Stock or FG Common Stock following the announcement of the Arrangement;
●	the fact that 100% of the Arrangement Consideration would be in the form of FG Common Stock, which would allow SGE Stockholders to participate in the future growth and opportunities of the combined company and the anticipated pro forma impact of the Arrangement;
●	the corporate governance of the combined company;
●	the SGE Board’s familiarity with and understanding of both FG and SGE’s businesses, results of operations, asset quality, financial and market positions and expectations concerning their respective future earnings and prospects;
●	the SGE Board’s understanding of the current and prospective environment in which SGE and FG operate, including economic conditions, the interest rate environment, increased operating costs resulting from regulatory and compliance mandates, the competitive environment and the challenges facing SGE as an independent institution, including, among other things, the costs required to continue to improve asset quality, and the likely effect of these factors on SGE both with and without the Arrangement;
●	the SGE Board’s evaluation, with the assistance of management and SGE’s financial and legal advisors, of SGE’s stand-alone plan and other strategic alternatives available to SGE for enhancing value over the long term and the potential risks, rewards and uncertainties associated with SGE’s stand-alone plan and such other alternatives, and the SGE Board’s belief that the proposed Arrangement offered greater benefits, with reduced risks, as compared to the value that could reasonably be expected to be obtained from SGE’s stand-alone plan and other alternatives available to SGE;
●	the SGE Board’s belief that the combined company will be in a better position to address many of the key challenges currently facing SGE, including the expense and time that would be required to be incurred to drive organic growth, including by improving asset quality, as compared with SGE on a stand-alone basis, and the SGE Board’s belief that the combined company will be able to address these matters on an accelerated basis;
●	the SGE Board’s review and discussions with SGE’s management and advisors concerning the operations, financial condition and regulatory compliance programs and prospects of FG;
●	the process through which the SGE Board, with the assistance of management and SGE’s financial and legal advisors, conducted extensive analysis and considered the available alternatives for SGE over an extended period of time, including consideration of other potential strategic partners and the likelihood of any other party offering financial and other terms that would be superior to the proposed Arrangement, and an evaluation and testing of SGE’s stand-alone plan, and determined that no such alternative was as strategically and financially compelling as the transaction with FG; and

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●	any contractual, regulatory and other approvals required in connection with the transaction and the expectation that such approvals, if any, would be received in a timely manner and without unacceptable conditions.

The SGE Board also considered potential risks related to the Arrangement but concluded that the anticipated benefits of the Arrangement were likely to substantially outweigh these risks. These potential risks include:

●	the contractual, regulatory, and other approvals required in connection with the Arrangement and the risk that such approvals may not be received in a timely manner or at all or may impose unacceptable conditions;
●	certain anticipated Arrangement-related costs that SGE expects to incur, including a number of non-recurring costs in connection with the Arrangement even if the Arrangement is not ultimately consummated;
●	the possibility of encountering difficulties in achieving anticipated synergies and cost savings in the amounts estimated or in the time frame contemplated;
●	the possibility of encountering difficulties in successfully maintaining existing customer, vendor, and employee relationships;
●	the possibility of encountering difficulties in successfully integrating the business, operations and workforce of the two companies;
●	the risk of losing key employees of either company during the pendency of the Arrangement and thereafter;
●	the possible diversion of management attention and resources from the operation of SGE’s business or other strategic opportunities towards the completion of the Arrangement;
●	the potential for legal claims challenging the Arrangement; and
●	the other risks described under the sections entitled “Risk Factors” beginning on page 13 and “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 2.

The foregoing discussion of the information and factors considered by the SGE Board is not intended to be exhaustive, but includes the material factors considered by the SGE Board. In reaching its decision to approve the Business Combination, the SGE Board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The SGE Board considered all these factors as a whole, including through its discussions with SGE’s management and financial and legal advisors.

For the reasons set forth above, the SGE Board determined that the Business Combination is advisable and in the best interests of SGE and its stockholders.

This explanation of the reasoning of the SGE Board and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” on page 2.

FOR THE REASONS SET FORTH ABOVE, THE SGE BOARD UNANIMOUSLY RECOMMENDS THAT THE SGE STOCKHOLDERS APPROVE THE BUSINESS COMBINATION.

FG’s Reasons for the Business Combination

In reaching its decision to adopt and approve the Business Combination, the FG Board evaluated the Arrangement Agreement, Plan of Arrangement, and the other contemplated transactions in consultation with FG’s management, as well as FG’s legal advisors, and considered a number of factors, including the following:

●	each of FG’s, SGE’s and the combined company’s business, operations, financial condition, asset quality, earnings, and prospects;

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●	in reviewing these factors, the FG Board considered that FG already owns 76% of SGE’s outstanding common shares, that SGE is incurring additional costs to maintain a separate listing as a public company, and that FG and its shareholders, as the majority shareholder of SGE, would stand to realize a meaningful benefit from potentially reducing SGE’s operating costs and increasing its value;
●	the strategic rationale for the Arrangement, including the cost savings and simplification of FG’s and SGE’s overall organization structure;
●	the FG Board’s belief that SGE’s earnings and prospects, and the synergies potentially available in the proposed Arrangement, would create the opportunity for the combined company to have superior future earnings and prospects compared to FG’s earnings and prospects on a stand-alone basis;
●	the complementary nature of the cultures of the two companies, including with respect to corporate purpose, management philosophy, and strategic focus, which would facilitate the successful integration and implementation of the transaction;
●	the expanded possibilities for growth and value creation;
●	the expectation of significant cost savings from reducing the legal, audit, tax, and other administrative costs of operating SGE as a separate public company;
●	the terms of the Arrangement and the fact that the exchange ratio is fixed, with no adjustment in the Arrangement Consideration to be received by SGE Stockholders as a result of possible increases or decreases in the trading price of SGE Common Stock or FG Common Stock following the announcement of the Arrangement;
●	that the executive management team of the combined company will represent an experienced management team with greater bench strength and potential to create value in a more cost efficient structure;
●	its understanding of the current and prospective environment in which FG and SGE operate, including national, regional and local economic conditions, the interest rate environment, increased operating costs resulting from regulatory and compliance mandates, the competitive environment generally, and the likely effect of these factors on FG both with and without the Arrangement;
●	its expectation that any required contractual, regulatory and other approvals for the Arrangement and the other transactions contemplated by the Plan of Arrangement could be obtained in a timely fashion;
●	its review with FG’s outside legal advisor of the terms of the Arrangement; and
●	FG’s past record of integrating similar transactions and of realizing projected financial goals and benefits of those transactions, and the strength of FG’s management and infrastructure to successfully complete the integration process following the completion of the Arrangement.

The FG Board also considered potential risks related to the Arrangement but concluded that the anticipated benefits of the Arrangement were likely to substantially outweigh these risks. These potential risks include:

●	the risk that any contractual, regulatory and other approvals required in connection with the Arrangement may not be received in a timely manner or at all or may impose unacceptable conditions;
●	the possibility of encountering difficulties in achieving anticipated synergies in the amounts estimated or in the time frame contemplated;
●	the possibility of encountering difficulties in successfully integrating FG’s and SGE’s business, operations and workforce;
●	the risk of losing key FG or SGE employees during the pendency of the Arrangement and thereafter;
●	certain anticipated Arrangement-related costs, including a number of non-recurring costs in connection with the Arrangement even if the Arrangement is not ultimately consummated;
●	the potential for legal claims challenging the Arrangement;
●	the diversion of management attention and resources from the operation of FG’s business towards the completion of the Arrangement; and
●	the other risks described under the sections entitled “Risk Factors” beginning on page 13 and “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 2.

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The foregoing discussion of the information and factors considered by the FG Board is not intended to be exhaustive but includes the material factors considered by the FG Board. In reaching its decision to approve the Business Combination, the FG Board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The FG Board considered all these factors as a whole, including through its discussions with FG’s management and legal advisors.

For the reasons set forth above, the FG Board determined that the Business Combination is advisable and in the best interests of FG and its stockholders, and adopted and approved the Business Combination.

It should be noted that this explanation of the reasoning of the FG Board and all other information presented in this section is forward looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” on page 2.

Fairness Opinion of SGE’s Financial Advisor

On May 30, 2024, the independent members of the SGE Board (with Messrs. Cerminara, Govignon and Roberson recusing themselves) voted to engage Intrinsic as their financial advisor, and to provide an opinion to and for the sole benefit of the SGE Board as to the fairness from a financial point of view to the holders of SGE Common Stock of the Exchange Ratio to be provided in the Arrangement Agreement.

The full text of Intrinsic’s opinion, which sets forth, among other things, the assumptions made, matters considered and limitations on the scope of review undertaken by Intrinsic in rendering its opinion, is attached as Annex B and is incorporated into this joint proxy statement/prospectus by reference in its entirety. Holders of SGE Common Stock are encouraged to read this opinion carefully in its entirety. Intrinsic’s opinion was provided to the special committee and the independent members of the SGE Board for its information in connection with their evaluation of the value of the Business Combination, relates only to the fairness from a financial point of view to the holders of SGE Common Stock of the Exchange Ratio to be provided in the Arrangement Agreement, does not address any other aspect of the proposed Business Combination and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the proposed Business Combination. The summary of Intrinsic’s opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion.

Intrinsic rendered its opinion to the special committee and to the independent members of the SGE Board that, as of May 30, 2024 and based upon and subject to the factors and assumptions set forth therein, the Exchange Ratio pursuant to the Arrangement Agreement was fair, from a financial point of view, to the holders of SGE Common Stock.

In arriving at its opinion, Intrinsic, among other things:

●	reviewed the draft Arrangement Agreement as provided to Intrinsic on or about May 29, 2024 (which draft was substantially and materially the form of the executed Agreement Agreement);
●	discussed with senior management of SGE (“Management”) the terms of the Business Combination;
●	reviewed and analyzed certain audited and unaudited financial and other data for SGE, FG, the legacy operations of FG Financial Group, Inc. (“Legacy FGF”), the legacy operations of FG Group Holdings Inc. (“Legacy FGH”), FireFly Systems Inc. (“FireFly”), and GreenFirst Forest Products Inc. (“GFP”), as well as commercial real estate in Alpharetta, Georgia and Joliette, Quebec, Canada. Each of SGE, FG, Legacy FGF, Legacy FGH, FireFly, and GFP are a “Subject Company” and collectively are the “Subject Companies”;
●	reviewed certain forecasts provided to Intrinsic in November 2023, and subsequently reiterated by Management on or about April 26, 2024;
●	discussed with Management potential cost savings as a result of the transactions contemplated by the Arrangement Agreement;
●	conducted discussions with members of Management with respect to the business, operations, assets, liabilities, prospects and financial condition and outlook of SGE;

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●	conducted discussions with members of the senior management of FG with respect to the business, operations, assets, liabilities, prospects and financial condition and outlook of the Subject Companies;
●	reviewed certain publicly available financial data and other information for companies deemed to be relevant;
●	reviewed the financial terms, to the extent publicly available, of selected precedent transactions deemed to be relevant;
●	conducted such other financial studies, analyses and investigations and considered such other information as Intrinsic deemed appropriate; and
●	reviewed a management representation letter addressed to Intrinsic from Management addressing the accuracy and completion of information provided to Intrinsic.

In rendering its opinion, Intrinsic has relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished or otherwise made available to Intrinsic by Management (including any materials prepared by third parties and provided to Intrinsic by or on behalf of Management), discussed with Intrinsic by or on behalf of Management, or reviewed by Intrinsic, or that was publicly available, and Intrinsic does not assume any responsibility for or with respect to such data, material, or other information. Intrinsic has not been requested to, and did not perform an independent evaluation, physical inspection or appraisal of any of the assets or liabilities (contingent or otherwise) of the Subject Companies. Intrinsic has further relied upon Management’s representations that Management is not aware of any facts or circumstances that would make such information inaccurate or misleading. Intrinsic has undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which a Subject Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which a Subject Company is or may be a party or is or may be subject. In relying on the financial analyses and forecasts provided to Intrinsic, Intrinsic has assumed, with the consent of the independent members of the SGE Board, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective Subject Company’s management as to the future financial performance of such Subject Company, and Intrinsic assumes no responsibility for and expresses no view as to such analyses and forecasts or the assumptions on which they are based. Intrinsic has further relied on the assurances of Management that they are unaware of any facts that would make such business prospects and financial outlook incomplete or misleading.

Intrinsic has also assumed that the Arrangement Agreement will conform in all material respects to the latest available drafts reviewed by Intrinsic; that the Business Combination will be consummated in a timely manner and in accordance with the terms set forth in the Arrangement Agreement and discussed with Management without waiver, modification, or amendment of any material term, condition or agreement; and that all governmental, regulatory, and other consents and approvals necessary for the consummation of the Business Combination will be obtained without any material adverse effect on FG, SGE, the Subject Companies, or on the contemplated benefits of the Business Combination.

Intrinsic has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Subject Companies since the dates of the most recent financial statements and other information, financial or otherwise, provided to Intrinsic, in each case that would be material to its analysis for Intrinsic’s opinion.

Intrinsic’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and information available to Intrinsic as of, the date of its opinion. Intrinsic has not undertaken to update, reaffirm, revise or withdraw its opinion or otherwise comment upon any events occurring or coming to Intrinsic’s attention after the date of its opinion and does not have any obligation to update, revise or reaffirm its opinion.

Intrinsic’s opinion addresses solely the fairness from a financial point of view, as of May 30, 2024, to the holders of SGE Common Stock of the Exchange Ratio provided for in the Arrangement Agreement and does not address any other terms or agreement relating to the Business Combination or any other matters pertaining to FG or SGE, or any other person or entity. Intrinsic was not authorized, and did not, (i) solicit other potential parties with respect to the Business Combination or any alternatives to the Business Combination or any related transaction with FG or SGE; (ii) negotiate the terms of the Business Combination or any related transaction; or (iii) advise the SGE Board or any other party or entity with respect to alternatives to the Business Combination or any related transaction.

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Intrinsic’s opinion was furnished solely for the use and benefit of the special committee and the independent members of the SGE Board (solely in its capacity as such) in connection with its consideration of the Business Combination and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose, without Intrinsic’s express, prior written consent. Intrinsic’s opinion should not be construed as creating any fiduciary duty on Intrinsic’s part to any party. Intrinsic’s opinion is not intended to be, and does not constitute, a recommendation to the independent members of the SGE Board, any security holder or any other person or entity as to how to act or vote with respect to any matter relating to the Business Combination.

Intrinsic’s opinion does not constitute legal, regulatory, accounting, insurance, tax or other similar professional advice, and does not address or express an opinion regarding: (i) the underlying business decision of the independent members of the SGE Board or SGE’s security holders to proceed with or effect the Business Combination; (ii) the fairness of any portion or aspect of the Business Combination not expressly addressed in Intrinsic’s opinion; (iii) the fairness of any portion or aspect of the Business Combination to the creditors or other constituencies of FG or SGE other than those set forth in the opinion; (iv) the relative merits of the Business Combination as compared to any alternative business strategies that might exist for FG or SGE or the effect of any other transaction in which FG or SGE might engage; (v) the tax or legal consequences of the Business Combination to FG, SGE, or its respective security holders; (vi) how any security holder should act or vote, as the case may be, with respect to the Business Combination; (vii) the solvency, creditworthiness or fair value of any Subject Company or any other participant in the Business Combination under any applicable laws relating to bankruptcy, insolvency or similar matters; (viii) future price or value of the FG Common Stock or the SGE Common Stock or any other equity interests in FG or SGE or any assets of FG or SGE; or (ix) the fairness of the amount or nature of the compensation to any of FG’s or SGE’s respective officers, directors, or employees relative to the compensation to the other security holders of FG or SGE. Intrinsic’s opinion has been approved by the Opinions Committee of Intrinsic.

Intrinsic’s opinion to the special committee and independent members of the SGE Board was one of many factors taken into consideration by the independent members of the SGE Board in making its determination to approve the Business Combination. The foregoing summary does not purport to be a complete description of the analyses performed by Intrinsic in connection with its opinion and is qualified in its entirety by reference to the written opinion of Intrinsic attached as Annex B.

Interests of FG’s and SGE’s Directors and Executive Officers in the Arrangement

Certain of FG’s and SGE’s directors and executive officers may have interests in the Business Combination or with respect to SGE that are different from, or in addition to, the interests of SGE Stockholders generally. Each of the FG and SGE Boards was aware of these interests and considered them, among other matters, in evaluating and negotiating the Business Combination. These interests are described in “Certain Relationships and Related Person Transactions” beginning on page 49.

Treatment of SGE Equity Awards

The SGE equity awards held by SGE’s directors and executive officers immediately prior to the Effective Time will be treated in the same manner as those SGE equity awards held by other employees generally. Upon completion of the Arrangement, outstanding SGE equity awards will be treated as follows:

●	Each option to purchase shares of SGE Common Stock that is outstanding immediately prior to the Effective Time, will, as of the Effective Time, be converted into an option to acquire the number of shares of FG Common Stock (rounded up to the nearest whole share) reflecting the exchange ratio. The term, vesting schedule and all of the other terms of each assumed stock option will otherwise remain unchanged and identical, subject to the rights of FG to amend or modify any such assumed stock option in accordance with its terms and applicable law.

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●	Each award of restricted share units (“RSUs”) that is outstanding as of immediately prior to the Effective Time, will, as of the Effective Time be converted into an RSU convertible into such number of shares of FG Common Stock (rounded up to the nearest whole share) reflecting the exchange ratio. The term, vesting schedule and all of the other terms of each assumed RSU will otherwise remain unchanged and identical, subject to the rights of FG to amend or modify any such assumed RSU in accordance with its terms and applicable law.

Existing SGE Employment Agreements

SGE is party to existing employment agreements with its named executive officers that, in certain cases, provide for payments following a termination of employment in connection with a change in control. The SGE officers are not expected to be terminated in connection with the Arrangement. These employment agreements are described in Item 11 of the SGE Annual Report, which is incorporated herein by reference.

Indemnification; Directors’ and Officers’ Insurance

From and after the Effective Time, the combined company may generally indemnify and hold harmless and advance expenses as incurred to persons, including the SGE directors and executive officers, whether arising before or after the Effective Time, arising out of the fact that any such person is or was a director or officer of SGE or any of its subsidiaries and pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by the Arrangement Agreement and Plan of Arrangement. The combined company may obtain a tail policy or other coverage for directors’ and officers’ liability insurance with respect to claims arising from facts or events which occurred at or before the Effective Time, taking into account the costs and benefits associated with an appropriate coverage limit of tail insurance policy.

Board of Directors and Management of FG

The board of directors and management of FG as of the Effective Time of the Arrangement will be the same as the current directors and management of FG.

Governance of FG After the Arrangement

The FG Articles of Incorporation and bylaws, each as in effect immediately prior to the Effective Time, will continue to be the articles of incorporation and bylaws of FG following the consummation of the Arrangement. As stockholders of FG following the consummation of the Arrangement, ownership interests of the former SGE stockholders will be governed by FG’s charter documents as of the Effective Time.

Accounting Treatment

The merger with SGE is an acquisition of the non-controlling interests of a consolidated subsidiary of FG and will be accounted for as an equity transaction in accordance with ASC 810-10-45-22 through ASC 810-10-45-24. The carrying amount of the non-controlling interest will be adjusted to reflect the change in ownership interest in SGE. Any difference between the amount by which the non-controlling interest is adjusted and the fair value of the consideration paid or received will be recognized in equity/APIC and attributed to the equity holders of the parent in accordance with ASC 810-10-45-23.

Regulatory Approvals

FG and SGE believe that the Arrangement does not raise significant regulatory concerns and that they will be able to obtain all requisite regulatory approvals. However, there can be no assurance that all regulatory approvals will be obtained and, if obtained, there can be no assurances regarding the timing of the approvals, the companies’ ability to obtain the approvals on satisfactory terms or the absence of litigation challenging such approvals. In addition, there can be no assurance that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have an adverse effect on the financial condition, results of operations, assets or business of the combined company following completion of the Arrangement.

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Stock Exchange Listings

The FG Common Stock is quoted on Nasdaq under the symbol “FG” and the FG Series A Preferred Stock is quoted on the Nasdaq under the symbol “FGPP.” SGE Common Stock is listed on the NYSE American under the symbol “SGE.” In the Arrangement, the SGE Common Stock will be delisted from NYSE American and deregistered under the Exchange Act.

FG will cause the shares of FG Common Stock to be issued as Arrangement Consideration to be approved for listing on Nasdaq by filing a Listing of Additional Shares Notification Form. Neither FG nor SGE will be required to complete the Arrangement if such shares are not authorized for listing, subject to official notice of issuance. Following the Arrangement, shares of FG Common Stock will continue to be listed on Nasdaq.

THE ARRANGEMENT AGREEMENT

The following description is qualified in its entirety by reference to the full text of the Arrangement Agreement, a copy of which is attached to the accompanying joint proxy statement/prospectus.

Covenants

The Arrangement Agreement contains covenants of each of SGE and FG Québec relating to, among other things, using all commercially reasonable efforts and doing all things reasonably required to cause the Arrangement to become effective on the Effective Date.

Final Order

SGE has agreed to, among other things, subject to the SGE Board of Director’s right to determine not to proceed with the Arrangement and obtaining the approvals as contemplated by the Interim Order and the Arrangement Agreement (including the approval of the Arrangement Resolution by the SGE stockholders and the Regulatory Approvals) and as may be directed by the Court in the Interim Order, file, proceed with and diligently pursue an application for the Final Order.

Conditions to the Arrangement Becoming Effective

The Arrangement is subject to a number of specified conditions, including, amongst other things:

1.	the Interim Order and the Final Order will have been obtained in form and substance satisfactory to SGE and FG Québec;
2.	the Arrangement, with or without amendment, will have been approved at the SGE Stockholder Meeting in accordance with the BCBCA and Interim Order and by a resolution passed by a majority of not less than two-thirds of the votes cast by SGE stockholders in respect of such resolution at the SGE Stockholder Meeting;
3.	no applicable Law will have been enacted or made (and no applicable Law will have been amended) that makes consummation of the Arrangement illegal or that prohibits or otherwise restrains (whether temporarily or permanently) SGE or FG Québec from consummating the Arrangement;
4.	all Regulatory Approvals will have been obtained, received or concluded; and
5.	the Arrangement Agreement will not have been terminated in accordance with its terms.

With respect to condition (1) above, the Interim Order was obtained on [●], 2024. The foregoing conditions are for the mutual benefit of the parties to the Arrangement Agreement and may be waived by mutual consent of the parties in writing at any time.

Furthermore, the Arrangement is subject to a number of specific conditions in favour of FG Québec, including, among other things, that dissent rights will not have been exercised prior to the Effective Date by holders of 5% or more of the outstanding SGE Common Shares.

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Termination

The Arrangement Agreement may, at any time prior to the Effective Time, be terminated by mutual written consent of the parties. Additionally, either party may terminate the Arrangement Agreement at any time prior to the Effective Time if there will be enacted, amended or made applicable any Law, or there will exist any injunction or court order that makes consummation of the Arrangement illegal or otherwise prohibits or enjoins SGE or FG Québec from consummating the Arrangement and such applicable Law, injunction or court order will have become final and non-appealable.

Furthermore, FG Québec may terminate the Arrangement Agreement at any time prior to the Effective Time, provided that FG Québec is not then in material breach of its obligations under the Arrangement Agreement, if any representation or warranty of SGE under the Arrangement Agreement is materially untrue or incorrect, or will have become untrue or incorrect, or if SGE is in material default of a covenant or obligation under the Arrangement Agreement, in any case such that SGE would be incapable of satisfying its closing conditions. Additionally, SGE may terminate the Arrangement Agreement at any time prior to the Effective Time, provided that SGE is not then in material breach of its obligations under the Arrangement Agreement, if any representation or warranty of FG Québec under the Arrangement Agreement is materially untrue or incorrect, or will have become untrue or incorrect, or if FG Québec is in material default of a covenant or obligation under the Arrangement Agreement, in any case such that FG Québec would be incapable of satisfying its closing conditions. SGE may terminate the Arrangement Agreement by resolution of the SGE Board of Directors without further notice to, or action on the part of, the SGE stockholders and nothing expressed or implied herein or in the Plan of Arrangement will be construed as fettering the absolute discretion by the SGE Board of Directors to elect to terminate the Arrangement Agreement and discontinue efforts to effect the Arrangement for whatever reasons it may consider appropriate.

Upon termination of the Arrangement Agreement, no party thereto will have any liability or further obligation to any other party thereunder, except as expressly contemplated by the Arrangement Agreement.

Amendment

The Arrangement Agreement and the Plan of Arrangement may, at any time and from time to time before and after the holding of the SGE Stockholder Meeting but not later than the Effective Time, be amended by mutual written agreement of the parties without, subject to the Interim Order and Final Order and applicable Laws, further notice to or authorization on the part of the SGE stockholders for any reason whatsoever; provided, however, that notwithstanding the foregoing, following the SGE Stockholder Meeting, the distribution of FG Common Stock to SGE stockholders under the Plan of Arrangement will not be decreased without the approval of the SGE stockholders given in the same manner as required for the approval of the Arrangement or as may be ordered by the Court. The Court may also amend the Arrangement Agreement and the Plan of Arrangement in the Final Order.

Expenses of the Arrangement

Except as otherwise specifically provided in the Arrangement Agreement, each party has agreed to pay its respective costs, fees and expenses of the Arrangement incurred in connection with the negotiation, preparation and execution of the Arrangement Agreement, and all documents and instruments executed or delivered pursuant to the Arrangement Agreement, as well as any costs and expenses incurred.

Conduct of Meeting and Other Approvals

Procedure for the Arrangement to Become Effective

The Arrangement is proposed to be carried out under Division 5 of Part 9 of the BCBCA. The following procedural steps must be taken in order for the Arrangement to become effective:

1.	the Arrangement must be approved by the SGE stockholders in the manner set forth in the Interim Order and the BCBCA;
2.	if the Arrangement is approved by the SGE stockholders in the manner set forth in the Interim Order, the BCBCA, and assuming all conditions precedent to the Arrangement, as set forth in the Arrangement Agreement, are satisfied or waived by the appropriate party, a hearing before the Court must be held to obtain the Final Order approving the Arrangement; and

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3.	if the Final Order is granted by the Court, such documents, records and information, including a copy of the entered Final Order must be filed with the Registrar as are required under the BCBCA in order for the Registrar to give effect to the Arrangement.

Stockholder Approvals

Pursuant to the terms of the Interim Order, the Arrangement Resolution must, subject to further order of the Court, be approved by at least two-thirds (66 2/3%) of the votes cast by the SGE stockholders, voting as a single class, present in person or by proxy at the SGE Stockholder Meeting.

FG Québec has indicated that it will vote all the SGE Common Shares held by it FOR the Arrangement Resolution. FG Québec has advised SGE that it currently holds 6,000,000 SGE Common Shares representing approximately 76% of the issued and outstanding SGE Common Shares, and that the SGE Common Shares held by FG Québec will be voted in favor of the Arrangement Resolution. Accordingly, FG Québec has a sufficient number of SGE Common Shares to ensure that the Arrangement Resolution is approved by not less than 66 2/3% of the votes cast by holders of SGE Common Shares present in person or represented by proxy and entitled to vote at the SGE Stockholder Meeting.

Notwithstanding the foregoing, the Arrangement Resolution authorizes the directors of SGE, at their discretion, without further notice to or approval of the SGE stockholders: (i) to amend or modify the Arrangement Agreement or the Plan of Arrangement, to the extent permitted by their terms; and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement and any related transactions.

If more than 5% of the issued and outstanding SGE Common Shares become the subject of Dissent Rights, the Arrangement may be terminated by FG Québec.

Court Approval of the Arrangement

Under the BCBCA, SGE is required to obtain the approval of the Court to the calling of the SGE Stockholder Meeting and to the Arrangement. On [●], 2024, prior to the mailing of the materials in respect of the Meeting, SGE obtained the Interim Order providing for the calling and holding of the SGE Stockholder Meeting and other procedural matters.

The Court hearing in respect of the Final Order is scheduled to take place at [●] a.m. (Vancouver time) on [●], 2024, or as soon thereafter as the Court may direct or counsel for SGE may be heard, at the courthouse, 800 Smithe Street, Vancouver, British Columbia V6Z 2E1, subject to the approval of the Arrangement Resolution at the SGE Stockholder Meeting. Any SGE stockholder or any other interested party with leave of the Court desiring to support or oppose the application, may appear (either in person or by counsel) and make submissions at the hearing in respect of the application for the Final Order provided that such person must file with the Court at the Court Registry, 800 Smithe Street, Vancouver, British Columbia V6Z 2E1, a response to petition in the form prescribed by the Supreme Court Civil Rules and deliver a copy thereof, together with a copy of all material on which such person intends to rely at the hearing of the application, to the solicitor for SGE: Gowling WLG (Canada) LLP, 2300 - 550 Burrard Street, Vancouver, British Columbia V6C 2B5, Attention: Cyndi Laval, by or before 12:00 Noon (Vancouver time) on [●], 2024, or as the Court may otherwise direct.

SGE has been advised by its Canadian counsel, Gowling WLG (Canada) LLP, that the Court has broad discretion under the BCBCA when making orders with respect to the Arrangement and that the Court will consider, among other things, the fairness and reasonableness of the Arrangement, both from a substantive and a procedural point of view. The Court may approve the Arrangement either as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court thinks fit. Depending upon the nature of any required amendments, SGE may determine, acting reasonably, not to proceed with the Arrangement.

DESCRIPTION OF FG SECURITIES

FG is issuing shares of common stock in connection with the Arrangement. For a description of the rights associated with the FG Common Stock, see “Description of Securities” filed as Exhibit 4.4 to FG’s Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated herein by reference.

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COMPARISON OF RIGHTS OF FG STOCKHOLDERS AND SGE STOCKHOLDERS

If the Business Combination is completed, SGE stockholders will receive shares of FG Common Stock and they will cease to be stockholders of SGE. FG is organized under the laws of the State of Nevada. SGE is organized under the laws of the province of British Columbia. The following is a summary of the material differences between (1) the current rights of FG Stockholders under Nevada law and the FG’s governing documents and (2) the current rights of holders of SGE Stockholders under British Columbian law and SGE’s governing documents. The summary is qualified in its entirety by reference to FG’s and SGE’s governing documents, which we urge you to read carefully and in their entirety. Copies of FG’s and SGE’s governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see the section entitled “Where You Can Find More Information” beginning on page 61.

	SGE	FG
Authorized and Outstanding Capital Stock:

The authorized share structure of SGE consists of (i) 150,000,000 Class A Common Voting shares; (ii) 100 Class B Limited Voting shares; and (iii) 150,000,000 Preferred shares.

As of the Record Date, there were 7,918,285 Class A Common Voting shares outstanding and 100 Class B Limited Voting shares outstanding.

FG’s Articles of Incorporation authorize FG to issue up to two hundred million (200,000,000) shares, divided into three (3) classes consisting of: (i) one hundred million (100,000,000) shares of common stock, par value $0.001 per share; (ii) ninety-nine million (99,000,000) shares will be designated as preferred stock, par value $0.001 per share; and (iii) one million (1,000,0000) shares of preferred stock, par value $25.00 per share, 8.00% Cumulative Preferred Stock, Series A (the “Cumulative Preferred Stock”).

As of the Record Date, there were 28,592,356 shares of FG Common Stock outstanding, no shares of FG preferred stock, and 894,580 shares of FG Cumulative Preferred Stock outstanding.

Preferred Stock:	The Articles of SGE authorize the Board to, if none of the Preferred shares of any particular series are issued, alter the Articles and authorize the alteration of the Notice of Articles of SGE, as the case may be, to do one or more of the following: (a) determine the maximum number of shares of that series that SGE is authorized to issue, determine that there is no such maximum number, or alter any such determination; (b) create an identifying name for the shares of that series, or alter any such identifying name; and (c) attach special rights and restrictions to the shares of that series, or alter any such special rights or restrictions, provided no such special rights or restrictions shall contravene the provisions of the BCBCA or the Articles of SGE.

The FG Articles of Incorporation authorize the Board of Directors to provide for the issuance of the shares of Preferred Stock in one or more series of such stock, to establish or change the designation of the series, the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

Cumulative Preferred Stock	N/A

The FG Articles of Incorporation authorize the Board of Directors to increase or decrease the number of Cumulative Preferred Stock so long as any additional shares of Cumulative Preferred Stock are not treated as “disqualified preferred stock” within the meaning of Section 1059 of the Internal Revenue Code and such additional shares of Cumulative Preferred Stock are otherwise treated as fungible with the Cumulative Preferred Stock offered hereby for US federal income tax purposes. The additional shares of Cumulative Preferred Stock would form a single series with the outstanding Cumulative Preferred Stock. FG will have the authority to issue fractional shares of Cumulative Preferred Stock.

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Dividends	Holders of Class A Common Voting shares are entitled to receive on the date fixed for payment such dividends as the directors of SGE may in their sole and absolute discretion declare from time to time. Such directors may declare and pay, or set apart for payment, a dividend on the Class A Common Voting shares independently of any dividend on, and without also declaring or paying or setting apart for payment any dividend on, any one or more other classes of shares in SGE; and declare and pay, or set apart for payment, dividends on shares of any one or more classes of shares in SGE other than the Class A Common Voting shares independently of any dividend on, and without also declaring or paying, or setting apart for payment, any dividend on the Class A Common Voting shares.

The FG Articles of Incorporation authorize the holders of Cumulative Preferred Stock to receive, as and if declared by the Board of Directors out of lawfully available funds for the payment of dividends, cumulative cash dividends from the Original Issue Date at the annual rate of 8.00% of the liquidation preference amount of $25.00 per share of Cumulative Preferred Stock. Dividends that are payable on Cumulative Preferred Stock on any Dividend Payment Date will be payable to holders of record of Cumulative Preferred Stock as they appear on the register of FG on the applicable record date, which will be March 1, June 1, September 1, and December 1, as applicable, immediately preceding the applicable Dividend Payment Date or such other record date fixed by the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date.

Dividends on the Cumulative Preferred Stock issued in connection with FG’s public offering of Cumulative Preferred Stock on February 28, 2018, will accrue daily and will be cumulative from, and including, February 28, 2018 and will be payable in quarterly arrears on the 15th day of March, June, September, and December of each year commencing on June 15, 2018.

No dividends on shares of Cumulative Preferred Stock will be authorized by the Board of Directors, or paid or set apart for payment at any time when the terms and provisions of any agreement of FG, including any agreement relating to any indebtedness of FG, prohibit the authorization, payment or setting apart for payment thereof or provide for the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or if the authorization, payment or setting apart for payment will be restricted or prohibited by law.

Voting Rights:	Except as required by law or the Articles of SGE, the holders of the Class A Common Voting shares are entitled to receive notice of every meeting of shareholders of SGE and are entitled to vote at those meetings in person or by proxy.

Each holder of FG Common Stock will have the exclusive right to vote for the election of the Directors of FG and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of FG for their vote, provided, however, that, except as otherwise required by law, holders of common stock, as such, will not be entitled to vote on any amendment to the Articles of Incorporation (or on any amendment to a certificate of designation of any series of Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to FG’s Articles of Incorporation or pursuant to the Nevada Revised Statutes, irrespective of the provisions of Section 78.390(2) of the NRS.

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Qualification of Directors:	The Articles of SGE do not require a director to hold a share in the capital of SGE as qualification for their office but must be qualified as required by the BCBCA to become, act, or continue to act as a director.	FG’s bylaws provide that directors need not be a stockholder of FG. FG is not a “controlled company” under the Nasdaq rules.

Size of Board of Directors:

As a public company, SGE must have at least three directors. The shareholders of SGE may set the number of directors by ordinary resolution.

There are currently five members of the SGE board of directors.

FG’s bylaws provide that the number of FG board of directors will be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors.

There are currently seven members of the FG board of directors.

Election and Classes of Directors:

At each annual general meeting of SGE, all the directors whose term of office expire at such annual general meeting shall cease to hold office immediately before the election of directors at such annual general meeting and the shareholders entitled to vote thereat shall elect to the board of directors, directors as otherwise permitted by any securities legislation in any province or territory of Canada or in the federal jurisdiction of the United States or in any states of the United States that is applicable to SGE and all regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by securities commissions or similar authorities appointed under that legislation as set out below. A retiring director shall be eligible for re-election.

Each director may be elected for a term of office of one or more years of office as may be specified by ordinary resolution at the time they are elected. In the absence of any such ordinary resolution, a director’s term of office shall be one year of office. No director shall be elected for a term of office exceeding five years of office. The shareholders may, by resolution of not less than 3/4 of the votes cast on the resolution vary the term of office of any director.

A director elected or appointed to fill a vacancy shall be elected or appointed for a term expiring immediately before the election of directors at the annual general meeting of SGE when the term of the director whose position they are filling would expire.

FG’s Articles of Incorporation and bylaws provide that the successors of the Directors whose terms expired at the 2022 annual meeting of stockholders served a term of office to expire at the 2023 annual meeting of stockholders. At the 2023 annual meeting of stockholders, the successors of the Directors whose terms expire at that meeting will serve a term of office to expire at the 2024 annual meeting of stockholders. At the 2024 annual meeting of stockholders, and at each annual meeting of stockholders thereafter, the successors of the Directors whose terms expire at each such meeting will serve a term of office expiring at the annual meeting of stockholders next following their election. Notwithstanding the foregoing, Directors will hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

Notwithstanding the foregoing, whenever, pursuant to Article IV of FG’s Articles of Incorporation, the holders of one or more series of Preferred Stock will have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships will be governed by the terms of FG’s Articles of Incorporation and any certificate of designation applicable thereto.

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Vacancies on the Board of Directors:

The shareholders of SGE may elect or appoint the directors needed to fill any vacancies in the board of directors up to the number most recently set.

If the shareholders of SGE do not elect or appoint the directors needed to fill any vacancies in the board of directors up to the number most recently set contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies, provided that the number of directors appointed by directors may not exceed one-third of the current directors who were elected or appointed as directors by directors.

FG’s bylaws provide that subject to the rights of the holders of any one or more series of preferred stock then outstanding, any and all vacancies in the Board of Directors, unless otherwise required by law or by resolution of the Board of Directors, will be filled only by a majority vote of the remaining Directors then in office, even if less than a quorum (and not by stockholders).

Removal of Directors:	The Articles of SGE provide that the shareholders of SGE may remove any director before the expiration of their term of office by a resolution of not less than three-quarters (3/4) of the votes cast on such resolution.

FG’s bylaws provide that, subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, any director or the entire board of directors of FG may be removed, with or without cause, by the affirmative vote of the holders of shares represented by at least a majority of the voting power of the outstanding shares then entitled to vote for the election of directors.

Amendments to Organizational Documents:

The BCBCA provides that the Articles of SGE may be amended by the type of resolutions specified in the BCBCA or, if the BCBCA does not specify a type of resolution, then by the type specified in the Articles of SGE, or, if the Articles of SGE doe not specify a type of resolution, then by special resolution, which requires two-thirds of the votes cast by shareholders (or unanimous consent in writing) to pass.

The Articles of SGE permit the shareholders of SGE, by ordinary resolution, or the directors, by directors’ resolutions, to make certain alterations to the authorized share structure of SGE, subject to the BCBCA. These alterations include the creation or elimination of one or more classes or series of shares, increasing, reducing, or eliminating the maximum number of shares that SGE is authorized to issue out of any class or series of shares, decrease or increase the par value of shares of a class, alter the identifying name of any of its shares, subdivide or consolidate all or any of its shares, or otherwise alter its shares or authorized share structure when required or permitted by the BCBCA to do so, and, if applicable, to alter its Notice of Articles and Articles accordingly.

The directors may also authorize an alteration of SGE’s Notice of Articles in order to change its name or adopt or change any translation of that name.

Under Section 78.207 of the Nevada Revised Statutes (“NRS”), an amendment to a corporation’s Articles of Incorporation requires the resolution adopted by the board of directors and the approval of the stockholders holding a majority of the voting power entitled to be cast on the amendment unless the corporation’s Articles of Incorporation requires a greater vote proportion.

FG’s Articles of Incorporation provide that its Articles of Incorporation may be amended at any meeting of the stockholders, provided, that notice of the proposed change was given in the notice of the meeting of the stockholders, if applicable; and provided further, that the affirmative vote of the holders of at least a majority of the voting power of all the then outstanding shares of stock of FG entitled to vote generally in the election of directors, voting together as a single class, will be required for the stockholders to amend any provision of FG’s Articles of Incorporation.

FG’s Articles of Incorporation further provide that the affirmative vote of the holders of at least a majority of the voting power of all the then outstanding shares of stock of FG entitled to vote generally in the election of directors, voting together as a single class, will be required for the stockholders to make, amend, alter, change add to or repeal any provision of the bylaws of FG.

Stockholder Action by Written Consent:	The BCBCA provides that a consent resolution of shareholders is deemed (a) to be a proceeding at a meeting of those shareholders; and (b) to be as valid and effective as if it had been passed at a meeting of shareholders that satisfies all the requirements of the BCBCA and the regulations under the BCBCA, and all the requirements of the Articles of SGE, relating to meetings of shareholders.	FG’s bylaws provide that any action required or permitted to be taken by the stockholders of FG may be effected by any consent in writing by such stockholders.

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Special Meetings of Stockholders:

The Articles of SGE provide that the directors may, whenever they think fit, call a meeting of shareholders.

Under the BCBCA, a special meeting of shareholders may be called at any tie for the transaction of any business the general nature of which is specified in the notice calling the meeting. In addition, under the BCBCA, the holders of at least five percent (5%) of the issued shares of a company that carry the right to vote at a meeting have the right to require the directors to call a general meeting for such purposes as stated in the requisition. Shareholders can requisition a meeting at any time. Upon meeting the technical requirements, and subject to certain exceptions, set out in the BCBCA, the directors must call a meeting of shareholders to be held not more than four months after receiving the requisition. If the directors do not send notice of such a meeting within 21 days after receiving the requisition, the requisitioning shareholders, or any one or more of them holding, in aggregate, more than 1/40 of the issued shares of a company that carry the right to vote at general meetings may send notice of a meeting to be held to transact the business stated in the requisition.

FG’s bylaws provide that, except as otherwise required by statute and subject to the rights, if any, of the holders of any series of preferred stock, special meetings of the stockholders of FG will be called (i) by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, or (ii) by the Chief Executive Officer, the President or the Secretary at the written request of any person or persons holding of record not less than fifty percent (50%) of the total number of shares of stock of FG entitled to vote on any issue contemplated to be considered at such proposed special meeting, which written request will state with specificity the purpose or purposes of such meeting. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of FG. The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.

Quorum:

Subject to the special rights and restrictions attached to the shares of any class or series of shares of SGE, the quorum for the transaction of business at a meeting of shareholders of SGE is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting.

If there is only one shareholder entitled to vote at a meeting of shareholders: (1) the quorum is one person who is, or who represents by proxy, that shareholder, and (2) that shareholder, present in person or by proxy, may constitute the meeting.

Pursuant to FG’s bylaws, a quorum at any meeting of stockholders requires a majority of the shares entitled to vote, present in person or represented by proxy, unless a larger number is required by the bylaws or Articles of Incorporation of FG or by law.

If less than a quorum is present at a meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except for adjournments longer than 30 days as provided in Section 3 of Article I of the FG’s bylaws.

Notice of Stockholder Actions/Meetings:

SGE must send notice of the date, time and location of any meeting of shareholders, in the manner provided in the Articles of SGE, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of SGE. As SGE is a public company, such notice must be sent at least 21 days before the meeting.

If a meeting of shareholders is to consider special business as set out in the Articles of SGE, the notice of meeting must: (1) state the general nature of the special business; and, (2) if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders: (a) at SGE’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and (b) during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

FG’s bylaws provide that except as otherwise provided by law, notice of each meeting, whether annual or special, will be given not less than 10 days nor more than 60 days before the meeting, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Any notice will be effective if given by a form of electronic transmission consented to (in a manner consistent with the Nevada Revised Statutes by the stockholder to whom the notice is given. The notices of all meetings will state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting. Notices for special meetings shall, in addition, state the purpose for which the meeting is called.

Notice of an Annual Meeting or special meeting of stockholders need not be given to a stockholder if a written waiver of notice is signed before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

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Advance Notice Requirements for Stockholder Nominations and Other Proposals:

Only persons who are nominated in accordance with the following procedures are eligible for election as directors of the SGE. Nominations of persons for election to the board of directors of SGE may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors: (a) by or at the direction of the board, including pursuant to a notice of meeting; (b) by or at the direction or request of one or more shareholders pursuant to a “proposal” made in accordance with Division 7 of Part 5 of the BCBCA, or a requisition of the shareholders made in accordance with section 167 of the BCBCA; or (c) by any person (a “Nominating Shareholder”): (i) who, at the close of business on the date of the giving by the Nominating Shareholder of the notice provided for below and at the close of business on the record date for notice of such meeting, is entered in the securities register of SGE as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (ii) who complies with the notice procedures set forth below.

In addition to any other requirements under applicable laws, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given notice thereof that is both timely (in accordance with the Articles of SGE) and in proper written form (in accordance with the Articles of SGE) to the Corporate Secretary of SGE at the head office of SGE.

To be timely, a Nominating Shareholder’s notice to the Corporate Secretary of SGE must be made: (a) in the case of an annual meeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the 10th day following the Notice Date; and (b) in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of shareholders was made.

The time periods for the giving of a Nominating Shareholder’s notice set forth above shall in all cases be determined based on the original date of the applicable annual meeting or special meeting of shareholders, and in no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of such notice.

FG’s bylaws provide that notice of director nominations may be made at an Annual Meeting (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in FG’s bylaws.

Timely notifications for nominations to be properly brough before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of FG. To be timely, a stockholder’s notice will be delivered to the Secretary at the principal executive offices of FG not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything to the contrary provided herein, for the first Annual Meeting following the initial public offering of common stock of FG, a stockholder’s notice will be timely if delivered to the Secretary at the principal executive offices of FG not later than the close of business on the later of the 90th day prior to the scheduled date of such Annual Meeting or the 10th day following the day on which public announcement of the date of such Annual Meeting is first made or sent by FG.

The stockholder’s notice will conform with the informational requirements set forth in FG’s bylaws.

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Limitation of Liability of Directors and Officers:	Subject to the BCBCA, the Articles of SGE provide that SGE must indemnify a director, former director, or alternate director of SGE and their heirs and legal representatives against all eligible penalties to which such person is or may be liable, and SGE must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. An eligible proceeding means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of SGE (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of SGE: (a) is or may be joined as a party; or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

FG’s Articles of Incorporation provide that, to the maximum extent permitted under the NRS, no director of officer of FG will be personally liable to FG or its stockholders for damages as a result of any act or failure to act in his capacity as a director or officer.

Constituencies:	SGE directors have a fiduciary duty to act in the best interests of SGE, taking into account the interests of shareholders as well as balancing with other relevant interests.

Neither FG’s Articles of Incorporation nor its bylaws contain a provision that expressly permits the FG board of directors to consider constituencies other than the stockholders of FG when evaluating certain offers.

Anti-Takeover Provisions:	The Articles of SGE do not contain any anti-takeover provisions.	Neither FG’s Articles of Incorporation nor its bylaws contain an anti-takeover provision.

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Business Combination Statute	N/A

The NRS generally prohibits an interested stockholder from engaging in a business combination with a corporation that has at least 200 stockholders of record for two years after the person first became an interested stockholder unless the combination or the transaction is approved in advance by the board of directors a before the person first became an interested stockholder, or the combination is approved by the board of directors and by the affirmative vote of the holders of stock representing at least 60% of the outstanding voting power of the resident domestic corporation not beneficially owned by the interested stockholder. This prohibition does not apply after the expiration of 4 years from when such person first became an interested stockholder.

An interested stockholder is (1) a person that beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding voting shares of a corporation, or (2) an affiliate or associate of the corporation that, at any time within the past two years, was an interested stockholder of the corporation.

A Nevada corporation may elect not to be governed by these provisions in its original Articles of Incorporation, or it may adopt an amendment to its Articles of Incorporation expressly electing not to be governed by these provisions, if such amendment is approved by the affirmative vote of a majority of the disinterested shares entitled to vote.

The FG Articles of Incorporation and the FG Bylaws do not contain any specific provisions that depart from the provisions of the NRS.

Control Share Acquisitions:	The BCBCA provides a right of compulsory acquisition for an acquiring person that, within four (4) months of a bid, acquires not less than 90% of the target securities pursuant to a take-over bid or issuer bid, other than securities held at the date of the bid by, or by a nominee for, the acquiring person or its affiliate.

Under Sections 78.378 through 78.3793 of the NRS, unless otherwise provided in the Articles of Incorporation or the bylaws of the issuing corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person, if the control shares are accorded full voting rights under the NRS, and the acquiring person has acquired control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, whose shares are not voted in favor of authorizing voting rights for the control shares may dissent in accordance with the provisions of the NRS, and obtain payment of the fair value of his or her shares.

However, FG’s bylaws expressly elect not to be governed by the provisions of NRS Sections 78.378 through 78.3793 (Acquisition of a Controlling Interest), as may be subsequently amended or expanded, or any successor statutes thereto.

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Rights of Dissenting Stockholders:

The BCBCA provides that shareholders of a company are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable where the company resolves to (i) alter its articles to alter the restrictions on the powers of the company or on the business it is permitted to carry on; (ii) approve certain amalgamations; (iii) approve an arrangement, where the terms of the arrangement or court orders relating thereto permit dissent; (iv) sell, lease, or otherwise dispose of all or substantially all of its undertaking; or (v) continue the company into another jurisdiction.

Dissent may also be permitted if authorized by resolution. A court may also make an order permitting a shareholder to dissent in certain circumstances.

NRS Section 92A.380 provides that a stockholder has a right to dissent and to obtain payment for shares in the event of certain corporate actions, including certain mergers and share exchanges. However, in the event of a merger, stockholder dissent rights are not available to any stockholder of any class or series which is (a) a covered security under Section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 USC Section 77r(b)(1)(A) or (B), as amended; or (b) traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent (10%) of such shares, unless the Articles of Incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

Neither FG’s bylaws nor Articles of Incorporation provide for a stockholder dissent right.

Exclusive Forum:	The Articles of SGE do not contain an exclusive forum provision.	Neither FG’s Articles of Incorporation nor its bylaws contain an exclusive forum provision.

BENEFICIAL OWNERSHIP OF FG SECURITIES

The following table sets forth certain information regarding the beneficial ownership of shares of FG Common Stock as of June 26, 2024, by:

●	Each person (or group of affiliated persons) known to beneficially own more than 5% of FG Common Stock;
●	Each director and named executive officer; and
●	All current directors and executive officers as a group.

The number and percentages of shares beneficially owned are based on 28,592,356 common shares outstanding as of June 26, 2024. Information with respect to beneficial ownership has been furnished by each director, executive officer and beneficial owner of more than 5% of FG Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and requires that such persons have voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person listed below and the percentage ownership of such person, shares of common stock underlying warrants, options and RSUs held by each such person that are exercisable or vest within 60 days of June 26, 2024 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise noted below, and subject to applicable community property laws, the persons named have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Except as otherwise indicated below, the address for each beneficial owner is c/o Fundamental Global Inc., 108 Gateway Blvd., Suite 204, Mooresville, NC 28117.

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	Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percentage of Shares
5% Beneficial Owners
Fundamental Global GP, LLC(1) 108 Gateway Blvd., Suite 204, Mooresville, NC 28117	8,049,136	28.2%
Named Executive Officers and Directors
D. Kyle Cerminara, Chief Executive Officer, Chairman of the Board (1) (2)	8,959,462	31.2%
Larry G. Swets, Jr. Head of Merchant Banking (3)	507,824	1.8%
Mark D. Roberson, Chief Financial Officer (4)	254,279	*
Michael C. Mitchell, Director (5)	312,422	1.1%
Ndamukong Suh, Director (6)	138,413	*
Robert J. Roschman, Director (7)	201,826	*
Rita Hayes, Director (8)	53,133	*
Scott D. Wollney, Director (9)	62,294	*
Richard E. Govignon, Jr., Director (10)	32,299	*
Current Executive Officers and Directors as a Group (8 individuals) (11)	10,521,952	36.4%

* Less than 1.0%

(1)	Fundamental Global GP, LLC (referred to herein as “FGG”) shares voting and dispositive power with respect to 8,049,136 shares of common stock. Mr. Cerminara is Chief Executive Officer of FGG. Due to his positions with FGG and affiliated entities, Mr. Cerminara may be deemed to be beneficial owner of the shares of the FGF common stock disclosed as directly owned by FGG. The business address for Mr. Cerminara is 108 Gateway Blvd., Suite 204, Mooresville, North Carolina 28117.
(2)	Includes 771,690 shares of common stock directly owned by Mr. Cerminara, 7,540 shares held in Mr. Cerminara’s 401(k) plan, 15,440 shares held by Mr. Cerminara’s wife and children, 35,656 shares potentially issuable upon the vesting of RSUs within 60 days of the Record Date and 80,000 shares purchasable pursuant to stock options exercisable within 60 days of the Record Date. Also includes 8,049,136 shares of common stock beneficially owned by FGG, which, with its affiliates, is the largest stockholder of the Company. Mr. Cerminara, as Chief Executive Officer, Co-Founder and Partner of FGG, is deemed to have shared voting and dispositive power over the shares beneficially owned by FGG. Mr. Cerminara disclaims beneficial ownership of the shares beneficially owned by FGG.
(3)	Includes 485,447 shares of common stock directly owned by Mr. Swets and 22,377 shares potentially issuable upon the vesting of RSUs within 60 days of the Record Date.
(4)	Includes 172,279 shares of common stock directly owned by Mr. Roberson and 82,000 shares purchasable pursuant to stock options exercisable within 60 days of the Record Date.
(5)	Includes 291,589 shares of common stock directly owned by Mr. Mitchell and 20,833 shares potentially issuable upon the vesting of RSUs within 60 days of the Record Date.
(6)	Includes 117,580 shares of common stock directly owned by Mr. Suh and 20,833 shares potentially issuable upon the vesting of RSUs within 60 days of the Record Date.
(7)	Includes 180,993 shares of common stock directly owned by Mr. Roschman and 20,833 shares potentially issuable upon the vesting of RSUs within 60 days of the Record Date.
(8)	Includes 43,518 shares of common stock directly owned by Ms. Hayes and 9,615 shares potentially issuable upon the vesting of RSUs within 60 days of the Record Date.
(9)	Includes 52,679 shares of common stock directly owned by Mr. Wollney and 9,615 shares potentially issuable upon the vesting of RSUs within 60 days of the Record Date.
(10)	Includes 25,970 shares of common stock directly owned by Mr. Govignon and 6,329 shares potentially issuable upon the vesting of RSUs within 60 days of the Record Date.
(11)	Includes 2,141,745 shares directly owned by all current directors and executive officers as a group, 7,540 shares held in Mr. Cerminara’s 401(k) plan, 15,440 shares held by Mr. Cerminara’s wife and children, 146,091 shares potentially issuable upon the vesting of RSUs within 60 days of the Record Date, 162,000 shares purchasable pursuant to stock options exercisable within 60 days of the Record Date, and 8,049,136 shares beneficially owned by FGG.

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BENEFICIAL OWNERSHIP OF SGE SECURITIES

The following table sets forth certain information furnished by current management and others, concerning the beneficial ownership of SGE Common Shares and Class B Shares as of June 26, 2024, of (i) each person who is known to SGE to be the beneficial owner of more than five percent of SGE Common Shares or Class B Shares; (ii) all directors and NEOs; and (iii) directors and executive officers as a group. The percentages below are based on a total of 7,918,285 Common Shares, and 100 Class B Shares outstanding as of June 26, 2024.

The address of each holder listed below, except as otherwise indicated, is c/o Strong Global Entertainment, Inc., 108 Gateway Blvd, Suite 204, Mooresville, North Carolina 28117.

	Class A			Class B(2)
Name and Address of Beneficial Owner(1)	Number of Shares		Percentage of Shares	Number of Shares	Percentage of Shares
Mark D. Roberson	29,650	(4)	*	-	-
Todd R. Major	24,707	(5)	*	-	-
D. Kyle Cerminara	36,250	(6)	*	-	-
Richard E. Govignon Jr	26,250	(7)	*	-	-
John W. Struble	26,250	(8)	*	-	-
Marsha G. King	26,250	(9)	*	-	-
Named Executive Officers and Directors as a Group (six persons)	169,357	(10)	2.1%	-	-
FG Québec (3)	6,000,000		75.8%	100	100%

*Less than 1%

(1)	This table is based upon information supplied by officers, directors and principal shareholders and is believed to be accurate. Unless otherwise indicated in the footnotes to this table, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common shares subject to options, warrants, or other conversion privileges currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this table, are deemed outstanding for computing the percentage of the person holding such option, warrant, or other convertible instrument but are not deemed outstanding for computing the percentage of any other person. Where more than one person has a beneficial ownership interest in the same shares, the sharing of beneficial ownership of these shares is designated in the footnotes to this table.

(2)	Holders of Class B Shares are not entitled to vote on any other matter (other than as provided by law), other than that, so long as the holder of Class B Shares continues to hold, directly or indirectly, at least 30% of the issued and outstanding Common Shares, it will be entitled to elect or appoint at least 50% (rounded up to the nearest whole number) of the total number of directors.

(3)	As the parent company of FG Québec, FG Group Holdings Inc. may be deemed to be the indirect beneficial owner of the Common Shares held directly by Strong/MDI, and to share voting and dispositive power with respect to such Common Shares.

(4)	Includes Common Shares directly owned by Mr. Roberson.

(5)	Includes Common Shares directly owned by Mr. Major.

(6)	Includes Common Shares directly owned by Mr. Cerminara.

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(7)	Includes Common Shares directly owned by Mr. Govignon.

(8)	Includes Common Shares directly owned by Mr. Struble.

(9)	Includes Common Shares directly owned by Ms. King.

(10)	Includes Common Shares directly owned by all current directors and officers as a group.

Post-Business Combination

The following chart sets forth certain information concerning the expected beneficial ownership of FG Common Stock following the Arrangement (as if the Arrangement had occurred on May 31, 2024) by holders of 5% or more of the FG Common Stock, each of the directors of FG following the Arrangement, each of the named executive officers following the Arrangement, and all directors and named executive officers following the Arrangement as a group. The expected percentage of shares of FG Common Stock after the consummation of the Arrangement is based on 31,469,784 shares of FG Common Stock expected to be issued and outstanding following the Arrangement.

	Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percentage of Shares
5% Beneficial Owners
Fundamental Global GP, LLC(1) 108 Gateway Blvd., Suite 204, Mooresville, NC 28117	8,049,136	25.6%
Named Executive Officers and Directors
D. Kyle Cerminara, Chief Executive Officer, Chairman of the Board (1) (2)	9,013,837	28.5%
Larry G. Swets, Jr. Head of Merchant Banking (3)	507,824	1.6%
Mark D. Roberson, Chief Financial Officer (4)	298,754	*
Todd R. Major, Chief Accounting Officer (5)	106,772	*
Michael C. Mitchell, Director (6)	312,422	1.0%
Ndamukong Suh, Director (7)	138,413	*
Robert J. Roschman, Director (8)	201,826	*
Rita Hayes, Director (9)	53,133	*
Scott D. Wollney, Director (10)	62,294	*
Richard E. Govignon, Jr., Director (11)	32,299	*
Current Executive Officers and Directors as a Group (9 individuals) (12)	10,727,574	33.4%

(1)	Fundamental Global GP, LLC (referred to herein as “FGG”) shares voting and dispositive power with respect to 8,049,136 shares of common stock. Mr. Cerminara is Chief Executive Officer of FGG. Due to his positions with FGG and affiliated entities, Mr. Cerminara may be deemed to be beneficial owner of the shares of the FGF common stock disclosed as directly owned by FGG. The business address for Mr. Cerminara is 108 Gateway Blvd., Suite 204, Mooresville, North Carolina 28117.

(2)	Includes 826,065 shares of common stock directly owned by Mr. Cerminara, 7,540 shares held in Mr. Cerminara’s 401(k) plan, 15,440 shares held by Mr. Cerminara’s wife and children, 35,656 shares potentially issuable upon the vesting of RSUs within 60 days of the Record Date and 80,000 shares purchasable pursuant to stock options exercisable within 60 days of the Record Date. Also includes 8,049,136 shares of common stock beneficially owned by FGG, which, with its affiliates, is the largest stockholder of the Company. Mr. Cerminara, as Chief Executive Officer, Co-Founder and Partner of FGG, is deemed to have shared voting and dispositive power over the shares beneficially owned by FGG. Mr. Cerminara disclaims beneficial ownership of the shares beneficially owned by FGG.

(3)	Includes 485,447 shares of common stock directly owned by Mr. Swets and 22,377 shares potentially issuable upon the vesting of RSUs within 60 days of the Record Date.

(4)	Includes 216,754 shares of common stock directly owned by Mr. Roberson and 82,000 shares purchasable pursuant to stock options exercisable within 60 days of the Record Date.

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(5)	Includes 100,772 shares of common stock directly owned by Mr. Major and 6,000 shares purchasable pursuant to stock options exercisable within 60 days of the Record Date.

(6)	Includes 291,589 shares of common stock directly owned by Mr. Mitchell and 20,833 shares potentially issuable upon the vesting of RSUs within 60 days of the Record Date.

(7)	Includes 117,580 shares of common stock directly owned by Mr. Suh and 20,833 shares potentially issuable upon the vesting of RSUs within 60 days of the Record Date.

(8)	Includes 180,993 shares of common stock directly owned by Mr. Roschman and 20,833 shares potentially issuable upon the vesting of RSUs within 60 days of the Record Date.

(9)	Includes 43,518 shares of common stock directly owned by Ms. Hayes and 9,615 shares potentially issuable upon the vesting of RSUs within 60 days of the Record Date.

(10)	Includes 52,679 shares of common stock directly owned by Mr. Wollney and 9,615 shares potentially issuable upon the vesting of RSUs within 60 days of the Record Date.

(11)	Includes 25,970 shares of common stock directly owned by Mr. Govignon and 6,329 shares potentially issuable upon the vesting of RSUs within 60 days of the Record Date.

(12)	Includes 2,341,367 shares directly owned by all current directors and executive officers as a group, 7,540 shares held in Mr. Cerminara’s 401(k) plan, 15,440 shares held by Mr. Cerminara’s wife and children, 146,091 shares potentially issuable upon the vesting of RSUs within 60 days of the Record Date, 168,000 shares purchasable pursuant to stock options exercisable within 60 days of the Record Date, and 8,049,136 shares beneficially owned by FGG.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Directors and Officers

Certain officers and directors have overlapping interests with respect to both FG and SGE:

●	Mr. Cerminara serves as CEO and a director of FG, and may be deemed to hold, directly and indirectly, approximately thirty-one percent (31%) of FG’s outstanding stock, and serves on the SGE board and holds less than a 1% direct ownership interest in SGE.

●	Mr. Roberson serves as CFO of FG and CEO and a director of SGE and holds less than a one percent (1%) ownership interest in both entities.

●	Mr. Govignon serves on the boards of both FG and SGE and holds less than a one percent (1%) ownership interest in both entities.

●	Mr. Major is an executive officer of FG Québec and SGE and holds less than a one percent (1%) ownership interest in both entities.

Relationship between SGE and FG

Ownership

FG, directly and indirectly, controls an aggregate of approximately 76% of the ownership interest in SGE. As a result, FG can exercise control over SGE. FG’s ownership position may also have the effect of delaying, preventing or deterring a change of control of SGE, could deprive SGE stockholders of an opportunity to receive a premium for their common stock as part of a sale of SGE and might ultimately affect the market price of SGE Common Stock.

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Separation of SGE from FG Group Holdings Inc.

On May 18, 2023, SGE entered into various agreements that governed the separation (“Separation”) of SGE’s entertainment business, which was previously a business line of FG Group Holdings Inc. (“Legacy FGH”), FG’s predecessor, from Legacy FGH and the transfer of that business to SGE to operate as a separate public company.

Master Asset Purchase Agreement

SGE, through its subsidiary, Strong/MDI (“Strong/MDI”), entered into a Master Asset Purchase Agreement and IP Assignment Agreement with FG Québec, a wholly owned subsidiary of SGE, in connection with completion of the Separation. The Master Asset Purchase Agreement and IP Assignment Agreement provided for the transfer from FG Québec to Strong/MDI of assets comprising FG Québec’s operating business, except the Joliette Plant and certain other excluded assets.

IP Assignment Agreement

In order the effect the assignment of certain intellectual property being transferred to Strong/MDI by FG Québec under the Master Asset Purchase Agreement, Strong/MDI entered into an IP Assignment Agreement with FG Québec.

SGE Asset Transfer Agreement

The SGE Asset Transfer Agreement provided for the transfer from SGE to Strong Technical Services, Inc. “STS” of a limited number of contracts and intellectual property used in the Entertainment Business, in a tax-free transfer under Section 351 of the U.S. Internal Revenue Code.

In connection with the SGE Asset Transfer Agreement, STS has agreed to indemnify and hold harmless SGE against future losses, if any, related to current, product liability or personal injury claims arising out of products sold or distributed in the U.S. related to the operations of the businesses transferred to us in the Separation prior to closing of the Separation.

SGE IP Assignment Agreement

In order the effect the assignment of certain intellectual property being transferred to STS by SGE under the SGE Asset Transfer Agreement, STS entered into the SGE IP Assignment Agreement with SGE.

Share Transfer Agreements

In connection with the Separation, SGE entered into the Share Transfer Agreements with FG Québec. The Share Transfer Agreements provided for the transfer to SGE of 100% of the outstanding Common Shares of Strong/MDI and 100% of the outstanding shares of capital stock of STS.

Management Services Agreement and Shared Contracts

SGE entered into a Management Services Agreement with FG in connection with the completion of the Separation and SGE’s initial public offering (“IPO”), effective upon the consummation of the Separation and IPO, pursuant to which SGE and its subsidiaries and SGE and its subsidiaries, provide each other certain services which could include information technology, legal, finance and accounting, human resources, tax, treasury, and other services. Pursuant to the Management Services Agreement, the charges for these services will generally be based on their actual cost basis (with mark-up, if necessary, to comply with applicable transfer pricing principles under Canadian and U.S. tax regulations), except as otherwise agreed. The charges for the services are expected to allow the providing company to fully recover all out-of-pocket costs and expenses it actually incurs in connection with providing the service, plus, in some cases, the allocated indirect costs of providing the services, generally without profit. The term for the services to be provided are as set forth in the schedules to the Management Services Agreement, and if no term period is provided for a specified service, then such service is to terminate on the second anniversary of the effective date of the Management Services Agreement, provided that upon the expiration of any term, the term will renew automatically for successive periods of one year’s duration unless otherwise set forth therein, and unless the Management Services Agreement is earlier terminated by the parties. The recipient for a particular service generally can terminate that service prior to the scheduled expiration date, subject to a minimum notice period equal to 30 days, and the provider for a particular service generally can terminate that service prior to the scheduled expiration date upon 10 days prior written notice to the recipient, if the recipient has failed to perform any of its material obligations under the Management Services Agreement related to such services, and such failure has continued uncured for a period of 30 days after receipt by the recipient of a written notice of such failure.

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If a dispute arises between SGE and FG under the Management Services Agreement, the general counsels of the parties and such other representatives as the parties may designate will negotiate to resolve any disputes for a reasonable period of time. If the parties are unable to resolve the dispute in this manner then, unless otherwise agreed by the parties and except as otherwise set forth in the Master Asset Purchase Agreement, the IP Assignment Agreement, the SGE Asset Transfer Agreement, the SGE IP Assignment Agreement, the Share Transfer Agreements, and the Joliette Plant Lease, the dispute will be resolved through binding confidential arbitration.

In addition to the Management Services Agreement, certain shared contracts were assigned or amended to facilitate the Separation of the SGE business from FG pursuant to the Master Asset Purchase Agreement and the SGE Asset Transfer Agreement. If such contracts may not be fully assigned or amended, or if there is a delay in the assignment of such contracts, the parties are required to take reasonable actions to cause the appropriate party to receive the benefit of the contract after the separation is complete.

Joliette Plant Lease

In connection with the Separation, SGE, through Strong/MDI, entered into the Joliette Plant Lease with FG Québec, effective upon the consummation of the Separation and IPO, pursuant to which Strong/MDI leases the Joliette Plant on a long-term basis. The Joliette plant includes the building (including all constructions, additions, improvements and modifications) and all of the land associated with that property.

The Joliette Plant Lease is a fifteen (15) year triple net lease, with the option of Strong/MDI to renew for five (5) consecutive periods of five years each, and a right of first refusal to purchase the Joliette Plant in the event that FG Québec wishes to sell the property to a third-party in the future. The base rent for the first five years of the Joliette Plant Lease is USD$415,000 per year and will be increased as of the 6th year by 1.5% each year for the duration of the remaining portion of the 15-year lease.

The Joliette Plant Lease is a triple net lease, which means that the landlord, FG Québec, shall not be responsible for any costs, charges, expenses or disbursements in respect of the premises. Under the terms of the lease, Strong/MDI is responsible for all such costs, charges, expenses or disbursements, including but not limited to all real estate taxes, utilities costs, repairs, maintenance and improvements, as well as the costs of all permits, licenses and approvals to operate the Joliette Plant.

Costs Incurred in Connection with IPO

Prior to the Separation, SGE incurred $1.0 million of costs in connection with the IPO which were paid by SGE. SGE reimbursed FG for the costs incurred in connection with the IPO during the fourth quarter of 2023.

Working Capital Advance to Safehaven 2022

SGE formed Safehaven 2022, Inc. to manage the production and financing of the Safehaven television series, one of the projects acquired from Landmark Studio Group LLC (“Landmark”). Safehaven 2022 received working capital advances of $0.7 million, of which $0.6 million was funded by SGE. SGE reimbursed FG for the working capital advances during the fourth quarter of 2023.

Landmark Transaction

In March 2022, a subsidiary of SGE, Strong Studios, Inc., acquired from Landmark the rights to original feature films and television series, and has been assigned third party rights to content for global multiplatform distribution. In connection with such assignment and purchase, Strong Studios agreed to pay to Landmark approximately $1.7 million of which $0.6 million of which was paid by FG. SGE reimbursed FG $0.6 million during 2023.

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MDI Acquisition

On May 3, 2024, SGE entered into an acquisition agreement (the “MDI Acquisition Agreement”) with FG Acquisition Corp., a special purpose acquisition company (“FGAC”), Strong/MDI, FGAC Investors LLC, and CG Investments VII Inc., (together with FGAC Investors LLC, the “Sponsors”). FGAC’s currently issued and outstanding Class A restricted voting shares (the “Class A Restricted Voting Shares”) and share purchase warrants (the “Warrants”) are listed on the Toronto Stock Exchange (the “TSX”). In addition, FGAC has approximately 2.9 million Class B shares (the “Class B Shares”) issued and outstanding.

Pursuant to the MDI Acquisition Agreement, FGAC intends to acquire, directly or indirectly, all of the outstanding shares in the capital of Strong/MDI (the “MDI Acquisition”). As a result of the MDI Acquisition, Strong/MDI will become a wholly-owned subsidiary of FGAC. The MDI Acquisition values Strong/MDI at a pre-money valuation of $30 million (as adjusted pursuant to the MDI Acquisition Agreement, the “MDI Equity Value”).

In connection with the closing of the MDI Acquisition (the “MDI Closing”), FGAC intends to rename itself Saltire Holdings, Ltd. (“Saltire”). It is a condition of MDI Closing that the common shares of FGA (the “FGA Common Shares”) be listed and the Warrants continue to be listed on the TSX.

On Closing, FGAC will satisfy the “Purchase Price” (as defined in the MDI Acquisition Agreement) with: (i) cash, in an amount equal to 25% of the net proceeds of a concurrent private placement, if any (the “Cash Consideration”), (ii) the issuance to SGE of preferred shares (“Preferred Shares”) with an initial preferred share redemption amount of $9.0 million, and (iii) the issuance to SGE of that number of FGA Common Shares equal to (a) the MDI Equity Value minus (x) the Cash Consideration and (y) the Preferred Shares, divided by (b) $10.00.

The MDI Closing is conditional on, among other things, there being no legal impediments to closing and all required authorizations, consents and approvals necessary to effect closing having occurred, or being filed or obtained, as applicable, the FGA Common Shares being conditionally listed for trading on a stock exchange, the approval of the MDI Acquisition by the holders of Class A Restricted Voting Shares at a meeting of shareholders to be held in connection with the MDI Acquisition, receipts having been obtained for both the preliminary and final prospectus and other usual and customary conditions for transactions of this nature. The obligations of SGE at Closing are also conditional on, among other usual and customary conditions for transactions of this nature, (a) the truth and accuracy of FGAC’s representations and warranties, (b) the compliance and/ or performance by FGAC of its covenants under the Acquisition Agreement, and (c) there having been no material adverse change with respect to FGAC. The MDI Closing is also conditional on, among other usual and customary conditions for transactions of this nature, the following conditions of the MDI Closing in favour of FGAC: (a) the truth and accuracy of SGE’s and Strong/MDI’s representations and warranties, (b) the compliance and/or performance by SGE and MDI of their covenants under the MDI Acquisition Agreement, (c) the completion of all required third party authorizations, consents and approvals, and (d) there having been no material adverse change with respect to Strong/MDI or its business and there being no events, facts or circumstances that shall have occurred which would result or which could reasonably be expected to result, individually or in the aggregate, in a material adverse change with respect to Strong/MDI or its business.

It is anticipated that, upon completion of the MDI Acquisition, on a non-diluted basis and assuming completion of a $10 million private placement and the issuance of 338,560 FGA Common Shares to CG Investments VII Inc. as consideration for its deferred underwriting fee, SGE will hold an ownership interest of approximately 29.6% in Saltire. If the MDI Acquisition fails to close, SGE would retain its ownership and operation of Strong/MDI.

Director Independence and Controlled Company Exception

FG indirectly holds more than a majority of the voting power of SGE Common Shares eligible to vote in the election of directors. As a result, SGE is a “controlled company” within the meaning of the NYSE American corporate governance standards. Under these NYSE American corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of the Board of Directors consist of independent directors, (2) that the Board of Directors have a Compensation Committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) that the Board of Directors have a Nominating and Corporate Governance Committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. SGE has not availed itself of these exceptions.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section describes the material U.S. federal income tax consequences of the Business Combination to beneficial owners of SGE Common Shares that exchange their SGE Common Shares for shares of FG Common Stock in the Business Combination. The following discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings and decisions, all as in effect as of the date of this joint proxy statement/prospectus. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to income tax.

The following discussion applies only to beneficial owners of SGE Common Shares who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment) and acquired such shares on or after May 16, 2023. Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to beneficial owners in light of their particular circumstances and does not apply to beneficial owners subject to special treatment under the U.S. federal income tax laws, including dealers or brokers in securities, commodities or foreign currencies, traders in securities that elect to apply a mark-to-market method of accounting, banks and certain other financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders subject to the alternative minimum tax provisions of the Code, partnerships, S corporations or other pass-through entities or investors therein, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, former citizens or residents of the United States, U.S. expatriates, holders whose functional currency is not the U.S. dollar, holders who hold SGE Common Shares as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, retirement plans, individual retirement accounts, or other tax-deferred accounts, holders who acquired SGE Common Shares pursuant to the exercise of employee stock options, through a tax qualified retirement plan or otherwise as compensation, holders who actually or constructively own more than 5% of SGE Common Shares, holders who actually or constructively own shares of both SGE and FG, or any U.S. holder that at any time during the five-year period prior to the arrangement has owned, directly or constructively (under the attribution rules of Section 958 of the Code), 10% or more of the combined voting power of the SGE Common Shares.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of SGE Common Shares that is for U.S. federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes or (4) an estate, the income of which is subject to U.S. federal income tax, regardless of its source.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of SGE Commons Stock that is neither a U.S. holder nor a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds SGE Common Shares, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds SGE Common Shares, and any partners in such partnership, should consult their own tax advisors regarding the tax consequences of the Business Combination to their specific circumstances.

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SGE has received a tax opinion from Holland & Hart LLP, U.S. tax counsel to SGE, to the effect that, under currently applicable U.S. federal income tax law and subject to the limitations, qualifications, and assumptions described herein and set forth in the opinion filed as Exhibit 8.1 hereto, (i) the Business Combination will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) a U.S. holder or non-U.S. holder that receives shares of FG Common Stock in the arrangement in exchange for its SGE Common Shares will not recognize a gain or loss on the exchange, (iii) the aggregate tax basis of the shares of FG Common Stock received in the arrangement by a U.S. holder or non-U.S. holder will equal the aggregate tax basis in the SGE Common Shares surrendered in exchange for the shares of FG Common Stock, and (iv) the holding period of the shares of FG Common Stock received in the arrangement by a U.S. holder or non-U.S. holder will include the holding period of the SGE Common Shares surrendered in exchange for the shares of FG Common Stock.

SGE and FG Québec have not sought and will not seek any ruling from the IRS regarding any matters relating to the Business Combination, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which those conclusions are based is inconsistent with the actual facts, the U.S. federal income tax consequences of the Business Combination could be adversely affected.

Determining the actual tax consequences of the Business Combination to you may be complex and will depend on your specific situation and on factors that are not within the control of SGE, FG Québec, or FG. You should consult your own tax advisor as to the specific tax consequences of the Business Combination in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign and other tax laws and of changes, if any, in those laws.

U.S. Federal Income Tax Consequences of the Business Combination

In General

Pursuant to the plan of arrangement, the holders of SGE Common Shares (other than those holders that validly exercise dissent rights) will exchange their SGE Common Shares for shares of FG Common Stock, and SGE will amalgamate with 1483530 B.C. LTD, a newly formed subsidiary of FG Québec (“Subco”), to form one corporate entity (“Amalco”), with both SGE and Subco terminating their separate legal existence.

Subject to the discussion below under the heading “PFIC Considerations,” the following are the material U.S. federal income tax consequences of the arrangement to U.S. holders and non-U.S. holders that own SGE Common Shares:

●	A U.S. holder or non-U.S. holder that receives shares of FG Common Stock in the arrangement in exchange for its SGE Common Shares will not recognize a gain or loss on the exchange.
●	The aggregate tax basis of the shares of FG Common Stock received in the arrangement by a U.S. holder or non-U.S. holder will equal the aggregate tax basis in the SGE Common Shares surrendered in exchange for the shares of FG Common Stock.
●	The holding period of the shares of FG Common Stock received in the arrangement by a U.S. holder or non-U.S. holder will include the holding period of the SGE Common Shares surrendered in exchange for the shares of FG Common Stock.

Payment for Dissenting Shares

U.S. Holders

For U.S. federal income tax purposes, U.S. holders that receive payment for their SGE Common Shares pursuant to the exercise of dissent rights will recognize a gain or loss in an amount equal to the difference between the amount realized by the U.S. holder (other than any portion of the payment that represents interest) and the U.S. holder’s tax basis in its SGE Common Shares. Subject to the discussion below under the heading “PFIC Considerations,” any such gain or loss will constitute a capital gain or loss. The gain or loss is determined separately for each block of SGE Common Shares (i.e., SGE Common Shares acquired at the same cost in a single transaction). Capital gains recognized by an individual upon the disposition of SGE Common Shares that have been held for more than one year are generally eligible for reduced rates of U.S. federal income taxation. The deductibility of capital losses is subject to limitations.

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Non-U.S. Holders

For U.S. federal income tax purposes, non-U.S. holders that receive payment for their SGE Common Shares pursuant to the exercise of dissent rights will recognize gain or loss in an amount equal to the difference between the amount realized by the non-U.S. holder (other than any portion of the payment that represents interest) and the non-U.S. holder’s tax basis in its SGE Common Shares. Any such gain or loss will constitute capital gain or loss. Gain or loss is determined separately for each block of SGE Common Shares (i.e., SGE Common Shares acquired at the same cost in a single transaction). Any gain that is recognized on a disposition of SGE Common Shares pursuant to the exercise of dissent rights by a non-U.S. holder will not be subject to U.S. federal income tax unless:

●	the gain realized by such non-U.S. holder is effectively connected with the conduct of a trade or business (and, if an applicable United States income tax treaty applies, is attributable to a permanent establishment maintained) within the United States; or
●	in the case of a non-U.S. holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale, and certain other conditions are met.

In the case of a non-U.S. holder that is described in the first bullet point above, any gain will be subject to U.S. federal income tax at regular graduated rates, and (if the non-U.S. holder is classified as a corporation for U.S. federal income tax purposes) may also be subject to a U.S. branch profits tax at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits, subject to certain adjustments.

A non-U.S. holder that is described in the second bullet point above will be subject to a flat 30% (or such lower rate specified by an applicable income tax treaty) tax on the gain, which may be offset by U.S.-source capital losses (even if the non-U.S. holder is not considered a resident of the United States), provided that such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

PFIC Considerations

Notwithstanding the treatment of the Business Combination as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. holder that disposes of SGE Common Shares pursuant to the Business Combination may be subject to adverse U.S. federal income tax consequences if SGE were classified as a passive foreign investment company (a “PFIC”) for any taxable year that is included in whole or in part during the U.S. holder’s holding period of such SGE Common Shares or during which the U.S. holder owned options that were subsequently exercised to acquire such U.S. Holder’s SGE Common Shares. Specifically, unless such a U.S. holder had made certain elections in prior taxable periods, the U.S. holder may be required to recognize any gain (but not loss) on the SGE Common Shares disposed of and pay tax thereon at ordinary income rates, plus an interest charge.

In general, a non-U.S. corporation, such as SGE, is classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produces or is held for the production of passive income. SGE believes that it was not a PFIC during its taxable year ended December 31, 2023, and based on current business plans, year-to-date numbers, and financial expectations, SGE does not expect to be a PFIC for its current taxable year beginning January 1, 2024. The remainder of this discussion assumes that SGE was not, and will not be, a PFIC for those taxable periods.

U.S. HOLDERS THAT OWN SGE COMMON SHARES ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE POSSIBLE TREATMENT OF SGE AS A PFIC AND THE CONSEQUENCES OF SUCH TREATMENT.

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U.S. Federal Income Tax Consequences Relating to Ownership and Disposition of FG Common Stock by Non-U.S. Holders

Distributions

A distribution of cash or property to a non-U.S. holder with respect to its FG Common Stock generally will be treated as a dividend to the extent paid out of FG’s current or accumulated earnings and profits. If such a distribution exceeds FG’s current and accumulated earnings and profits, the excess will be treated first as a tax-free return of the non-U.S. holder’s tax basis in such FG Common Stock, and thereafter as a capital gain subject to the tax treatment described above in “Payment for Dissenting Shares – Non-U.S. Holders.”

Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty. Even if a non-U.S. holder is eligible for a lower treaty rate, a withholding agent will generally be required to withhold at a 30% rate (rather than the lower treaty rate) unless the non-U.S. holder has furnished a valid IRS Form W-8BEN or W-8BEN-E (or other documentary evidence) establishing the non-U.S. holder’s entitlement to the lower treaty rate, and the withholding agent does not have actual knowledge or reason to know to the contrary. A non-U.S. holder eligible for a reduced rate of U.S. federal income tax pursuant to an applicable income tax treaty may obtain a refund of any excess withheld amounts by filing an appropriate claim for refund with the IRS. If the dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, the dividends will be exempt from the withholding tax described above and instead subject to U.S. federal income tax on a net income basis.

Sales, Exchanges, or other Dispositions of FG Common Stock

A non-U.S. holder that disposes of its FG Common Stock in a taxable disposition will generally be subject to the tax treatment described above under the section entitled “Payment for Dissenting Shares – Non-U.S. Holders.” In addition, non-U.S. holders will be subject to taxation in the United States if the FG Common Stock they hold is treated as an interest in U.S. real property by virtue of FG being treated as a “United States real property holding corporation” (a “USRPHC”) under the Code. FG is not, and does not expect to be, a USRPHC; however, even if it were a USRPHC, so long as shares of its common stock continue to be regularly traded on an established securities market in the United States, within the meaning of applicable Treasury Regulations, a non-U.S. holder will not be subject to U.S. federal income tax on the disposition of shares of FG Common Stock if the non-U.S. holder has not held more than 5% (actually or constructively) of FG’s total outstanding common stock at any time during the shorter of the five-year period preceding the date of disposition, or such non-U.S. holder’s holding period. If a non-U.S. holder exceeds the 5% limit described in the preceding sentence and FG is a USRPHC, the non-U.S. holder will generally be subject to U.S. federal income tax on any gain recognized upon the disposition of such stock at the regular rates applicable to U.S. persons. Such a non-U.S. holder would also generally be subject to such tax on any distribution made with respect to such stock that is not treated as a dividend, as if the non-U.S. holder were a U.S. holder (i.e., the amount not treated as a dividend would be applied against the non-U.S. holder’s basis in the FG Common Stock with respect to which the distribution is made and then taxed as gain from the sale of such stock). Any non-U.S. holder subject to tax as described in the preceding sentences will be required to file a U.S. federal income tax return with the IRS.

Information Reporting and Backup Withholding

U.S. Holders

Payments to a U.S. holder pursuant to the Business Combination may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, a U.S. holder should timely complete and return an IRS Form W-9, certifying that such U.S. holder is a “United States person” as defined under the Code, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. Certain types of U.S. holders (including, with respect to certain types of payments, corporations) generally are not subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability if the required information is furnished by such U.S. holder on a timely basis to the IRS.

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Non-U.S. Holders

A non-U.S. holder may be subject to information reporting and backup withholding for U.S. federal income tax purposes in connection with the Business Combination. Backup withholding will not apply, however, if the applicable withholding agent does not have actual knowledge or reason to know that the holder is a United States person and the non-U.S. holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. Information returns will be filed annually with the IRS in connection with any dividends paid on FG Common Stock to a non-U.S. holder. Copies of these information returns may also be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the non-U.S. holder resides.

Foreign Account Tax Compliance Withholding

Sections 1471 to 1474 of the Code (such sections commonly referred to as “FATCA”) impose withholding of 30% on payments of dividends (including constructive dividends received pursuant to a redemption of stock) to stockholders that fail to meet prescribed information reporting or certification requirements. In general, no such withholding will be required with respect to a U.S. holder or an individual non-U.S. holder that timely provides the certifications required on a valid IRS Form W-9 or W-8BEN, respectively. Holders potentially subject to withholding include “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and “non-financial foreign entities” unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interest in or accounts with those entities) have been satisfied, or an exemption applies (typically certified to by the delivery of a properly completed IRS Form W- 8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution or a non-financial foreign entity generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

This discussion of certain material U.S. federal income tax consequences is not intended to be, and should not be construed as, tax advice. Holders of SGE Common Shares are urged to consult their own tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

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DISSENT RIGHTS

A Registered Shareholder may exercise rights of dissent (the “Dissent Rights”) in connection with the Arrangement with respect to the Common Shares held by such Registered Shareholder pursuant to and in the manner set forth in Sections 237 - 247 of the BCBCA, as may be modified by the Interim Order, the Final Order and Article [●] of the Plan of Arrangement, provided that, notwithstanding subsection 242 of the BCBCA, the written objection contemplated by subsection 242(2) of BCBCA must be received by SGE not later than [●] (Eastern Standard Time) on the date which is two Business Days immediately preceding the SGE Stockholders Meeting. The text of Sections 237 - 247 of the BCBCA is set out in Annex C to this joint proxy statement/prospectus.

A Registered Shareholder who intends to exercise the Dissent Rights must deliver a notice (the “Dissent Notice”) to SGE at the registered office of SGE, at 2300 – 550 Burrard Street, Vancouver, British Columbia Canada V6C 2B5, to be received not later than [●] (Eastern Standard Time) on [●], 2024 and must not vote any Common Shares it holds (the “Dissent Shares”) in favour of the Arrangement. A Non-Registered Shareholder who wishes to exercise the Dissent Rights must arrange for the Registered Shareholder(s) holding its Common Shares to deliver the Dissent Notice. The Dissent Notice must contain all of the information specified in Sections 237 - 247 of the BCBCA. A vote against the Arrangement Resolution does not constitute a Dissent Notice and a Shareholder is not entitled to exercise Dissent Rights with respect to its Common Shares if such holder votes (or instructs, or is deemed, by submission of any incomplete proxy, to have instructed his, her or its proxyholder, to vote) or in the case of a beneficial holder caused, or is deemed to have caused, the Registered Shareholder to vote, in favour of the Arrangement at the Meeting.

If the Arrangement Resolution is passed at the Meeting, SGE must send by registered mail to every Dissenting Shareholder, prior to the date set for the hearing of the Final Order, a notice (the “Notice of Intention”) stating that, subject to receipt of the Final Order and satisfaction of the other conditions set out in the Arrangement Agreement, SGE intends to complete the Arrangement, and advising the Dissenting Shareholder that if the Dissenting Shareholder intends to proceed with its exercise of its Dissent Rights, it must deliver to SGE, within one month after the date of the Notice of Intention, a written statement containing the information specified by Sections 237 - 247 of the BCBCA, together with the certificate(s) representing the Dissent Shares.

A Dissenting Shareholder delivering such a written statement may not withdraw from its dissent and, at the Effective Time, will be deemed to have transferred to SGE all of its Dissent Shares (free of any lien, claims or encumbrances). SGE will pay to each Dissenting Shareholder for the Dissent Shares the amount agreed on by SGE and the Dissenting Shareholder. Either SGE or a Dissenting Shareholder may apply to Court if no agreement on the amount to be paid for the Dissent Shares has been reached, and the Court may:

1.	determine the fair value that the Dissent Shares had immediately before the passing of the Arrangement Resolution, excluding any appreciation or depreciation in anticipation of the Arrangement unless such exclusion would be inequitable, or order that such fair value be established by arbitration or by reference to the Registrar or a referee of the Court;

2.	join in the application each other Dissenting Shareholder who has not reached an agreement with SGE as to the amount to be paid for the Dissent Shares; or

3.	make consequential orders and give directions it considers appropriate.

Dissenting Shareholders who are ultimately entitled to be paid fair value for their Common Shares will be entitled to be paid such fair value and will not be entitled to any other payment or consideration, including any payment or consideration that would be payable under the Plan of Arrangement had they not exercised their Dissent Rights.

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If a Dissenting Shareholder fails to strictly comply with the requirements of the Dissent Rights set out in Sections 237 - 247 of the BCBCA, as modified by the Interim Order, the Final Order and the Plan of Arrangement, it will lose its Dissent Rights, SGE will return to the Dissenting Shareholder the certificate(s) representing the Dissent Shares that were delivered to SGE, if any, and, if the Arrangement is completed, that Dissenting Shareholder will be deemed to have participated in the Arrangement on the same terms as all other Shareholders who are not Dissenting Shareholders. Neither SGE nor any other person will be required to recognize a Dissenting Shareholder as a registered or beneficial owner of Common Shares at or after the Effective Time, and at the Effective Time the names of such Dissenting Shareholders will be deleted from the register of holders of Common Shares maintained by or on behalf of SGE.

Registered Shareholders wishing to exercise Dissent Rights should consult their legal advisers with respect to the legal rights available to them in relation to the Arrangement and the Dissent Rights. Registered Shareholders should note that the exercise of Dissent Rights can be a complex, time-consuming and expensive procedure.

Sections 237 - 247 of the BCBCA, as modified by the Interim Order, the Final Order and the Plan of Arrangement, outline certain events when Dissent Rights will cease to apply where such events occur before payment is made to the Dissenting Shareholders of their fair value of the Common Shares surrendered (including if the Arrangement Resolution does not pass or is otherwise not proceeded with). In such events, the Dissenting Shareholders will be entitled to the return of the applicable share certificate(s), if any, and rights as a Shareholder in respect of the applicable Common Shares will be regained.

If a Shareholder exercises the Dissent Right, SGE will on the Effective Date set aside and not distribute that portion of the Fundamental Global Shares, which are attributable to the Common Shares for which Dissent Rights have been exercised. If a Shareholder exercises the Dissent Right but does not properly comply with the dissent procedures or, subsequent to giving his, her or their Dissent Notice, acts inconsistently with such dissent, then SGE will distribute to such Shareholder his, her or their pro-rata portion of the Fundamental Global Shares. If a Shareholder duly complies with the dissent procedures, then SGE will retain the portion of the Fundamental Global Shares attributable to such Shareholder (the “Non-Distributed Shares”), and the Non-Distributed Shares will be dealt with as determined by the Board in its discretion.

If the number of Common Shares held by Shareholders that duly exercise Dissent Rights exceeds 5% of the aggregate number of Common Shares outstanding immediately prior to the Effective Date, the parties to the Arrangement may elect not to complete the Arrangement.

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LEGAL MATTERS

Holland & Hart LLP has passed on the validity of the FG Common Stock offered by this joint proxy statement/prospectus.

EXPERTS

The financial statements of FGH as of December 31, 2023 and 2022 and for the years ended December 31, 2023, and 2022 incorporated into this joint proxy statement/prospectus have been audited by Haskell & White LLP, an independent registered public accounting firm, as stated in their report incorporated by reference, which report expresses an unqualified opinion. Such financial statements have been so incorporated in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of SGE as of December 31, 2023 and 2022 and for the years ended December 31, 2023, and 2022 incorporated into this joint proxy statement/prospectus have been audited by Haskell & White LLP, an independent registered public accounting firm, as stated in their report incorporated by reference, which report expresses an unqualified opinion. Such financial statements have been so incorporated in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for FG’s securities is VStock Transfer, LLC.

The transfer agent and registrar for SGE’s securities is Broadridge Corporate Issuer Solutions, Inc.

DELIVERY OF DOCUMENTS TO SECURITYHOLDERS

Pursuant to the rules of the SEC, SGE and servicers SGE employs to deliver communications to its securityholders are permitted to deliver to two or more securityholders sharing the same address a single copy of this joint proxy statement/prospectus. Upon written or oral request, SGE will deliver a separate copy of this joint proxy statement/prospectus to any securityholder at a shared address to which a single copy of this joint proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Securityholders receiving multiple copies of this joint proxy statement/prospectus may likewise request that SGE deliver single copies of proxy statements in the future. Securityholders may notify FG of their requests by calling or writing FG at its principal executive offices at 108 Gateway Boulevard, Suite 204 Mooresville, North Carolina 28117. Securityholders may notify SGE of their requests by calling or writing SGE at its principal executive offices at 108 Gateway Blvd, Suite 204, Mooresville, North Carolina 28117.

SUBMISSION OF SECURITYHOLDER PROPOSALS

The SGE Board of Directors is aware of no other matter that may be brought before the SGE Stockholders Meeting. However, if any matter other than the proposals or related matters should properly come before such meeting, the persons named in the enclosed proxy will vote proxies in accordance with their judgment on those matters.

FUTURE SECURITYHOLDER PROPOSALS

If the Business Combination is completed, SGE Stockholders will be entitled to attend and participate in FG’s annual meetings of stockholders. FG will provide notice of or otherwise publicly disclose the date on which its 2024 annual meeting will be held.

Stockholder proposals will be eligible for consideration by the FG Board of Directors for inclusion in the proxy statement for the 2024 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act. The deadline for submitting such proposals is September 7, 2024 unless the date of the 2024 FG Annual Meeting is more than 30 days before or after the one-year anniversary date of the 2023 FG Annual Meeting, which was held on December 6, 2023, in which case proposals must be submitted a reasonable time before FG prints its proxy materials for the 2024 FG Annual Meeting. The submission of a stockholder proposal does not guarantee that it will be included in FG’s proxy statement.

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Stockholders wishing to submit proposals for the 2024 FG Annual Meeting outside the process of Exchange Act Rule 14a-8 or to nominate individuals to FG’s Board of Directors must comply with the advance notice and other provisions of Article I, Section 4 of FG’s bylaws. To be timely, notice of the proposal must be received by the Secretary of FG between August 8, 2024 and September 7, 2024 provided, however, that in the event the date of the 2024 FG Annual Meeting is advanced by more than 30 days before or delayed by more than 60 days after the anniversary date of the 2023 FG Annual Meeting, to be timely, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the 2024 FG Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the 2024 FG Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

Stockholder proposals should be addressed to Fundamental Global Inc., 108 Gateway Blvd, Suite 204, Mooresville, NC 28117. The specific requirements for submitting stockholder proposals are set forth in Article I, Section 4 of FG’s bylaws.

SECURITYHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with the FG Board of Directors or SGE Board of Directors, or any committee chairperson or the non-management directors as a group of any such board by writing to the board or committee chairperson in care of Fundamental Global Inc., 108 Gateway Blvd, Suite 204, Mooresville, NC 28117. Each communication will be forwarded, depending on the subject matter, to the appropriate board of directors, committee chairperson or non-management directors.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of FG or pursuant to the foregoing provisions, FG has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

FG has filed a registration statement on Form S-4 to register with the SEC the FG Common Stock to be issued to SGE stockholders in connection with the Business Combination. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of FG in addition to being proxy statements of FG and SGE for the Meetings. The registration statement, including the attached exhibits and annexes, contains additional relevant information about FG and SGE. The rules and regulations of the SEC allow FG and SGE to omit certain information included in the registration statement from this joint proxy statement/prospectus.

FG and SGE, as applicable, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintain a website that contain reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including FG and SGE, as applicable, which you can access at www.sec.gov. In addition, you may obtain free copies of the documents FG and SGE file with the SEC, including the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part, by going to FG’s and SGE’s websites at https://fundamentalglobal.com/investor-relations/ and https://strong-entertainment.com/investor-relations/, respectively. The websites of FG and SGE are provided as inactive textual references only. The information contained on or accessible through the websites of FG and SGE (other than the documents listed below that are incorporated by reference herein) does not constitute a part of this joint proxy statement/prospectus and is not incorporated by reference herein.

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Statements contained or incorporated by reference in this joint proxy statement/prospectus regarding the contents of any contract or other document are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of that contract or other document filed as an exhibit with the SEC. The SEC allows FG and SGE, as applicable, to “incorporate by reference,” or make secondary documents a part of this filing by attaching the secondary document as an exhibit, in this joint proxy statement/prospectus documents that FG and SGE file with the SEC, including certain information required to be included in the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part. This means that FG and SGE can disclose important information to you by referring you to those documents. The information incorporated by reference herein is considered to be a part of this joint proxy statement/prospectus, and later information that FG and SGE file with the SEC will update and supersede that information. Each of FG and SGE incorporate by reference the following documents and any documents subsequently filed by it pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the date of its applicable Meeting (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules). Such documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct. These documents contain important information about FG’s and SGE’s businesses and financial performance.

For the purposes of the filing of this joint proxy statement/prospectus with the SEC and for persons resident in or otherwise subject to applicable securities laws in the United States who receive or view this joint proxy statement/prospectus, the following documents contain important information about us and we incorporate them by reference (excluding any portions of such documents that have been furnished but not filed for purposes of the Exchange Act):

FG filings (SEC File No. 001-36366)	Date of Filing with the SEC
Annual Report on Form 10-K	Filed March 14, 2024
Quarterly Reports on Form 10-Q	Filed May 20, 2024
Current Reports on Form 8-K	Filed January 4, 2024, February 29, 2024, April 3, 2024, June 4, 2024 and June 20, 2024
The description of FG Common Stock contained in FG’s Registration Statement on Form 8-A, as filed with the SEC on March 19, 2014, as updated by the description of FG’s Common Stock contained in Exhibit 4.4 to FG’s Annual Report on Form 10-K for the year ended December 31, 2023, and together with all amendments and reports filed with the SEC for purposes of updating such description	March 19, 2014 and March 14, 2024

Such documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

This document incorporates by reference the following documents that have been previously filed with the SEC by SGE:

SGE filings (SEC File No. 001-41688)	Date of Filing with the SEC
Annual Report on Form 10-K	Filed March 29, 2024 (as amended by the Form 10-K/A filed April 29, 2024)
Quarterly Reports on Form 10-Q	Filed May 14, 2024
Current Reports on Form 8-K	Filed January 5, 2024, January 23, 2024, May 7, 2024 and June 4, 2024
The description of SGE Common Stock contained in SGE’s Registration Statement on Form 8-A, as filed with the SEC on April 13, 2023, as updated by the description of SGE’s Common Stock contained in Exhibit 4.1 to SGE’s Annual Report on Form 10-K for the year ended December 31, 2023, and together with all amendments and reports filed with the SEC for purposes of updating such description	April 13, 2023 and March 29, 2024

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FG has supplied all information contained in or incorporated by reference into this joint proxy statement/prospectus relating to FG, as well as all pro forma financial information, and SGE has supplied all such information relating to SGE.

Documents incorporated by reference are available from FG or SGE, as the case may be, without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference into this joint proxy statement/prospectus. FG stockholders or SGE stockholders, as applicable, may request a copy of this joint proxy statement/prospectus, any of the documents incorporated by reference in this joint proxy statement/prospectus or other information concerning FG or SGE, without charge, through the SEC’s website at www.sec.gov or by written or telephonic request to:

Fundamental Global Inc. 108 Gateway Blvd, Suite 204 Mooresville, North Carolina 28117 (704) 994-8279	Strong Global Entertainment, Inc. 108 Gateway Blvd, Suite 204, Mooresville, North Carolina 28117 (704) 471-6784.

To obtain timely delivery of the documents, you must request them no later than five business days before the date of the applicable Meeting. Therefore, if you would like to request documents from FG, please do so by [●], 2024, in order to receive them before the FG Stockholder Meeting. If you would like to request documents from SGE, please do so by [●], 2024, in order to receive them before the SGE Stockholder Meeting.

You should rely only on the information contained in or incorporated by reference into this joint proxy statement/prospectus to vote on the Proposals contained herein. Neither FG nor SGE has authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus.

If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus or solicitations of proxies are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/prospectus does not extend to you.

This joint proxy statement/prospectus is dated [●], 2024. You should not assume that the information in it (or incorporated by reference) is accurate as of any date other than that date or the date of such incorporated document, as applicable, and neither its mailing to FG stockholders or SGE stockholders nor the issuance of FG Common Stock in the Business Combination will create any implication to the contrary.

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ANNEX A-1 – THE PLAN OF ARRANGEMENT

PLAN OF ARRANGEMENT
UNDER SECTION 288 OF THE
BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

Article 1
INTERPRETATION

1.1	Definitions

In this Plan of Arrangement, the following words, terms and expressions (and all grammatical variations thereof) shall have the following meanings:

“Amalco” has the meaning ascribed thereto in subsection 3.1(d);

“Amalco Common Shares” means the common shares without par value in the authorized share structure of Amalco;

“Arrangement” means the arrangement involving SGE and FG Québec under the provisions of Part 9, Division 5 of the BCBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the Arrangement Agreement or this Plan of Arrangement or made at the direction of the Court in the Final Order with the consent of SGE and Fundamental Global, each acting reasonably;

“Arrangement Agreement” means the arrangement agreement dated May 30, 2024 between SGE and FG Québec, including all schedules and exhibits and all instruments supplementing, amending, modifying, restating or otherwise confirming the Arrangement Agreement, in each case in accordance with the terms thereof;

“Arrangement Consideration” means 1.5 of a Fundamental Global Share for each one (1) Common Share;

“Arrangement Resolution” means the special resolution of the SGE Shareholders to be considered and, if thought fit, passed by the SGE Shareholders at the SGE Meeting, to be in substantially the form and content of Schedule “B” to the Arrangement Agreement, with such changes as may be agreed to by SGE and Fundamental Global, each acting reasonably;

“BCBCA” means the Business Corporations Act (British Columbia), including all regulations made thereunder, as promulgated or amended from time to time;

“Business Day” means any day on which commercial banks are generally open for business in the City of Vancouver, British Columbia and the City of Montreal, Quebec, other than a Saturday, a Sunday or a day observed as a statutory holiday in the City of Vancouver, British Columbia or the City of Montreal, Quebec;

“Common Shares” means the Class A Common Voting shares of SGE;

“Court” means the Supreme Court of British Columbia;

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“CRA” means the Canada Revenue Agency;

“Depositary” means any trust company, bank or other financial institution agreed to in writing by each of the Parties for the purpose of, among other things, exchanging certificates representing Common Shares for the Share Arrangement in connection with the Arrangement;

“Dissent Rights” means the rights of dissent exercisable by the SGE Shareholders in respect of the Arrangement described in Article 4 of this Plan of Arrangement;

“Dissenting Shareholder” means a SGE Shareholder who duly and validly exercises Dissent Rights in respect of the Arrangement in strict compliance with the Dissent Rights described in Article 4 of this Plan of Arrangement and who does not withdraw or be deemed to have withdrawn such exercise of Dissent Rights prior to the Effective Time;

“Effective Date” means the date upon which the Arrangement becomes effective as provided in this Plan of Arrangement;

“Effective Time” means the beginning of the day (Vancouver time) on the Effective Date or such other time as FG Québec and SGE may agree upon in writing;

“FG Québec” means FG Holdings Québec ULC, an unlimited liability company continued under the BCBCA;

“Final Order” means the final order of the Court pursuant to section 291 of the BCBCA, in a form acceptable to FG Québec and SGE, each acting reasonably, approving the Arrangement as such order may be amended by the Court (with the consent of both SGE and FG Québec, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both SGE and FG Québec, each acting reasonably) on appeal;

“Fundamental Global” means Fundamental Global Inc., a company governed by the laws of Nevada;

“Fundamental Global Shares” means the common stock in the capital of Fundamental Global;

“Governmental Entity” means (a) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, ministry, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau or agency, domestic or foreign (including the NYSE America), (b) any subdivision, agent or authority of any of the foregoing or (c) any quasigovernmental or private body, including any tribunal, commission, regulatory agency or self-regulatory organization, exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

“holder” means, when used with reference to the Common Shares, a registered holder of the Common Shares, as shown in the registers maintained by or on behalf of SGE in respect thereof;

“Interim Order” means the interim order of the Court to be issued following the application therefor contemplated by Section 2.2 of the Arrangement Agreement, in a form acceptable to SGE and FG Québec, each acting reasonably, providing for, among other things, the calling and holding of SGE Meeting, as such order may be amended, supplemented or varied by the Court (with the consent of both SGE and FG Québec, each acting reasonably);

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“Landmark Warrant” means the share purchase warrant granted by SGE to Landmark Studio Group LLC to purchase up to an aggregate of 150,000 Common Shares;

“Law” or “Laws” means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, rulings, ordinances, judgments, injunctions, determinations, awards, decrees or other requirements, whether domestic or foreign, and the terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity, and the term “applicable” with respect to such Laws and in a context that refers to one or more Parties, means such Laws as are applicable to such Party or its business, undertaking, property or securities and emanate from a person having jurisdiction over the Party or Parties or its or their business, undertaking, property or securities;

“Letter of Transmittal” means, to the extent necessary, a letter of transmittal that may be sent to holders of Common Shares in connection with the Arrangement providing for the delivery of certificates representing Common Shares to the Depositary;

“Liens” means any hypothecations, mortgages, liens, charges, security interests, pledges, claims, encumbrances and adverse rights or claims, other third party interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing, but excluding (i) security interests, liens, charges or other encumbrances or imperfections in title arising in the ordinary course of business or by operation of Law, (ii) security interests, liens, charges or other encumbrances arising under sales contracts with title retention provisions or equipment leases with third parties entered into in the ordinary course of business and (iii) security interests, liens, charges or other encumbrances for taxes or charges from a Governmental Entity which are not due and payable or which thereafter may be paid without penalty;

“Parties” means, collectively, SGE and FG Québec, and “Party” means SGE or FG Québec;

“person” includes an individual, limited or general partnership, limited liability company, limited liability partnership, trust, joint venture, association, body corporate, unincorporated organization, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status;

“Plan of Arrangement” means this Plan of Arrangement and any amendments or variations hereto made in accordance with the provisions of the Arrangement Agreement, the applicable provisions of this Plan of Arrangement or at the direction of the Court in the Final Order with the consent of SGE and FG Québec, each acting reasonably;

“Registrar” means the person appointed as the Registrar of Companies under section 400 of the BCBCA;

“SGE” means Strong Global Entertainment, Inc., a company governed by the laws of the Province of British Columbia;

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“SGE Convertible Securities” means, collectively, the SGE RSUs, SGE Options, Landmark Warrants and Think Equity Warrants;

“SGE Meeting” means the annual general and special meeting of the SGE Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order for the purpose of considering and, if thought fit, approving, the Arrangement Resolution;

“SGE Options” means options granted under the 2023 SGE Share Compensation Plan to purchase Common Shares;

“SGE RSUs” means the outstanding restricted share units of SGE issued pursuant to the 2023 Share Compensation Plan.

“SGE Shareholders” means the holders of the Common Shares;

“Subco” means 1483530 B.C. Ltd., a company incorporated under the laws of the Province of British Columbia;

“Subco Shares” means the common shares without par value in the authorized share structure of Subco;

“Tax Act” means the Income Tax Act (Canada) and the regulations made thereunder;

“Think Equity Warrants” means the share purchase warrants granted by SGE to Think Equity to purchase up to an aggregate of 170,500 Common Shares;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

“U.S. Tax Code” means the United States Internal Revenue Code of 1986, as amended.

“2023 Share Compensation Plan” means the share compensation plan adopted by SGE which contemplated, among other things, the issuance of the SGE RSUs and SGE Options.

1.2	Definitions in Arrangement Agreement

All terms used in this Plan of Arrangement that are not defined in Section 1.1 or elsewhere herein and that are defined in the Arrangement Agreement shall have the respective meanings specified in the Arrangement Agreement.

1.3	Certain Rules of Interpretation

In this Plan of Arrangement:

(a)	Time. Time is of the essence in and of this Plan of Arrangement.

(b)	Calculation of Time. Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends. Where the last day of any such time period is not a business day, such time period shall be extended to the next business day following the day on which it would otherwise end.

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(c)	Business days. Whenever any action to be taken or payment to be made pursuant to this Plan of Arrangement would otherwise be required to be made on a day that is not a business day, such action shall be taken or such payment shall be made on the first business day following such day.

(d)	Currency. Unless otherwise specified, all references to amounts of money in this Plan of Arrangement refer to the lawful currency of the United States.

(e)	Headings. The descriptive headings preceding Articles and Sections of this Plan of Arrangement are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Articles or Sections. The division of this Plan of Arrangement into Articles and Sections and the insertion of a table of contents shall not affect the interpretation of this Plan of Arrangement.

(f)	Including. Where the word “including” or “includes” is used in this Plan of Arrangement, it means “including without limitation” or “includes without limitation”.

(g)	Plurals and Genders. The use of words in the singular or plural, or referring to a particular gender, shall not limit the scope or exclude the application of any provision of this Plan of Arrangement to such persons or circumstances as the context otherwise permits.

(h)	Statutory References. Any reference to a statute shall mean the statute in force as at the date of this Plan of Arrangement (together with all regulations promulgated thereunder), as the same may be amended, re-enacted, consolidated or replaced from time to time, and any successor statute thereto, unless otherwise expressly provided.

Article 2
BINDING EFFECT

2.1	Arrangement Agreement

The Plan of Arrangement is made pursuant to, is subject to the provisions of, and forms a part of the Arrangement Agreement, except in respect of the sequence of the steps comprising the Arrangement, which shall occur in the order set forth herein.

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2.2	Binding Effect

This Plan of Arrangement shall become effective at the Effective Time and, at and after the Effective Time, shall be binding on:

(a)	SGE;

(b)	the SGE Shareholders (including all Dissenting Shareholders and FG Québec); and

(c)	Subco,

in each case without any further authorization, act or formality on the part of any person, except as expressly provided herein.

Article 3
THE ARRANGEMENT

3.1	Arrangement

Unless otherwise indicated, the following shall occur and shall be deemed to occur, commencing at the Effective Time, sequentially in the following order, and without any further authorization, act or formality on the part of any person except as expressly provided herein:

(a)	each Common Share held by a Dissenting Shareholder immediately prior to the Effective Time shall be and shall be deemed to be transferred (free and clear of any Liens) by the holder thereof to SGE, and:

(i)	SGE shall be obligated to pay (which shall be funded with funds of SGE not directly or indirectly provided by FG Québec) each such Dissenting Shareholder the amount determined in accordance with Section 4.1 for such Common Shares;

(ii)	each such Dissenting Shareholder shall cease to be the holder of such Common Shares and shall cease to have any rights as a holder of such Common Shares, other than the right to be paid the amount determined in accordance with Section 4.1 for such Common Shares;

(iii)	each such Dissenting Shareholder’s name shall be removed as the holder of such Common Shares from the register of Common Shares maintained by or on behalf of SGE;

(iv)	such Common Shares shall be cancelled in the register of Common Shares maintained by or on behalf of SGE; and

(v)	FG Québec shall be deemed to be the holder of such Common Shares (free and clear of any Liens) and shall be entered as the holder of such Common Shares in the register of Common Shares maintained by or on behalf of SGE;

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(b)	each Common Share outstanding immediately prior to the Effective Time (excluding the Common Shares held by FG Québec and further excluding the Common Shares held by Dissenting Shareholders deemed to be transferred pursuant to subsection 3.1(a)) shall be and shall be deemed to be transferred (free and clear of all Liens) by the holders thereof to FG Québec and:

(i)	FG Québec, subject to Article 5, shall be obligated to issue and deliver to each such holder the Arrangement Consideration;

(ii)	each such holder shall cease to be the holder of such Common Shares and shall cease to have any rights as a holder of such Common Shares, other than the right, subject to Article 5, to receive (A) the Arrangement Consideration in exchange for such Common Shares in accordance with Section 3.1(b)(i), and (B) any dividends or other distributions payable in respect of the Fundamental Global Shares, in accordance with Section 5.2, and, in each case less any amounts required to be withheld, in accordance with Section 5.6;

(iii)	each such holder’s name shall be removed as the holder of such Common Shares from the register of Common Shares maintained by or on behalf of SGE; and

(iv)	FG Québec shall be deemed to be the holder of such Common Shares (free and clear of any Liens) and shall be entered as the holder of such Common Shares in the register of Common Shares maintained by or on behalf of SGE;

(c)	SGE will file an election with the CRA to cease to be a public corporation for the purposes of the Tax Act;

(d)	SGE and Subco shall amalgamate and continue as one corporate entity (“Amalco”) with the same effect as if they had amalgamated pursuant to section 282 of the BCBCA and if, and to the extent, for any reason, there are any holders of Common Shares other than FG Québec remaining after the prior steps, then all of the Common Shares held by such holders (other than FG Québec) shall be and shall be deemed to be exchanged on the amalgamation (free and clear of any Liens) by the holder thereof for the Arrangement Consideration;

(e)	from and after the Effective Date, at the time of the step contemplated in subsection 3.1(d), the following provisions shall apply to Amalco:

(i)	the authorized share structure of Amalco shall consist of an unlimited number of Amalco Common Shares;

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(ii)	all of the property, rights and interests of Subco and SGE (except any amounts receivable by Subco from SGE or receivable by SGE from Subco) shall become property, rights and interests of Amalco and Amalco will own and hold all such property, rights and interests;

(iii)	Amalco will continue to be liable for all of the liabilities and obligations of SGE and Subco (except any amounts payable by SGE to Subco or by Subco to SGE);

(iv)	any existing cause of action, claim or liability to prosecution will be unaffected;

(v)	any legal proceeding being prosecuted or pending by or against either Subco or SGE may be prosecuted, or its prosecution may be continued, as the case may be, by or against Amalco;

(vi)	a conviction against, or a ruling, order or judgment in favour of or against either SGE or Subco may be enforced by or against Amalco;

(vii)	the name of Amalco shall be “Strong Global Entertainment, Inc.”;

(viii)	the first directors of Amalco shall be Mark Roberson and Todd Major;

(ix)	the notice of articles of Amalco shall be in the form attached as Schedule A to this Plan of Arrangement; and the articles of Amalco shall be in the form attached as Schedule B to this Plan of Arrangement; and

(f)	upon the amalgamation referred to in subsection 3.1(d) above each Common Share and each Subco Share held by FG Québec shall be exchanged for one Amalco Common Share.

The exchanges, payments and cancellations contemplated by this Section 3.1 shall be deemed to occur on the Effective Date, notwithstanding that certain of the procedures related thereto are not completed until after the Effective Time or after the Effective Date.

3.2	SGE Convertible Securities

For greater certainty, the exchange of Common Shares for the Arrangement Consideration pursuant to the Arrangement is a change of Common Shares into Fundamental Global Shares for purposes of the 2023 Share Compensation Plan, and pursuant to section 6.3 of the 2023 Share Compensation Plan and agreements governing the SGE Options and SGE RSUs and the terms of the certificates representing the Landmark Warrants and Think Equity Warrants, upon completion of the Arrangement, holders of the SGE Convertible Securities will be entitled to receive, upon exercise or vesting, as the case may be, of an SGE Convertible Security, for the same aggregate consideration, the Arrangement Consideration in lieu of each Common Share such holder otherwise would have been entitled to receive, subject to any restrictions, limitations or subsequent adjustments that apply after the Effective Time pursuant to the 2023 Share Compensation Plan, such option agreements or such certificates representing the Landmark Warrants and Think Equity Warrants, and provided that the value of any SGE Convertible Security immediately after such change shall not exceed the value of such SGE Convertible Security prior thereto.

A-1-9

Article 4
RIGHTS OF DISSENT

4.1	Rights of Dissent

(a)	Pursuant to the Interim Order, each registered SGE Shareholder may exercise rights of dissent (“Dissent Rights”) under Division 2 of Part 8 of the BCBCA, as modified by this Article 4, the Interim Order or the Final Order, with respect to Common Shares in connection with the Arrangement, provided that the Notice of Dissent contemplated by section 242 of the BCBCA must be received by SGE, c/o Gowling WLG (Canada) LLP, 550 Burrard Street, Suite 2300, Bentall 5 Vancouver, British Columbia V6C 2B5 Attention: Cyndi Laval, by 4:00 p.m. (Vancouver time) on the date that is two Business Days prior to the date of the SGE Meeting or any date to which the SGE Meeting may be postponed or adjourned and provided further that holders who duly exercise such Dissent Rights and who:

(i)	are ultimately entitled to be paid fair value for their Common Shares in respect of which they have exercised Dissent Rights, which fair value shall be the fair value of such Common Shares immediately before the approval of the Arrangement Resolution, shall be paid an amount equal to such fair value by SGE (which shall be funded with funds of SGE not directly or indirectly provided by FG Québec), which fair value shall be determined in accordance with the procedures applicable to the payout value set out in sections 244 and 245 of the BCBCA; and

(ii)	are ultimately not entitled, for any reason, to be paid fair value for their Common Shares in respect of which they have exercised Dissent Rights, shall be deemed to have participated in the Arrangement, as of the Effective Time, on the same basis as a SGE Shareholder who has not exercised Dissent Rights and shall be entitled to receive only the Arrangement Consideration contemplated in subsection 3.1(b) hereof that such holder would have received pursuant to the Arrangement if such holder had not exercised Dissent Rights.

(b)	In no case shall FG Québec, SGE or any other person be required to recognize holders of Common Shares who exercise Dissent Rights as holders of Common Shares after the time that is immediately prior to the Effective Time, and the names of the Dissenting Shareholders shall be deleted from the central securities register of SGE as holders of Common Shares at the Effective Time.

(c)	In addition to any other restrictions under section 238 of the BCBCA, no holders of Common Shares who vote or have instructed a proxyholder to vote such Common Shares in favour of the Arrangement Resolution shall be entitled to exercise Dissent Rights.

A-1-10

Article 5
CERTIFICATES and fractional shares

5.1	Exchange of Certificates for Fundamental Global Shares

(a)	At and after the Effective Time and until surrendered for cancellation as contemplated by this Section 5.1, each certificate that immediately prior to the Effective Time represented one or more outstanding Common Shares (other than Common Shares held by Dissenting Shareholders), shall be deemed at all times to represent only the right, subject to this Article 5, to receive (i) a certificate representing the Fundamental Global Shares issuable, in accordance with subsection 3.1(b), and (ii) any dividends or other distributions payable in respect of such Fundamental Global Shares, in accordance with Section 5.2, in each case less any amounts required to be withheld, in accordance with Section 5.6, and any certificate so surrendered shall forthwith be cancelled.

(b)	Prior to the Effective Time, FG Québec shall deposit or cause to be deposited with the Depositary, for the benefit of the persons that were holders of Common Shares immediately prior to the Effective Time (other than Dissenting Shareholders), a certificate or certificates representing that whole number of Fundamental Global Shares issuable in exchange for such Common Shares in accordance with subsection 3.1(b).

(c)	Upon (i) surrender to the Depositary for cancellation of a certificate that immediately prior to the Effective Time represented one or more outstanding Common Shares that were exchanged for Fundamental Global Shares in accordance with subsection 3.1(b), together with a duly completed Letter of Transmittal, such other documents and instruments as would have been required to effect the transfer of the Common Shares formerly represented by such certificate under the terms of such certificate, the BCBCA or the articles of SGE, and such other documents and instruments as the Depositary or FG Québec may reasonably require, or (ii) as may be effected by the Depositary electronically by book entry, the person that was the holder of such Common Shares shall be entitled to receive, and as promptly as practicable after the Effective Time the Depositary shall deliver to such holder, or register by book entry, the certificate or book entry order representing the Fundamental Global Shares issuable in exchange for such Common Shares, in accordance with subsection 3.1(b), less any amount withheld pursuant to Section 5.6.

(d)	In the event of a transfer of ownership of Common Shares prior to the Effective Time that was not registered in the register of Common Shares maintained by or on behalf of SGE, the certificate or certificates representing the number of Fundamental Global Shares issuable in exchange for such Common Shares in accordance with subsection 3.1(b) may be registered in the name of and issued to the transferee if the certificate representing such Common Shares is presented to the Depositary together with all documents and instruments required to be delivered pursuant to subsection 5.1(c) and all documents and instruments required to evidence and effect such transfer.

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5.2	Distributions with Respect to Unsurrendered Certificates

No dividends or other distributions paid, declared or made with respect to Fundamental Global Shares with a record date after the Effective Date shall be paid to the holder of any unsurrendered certificate that immediately prior to the Effective Time represented outstanding Common Shares, unless and until the holder of such certificate shall have complied with the provisions of Section 5.1. Subject to applicable Law, and to the provisions of Section 5.5, at the time such holder shall have complied with the provisions of Section 5.1 (or, in the case of clause (b) below, at the appropriate payment date), there shall be paid to such person, without interest, (a) the amount of dividends or other distributions with a record date after the Effective Date theretofore paid with respect to the Fundamental Global Shares to which such person is entitled pursuant hereto, and (b) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Date but prior to the date of compliance by such person with the provisions of Section 5.1 and a payment date subsequent to the date of such compliance and payable with respect to such Fundamental Global Shares.

5.3	No Fractional Shares

In no event shall any holder of Common Shares be entitled to a fractional Fundamental Global Share. Where the aggregate number of Fundamental Global Shares to be issued to an SGE Shareholder as consideration under or as a result of this Arrangement would result in a fraction of a Fundamental Global Share being issuable, the number of Fundamental Global Shares to be received by such SGE Shareholder shall be rounded down to the nearest whole Fundamental Global Share and no SGE Shareholder will be entitled to any compensation in respect of a fractional Fundamental Global Share.

5.4	Lost Certificates

In the event any certificate that immediately prior to the Effective Time represented one or more outstanding Common Shares that were exchanged pursuant to subsection 3.1(b) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and upon such person otherwise complying with the provisions of Section 5.1, such person shall be entitled to receive, in accordance with the provisions of this Article 5, any certificates representing Fundamental Global Shares to which such person is entitled pursuant to Section 5.1, any dividends or other distributions to which such person is entitled pursuant to Section 5.2, in each case less any amount withheld pursuant to Section 5.6; provided that, as a condition precedent to any such issuance and payment, such person shall have provided a bond satisfactory to FG Québec and the Depositary in such amount as FG Québec or the Depositary may direct, or otherwise indemnify SGE and FG Québec in a manner satisfactory to FG Québec against any claim that may be made against SGE or FG Québec with respect to the certificate alleged to have been lost, stolen or destroyed.

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5.5	Extinction of Rights

Any certificate that immediately prior to the Effective Time represented outstanding Common Shares that were exchanged pursuant to subsection 3.1(b) that is not deposited in the manner required by Section 5.1 on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature, including as a securityholder of Fundamental Global. On such date, the Fundamental Global Shares to which the holder of such certificate would otherwise have been entitled shall be deemed to have been surrendered for no consideration to FG Québec or its successor. None of SGE, FG Québec, or any of their respective successors (including Amalco), or the Depositary will be liable to any person in respect of any Arrangement Consideration (including any consideration previously held by the Depositary in trust for any such former holder) which is forfeited to SGE, FG Québec, or any of their respective successors (including Amalco) or delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

5.6	Withholding Rights

SGE, Subco, Amalco, FG Québec, Fundamental Global, and the Depositary will be entitled to deduct or withhold from any consideration, dividend, or other distribution otherwise payable to any SGE Shareholder, former SGE Shareholder, or holder of Fundamental Global Shares, to the extent applicable, under this Plan of Arrangement (including any payment to Dissenting SGE Shareholders) such amounts as SGE, Subco, Amalco, FG Québec, Fundamental Global, or the Depositary determines, acting reasonably, are required or permitted to be deducted or withheld with respect to such payment under Canadian or United States tax Laws or any other applicable Law. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid to the person in respect of which such deduction or withholding was made on account of the obligation to make payment to such person hereunder, provided that such deducted or withheld amounts are actually remitted to the appropriate Governmental Entity. To the extent necessary, such deductions or withholdings may be effected by selling any Fundamental Global Shares to which any such person may otherwise be entitled under the Plan of Arrangement, and any amount remaining following the sale, deduction, or remittance shall be paid to the person entitled thereto as soon as reasonably practicable.

5.7	Interest

Under no circumstances shall interest accrue or be paid by Fundamental Global or the Depositary to persons depositing certificates pursuant to Section 5.1, regardless of any delay in making any payment contemplated by this Article 5 in respect of such Fundamental Global Shares.

5.8	U.S. Securities Law Compliance

Notwithstanding any provision herein to the contrary, SGE and FG Québec agree that the Arrangement will be carried out with the intention that all Arrangement Consideration issued on completion of the Plan of Arrangement to the SGE Shareholders will be registered with the U.S. Securities and Exchange Commission or issued in reliance on an exemption from the registration requirements of the U.S. Securities Act.

A-1-13

Article 6
AMENDMENTS

6.1	Amendments to Plan of Arrangement

(a)	SGE and FG Québec may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment, modification and/or supplement must be (i) set out in writing, (ii) agreed to in writing by SGE and FG Québec, (iii) filed with the Court and, if made following the SGE Meeting, approved by the Court and (iv) communicated to the SGE Shareholders if and as required by the Court.

(b)	Any amendment, modification or supplement to this Plan of Arrangement may be proposed by SGE at any time prior to the SGE Meeting (provided that FG Québec shall have consented thereto in writing) with or without any other prior notice or communication, and if so proposed and approved at the SGE Meeting in the manner required by the Interim Order, shall become part of this Plan of Arrangement for all purposes.

(c)	Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the SGE Meeting shall be effective only if (i) it is consented to by each of FG Québec and SGE, and (ii) if required by the Court, it is approved by the SGE Shareholders voting in the manner directed by the Court.

(d)	Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Time unilaterally by FG Québec, provided that it concerns a matter that in the opinion of FG Québec, acting reasonably, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any person that, immediately prior to the Effective Time, was a holder of Common Shares.

(e)	This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.

Article 7
FURTHER ASSURANCES and adjustments

7.1	Further Assurances

Notwithstanding that the transactions contemplated in this Plan of Arrangement shall occur and be deemed to occur in the order set out in Section 3.1 and shall become effective without any further act or formality, each of SGE and FG Québec shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein.

7.2	Encumbrances

Any exchange or transfer of securities pursuant to the Plan of Arrangement shall be free and clear of any Liens or other claims of third parties of any kind.

7.3	Paramountcy

From and after the Effective Time: (a) the Plan of Arrangement shall take precedence and priority over any and all Fundamental Global Shares issued prior to the Effective Time, (b) the rights and obligations of the SGE Shareholders, SGE, FG Québec, the Depositary and any transfer agent or other depositary therefor in relation thereto, shall be solely as provided for in the Plan of Arrangement, and (c) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any Fundamental Global Shares shall be deemed to have been settled, compromised, released and determined without liability except as set forth in the Plan of Arrangement.

ANNEX A-2 – THE ARRANGEMENT AGREEMENT

[Pursuant to Item 601(b)(2)(ii) of Regulation S-K, certain terms to this Annex have been omitted as they are both not material and of the type that the registrant treats as private or confidential. A copy of unredacted copy of the exhibit will be furnished supplementally to the SEC upon request.]

[Exhibits and schedules to this Annex have been omitted pursuant to Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.]

ARRANGEMENT AGREEMENT

BETWEEN:

FG HOLDINGS QUÉBEC INC.

– and –

STRONG GLOBAL ENTERTAINMENT, INC.

– and –

1483530 B.C. LTD.

A-2-2

TABLE OF CONTENTS

Article 1 INTERPRETATION		A-2-4

1.1	Definitions	A-2-4
1.2	Certain Rules of Interpretation	A-2-12
1.3	Schedules	A-2-13

Article 2 THE ARRANGEMENT		A-2-14

2.1	The Arrangement	A-2-14
2.2	Interim Order	A-2-14
2.3	The SGE Circular	A-2-15
2.4	The SGE Meeting	A-2-16
2.5	Final Order	A-2-17
2.6	Court Proceedings and Materials	A-2-17
2.7	Closing	A-2-17
2.8	Payment of Consideration	A-2-18
2.9	Announcement and Shareholder Communications	A-2-18
2.10	Tax Matters	A-2-18
2.11	SGE Convertible Securities	A-2-18

Article 3 REPRESENTATIONS AND WARRANTIES OF SGE		A-2-19

3.1	Representations and Warranties	A-2-19
3.2	Survival of Representations and Warranties	A-2-23

Article 4 REPRESENTATIONS AND WARRANTIES OF FG Québec		A-2-24

4.1	Representations and Warranties of FG Québec	A-2-24
4.2	Survival of Representations and Warranties	A-2-27

Article 5 COVENANTS OF THE PARTIES		A-2-27

5.1	Covenants of SGE	A-2-27
5.2	Covenants of FG Québec	A-2-29
5.3	Mutual Covenants Regarding the Arrangement	A-2-29
5.4	Preparation of Filings	A-2-31
5.5	Access to Information	A-2-31
5.6	Insurance and Indemnification	A-2-31

Article 6 TERM, TERMINATION, AMENDMENT AND WAIVER		A-2-32

6.1	Term	A-2-32
6.2	Termination	A-2-32
6.3	Notice and Cure Provisions	A-2-33
6.4	Effect of Termination	A-2-34
6.5	Amendment	A-2-34
6.6	Waiver	A-2-34

Article 7 CONDITIONS		A-2-34

7.1	Mutual Conditions Precedent	A-2-34
7.2	Additional Conditions Precedent to the Obligations of FG Québec	A-2-35
7.3	Additional Conditions Precedent to the Obligations of SGE	A-2-36
7.4	Satisfaction of Conditions	A-2-36

Article 8 GENERAL PROVISIONS		A-2-37

8.1	Privacy	A-2-37
8.2	Public Notices	A-2-37
8.3	Notices to Parties	A-2-37
8.4	Governing Law	A-2-38
8.5	Further Assurances	A-2-38
8.6	Expenses	A-2-38
8.7	Injunctive Relief	A-2-38
8.8	Entire Agreement	A-2-39
8.9	Assignment and Enurement	A-2-39
8.10	No Liability	A-2-39
8.11	Severability	A-2-39
8.12	Waiver	A-2-39
8.13	No Third Party Beneficiaries	A-2-40
8.14	Rules of Construction	A-2-40
8.15	Counterparts; Execution	A-2-40

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ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT is made as of May 30, 2024.

BETWEEN:

FG HOLDINGS QUÉBEC INC., a corporation existing under the laws of the Province of Québec

(“FG Québec”)

- and -

STRONG GLOBAL ENTERTAINMENT, INC., a company existing under the laws of the Province of British Columbia

(“SGE”)

- and -

1483530 B.C. LTD., a company existing under the laws of the Province of British Columbia

(“Subco”)

WHEREAS:

A.	FG Québec currently owns, inter alia, 6,000,000 Class A Common voting shares in the authorized capital of SGE (“Common Shares”), representing approximately 76% of the issued and outstanding Common Shares.

B.	FG Québec wishes to acquire all of the issued and outstanding Common Shares not already owned by FG Québec pursuant to a plan of arrangement under the provisions of the BCBCA (as herein defined.

C.	The Special Committee (as herein defined) has unanimously determined that the Arrangement is fair to the SGE Shareholders (has herein defined) and is in the best interests of SGE and unanimously determined to recommend approval of the Arrangement to the Board (has herein defined) and that the Board recommend that the SGE Shareholders vote in favour of the Arrangement Resolution (has herein defined).

D.	The Board has determined, after receiving the recommendation of the Special Committee and after receiving financial advice and following the receipt and review of the Fairness Opinion (as herein defined), that the Consideration (as defined herein) to be received by SGE Shareholders pursuant to the Arrangement (as defined herein) is fair from a financial point of view and that the Arrangement is in the best interests of SGE, and the Board has resolved to recommend that the SGE Shareholders vote in favour of the Arrangement, all subject to the terms and the conditions contained in this Agreement.

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NOW THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

Article 1
INTERPRETATION

1.1	Definitions

In this Agreement, the following words, terms and expressions (and all grammatical variations thereof) shall have the following meanings:

(a)	“2023 Share Compensation Plan” means the share compensation plan adopted by SGE which contemplates, among other things, the issuance of the SGE RSUs and SGE Options.

(b)	“affiliate” has the meaning specified in the BCBCA;

(c)	“Agreement” “this Agreement”, “the Agreement”, “hereof”, “herein”, “hereto”, “hereby”, “hereunder” and similar expressions mean this arrangement agreement, including all schedules and exhibits and all instruments supplementing, amending, modifying, restating or otherwise confirming this Agreement, in each case in accordance with the terms hereof, and all references to “Articles”, “Sections”, “Schedules” and “Exhibits” mean and refer to the specified article, section, schedule or exhibit of this Agreement;

(d)	“Arrangement” means the arrangement involving SGE, Subco and FG Québec under the provisions of Part 9, Division 5 of the BCBCA, on the terms and subject to the conditions set forth in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with this Agreement or the Plan of Arrangement or at the direction of the Court in the Final Order provided such amendment or variation is acceptable to both SGE and FG Québec, each acting reasonably;

(e)	“Arrangement Resolution” means the special resolution of the SGE Shareholders to be considered and, if thought fit, passed by the SGE Shareholders by the Required Vote at the SGE Meeting, to be in substantially the form and content of Schedule “B” hereto, with such changes as may be agreed to by SGE and FG Québec, each acting reasonably;

(f)	“BCBCA” means the Business Corporations Act (British Columbia) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

(g)	“Board” means the board of directors of SGE;

(h)	“business day” means any day on which commercial banks are generally open for business in the City of Vancouver, British Columbia and the City of Montreal, Québec, other than a Saturday, a Sunday or a day observed as a statutory holiday in the City of Vancouver, British Columbia or the City of Montreal, Québec;

(i)	“CIBC” means the Canadian Imperial Bank of Canada;

(j)	“Class B Shares” means Class B common stock in the authorized share structure of SGE, which SGE is authorized to issue as presently constituted;

(k)	“Closing” has the meaning ascribed to it in Section 2.8;

(l)	“Closing Date” means the date on which Closing occurs;

(m)	“Code” means the United States Internal Revenue Code of 1986, as amended;

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(n)	“commercially reasonable efforts” or “reasonable commercial efforts” with respect to any Party means the use by such Party of its reasonable efforts consistent with reasonable commercial practice without payment or incurrence of any material liability or obligation;

(o)	“Common Shares” means the Class A Common Voting shares without par value in the authorized share structure of SGE, which SGE is authorized to issue as presently constituted;

(p)	“Consideration” means the consideration to be received by the SGE Shareholders pursuant to the Plan of Arrangement as consideration for their Common Shares consisting of 1.5 of a Fundamental Global Share for each one Common Share held;

(q)	“Continuation” means the filing of a continuation application referred to in section 302(1)(a) of the BCBCA by FG Québec to be continued into British Columbia under the BCBCA;

(r)	“Conversion” means the filing of a Notice of Alteration by FG Québec (after the Continuation) giving effect to the change of FG Québec to an unlimited liability company and the change of its name to FG Holdings Québec ULC pursuant to section 51.31 of the BCBCA;

(s)	“Contract” means any contract, agreement, license, franchise, lease, arrangement, commitment, understanding or other right or obligation (written or oral) and any amendment thereto;

(t)	“Court” means the Supreme Court of British Columbia;

(u)	“Depositary” means any trust company, bank or other financial institution agreed to in writing by each of the Parties for the purpose of, among other things, exchange certificates representing Common Shares for the Share Arrangement in connection with the Arrangement;

(v)	“Dissent Rights” means the rights of dissent exercisable by the SGE Shareholders in respect of the Arrangement described in the Plan of Arrangement;

(w)	“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system;

(x)	“Effective Date” means the date upon which the Arrangement becomes effective as provided in the Plan of Arrangement;

(y)	“Effective Time” has the meaning specified in the Plan of Arrangement;

(z)	“Fairness Opinion” means the written opinion of the Financial Advisor, delivered to the Board to the effect that as of the date of such opinion, subject to the assumptions and limitations set out therein, the Consideration to be received by the SGE Shareholder under the Arrangement is fair, from a financial point of view, to the SGE Shareholders;

(aa)	“FG Québec” means, prior to the Continuation, FG Holdings Québec Inc., a corporation governed by the laws of the Province of Québec, after the Continuation and prior to the Conversion, FG Holdings Québec Inc., a company governed by the laws of the Province of British Columbia, and after the Conversion, FG Holdings Québec ULC, an unlimited liability company governed by the laws of the Province of British Columbia, as the context so requires;

A-2-6

(bb)	“FG Québec Credit Facility” means the certain amended and restated credit agreement dated January 13, 2024 (as may be amended from time to time), by and among FG Québec, as borrower, CIBC, as lender;

(cc)	“Final Order” means the final order of the Court under Section 291 of the BCBCA, in a form acceptable to SGE and FG Québec, each acting reasonably, approving the Arrangement, as such order may be amended by the Court (with the consent of both SGE and FG Québec, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both SGE and FG Québec, each acting reasonably) on appeal;

(dd)	“Financial Advisor” means Intrinsic, LLC, financial advisor to the Board;

(ee)	“Fundamental Global” means Fundamental Global Inc., a Nevada corporation;

(ff)	“Fundamental Global 2021 Equity Incentive Plan” means Fundamental Global’s equity incentive plan dated December 15, 2021;

(gg)	“Fundamental Global Financial Statements” has the meaning specified in Section 4.1(e);

(hh)	“Fundamental Global Material Adverse Effect” means any change, effect, event, circumstance, fact or occurrence that individually or in the aggregate with other such changes, effects, events, circumstances, facts or occurrences (a) is, or would reasonably be expected to be, material and adverse to the business, affairs, results of operations, assets, properties, capital, condition (financial or otherwise), rights, liabilities, or obligations (whether absolute, accrued, conditional or otherwise) of Fundamental Global and its subsidiaries, taken as a whole, or (b) materially impairs or delays, or could reasonably be expected to materially impair to delay, the consummation of the Arrangement or the ability of Fundamental Global to perform its obligations hereunder other than any change, effect, event, circumstance, fact or occurrence resulting from (i) changes in general economic or political conditions or securities, credit, financial, banking, commodity or currency markets in general, including in Canada or the United States, (ii) changes affecting the industries in which Fundamental Global operates, (iii) any natural disaster or the commencement or continuation of any war, armed hostilities or acts of terrorism, (iv) any change in applicable Law or U.S. GAAP, in each case first proposed after the date hereof, or (v) any decrease in the trading price or any decline in the trading volume of Fundamental Global Shares (it being understood that the causes underlying such change in trading price or trading volume (other than those in clauses (i) to (iv) above) may be taken into account in determining whether a Fundamental Global Material Adverse Effect has occurred); unless such fact, circumstance, change, effect, matter, action, condition, event or occurrence referred to in clauses (i), (ii), (iii) or (iv) has a materially disproportionate and adverse effect on Fundamental Global and its subsidiaries, taken as a whole, compared to other persons of similar size operating in the industry in which Fundamental Global and its subsidiaries, taken as a whole, operate;

(ii)	“Fundamental Global Options” means common stock options issued under the FG Québec 2021 Equity Incentive Plan;

(jj)	“Fundamental Global Preferred Shares” means Series A cumulative preferred stock in the capital of Fundamental Global, which Fundamental Global is authorized to issue as presently constituted;

A-2-7

(kk)	“Fundamental Global Public Disclosure Record” means all documents filed by or on behalf of Fundamental Global with the SEC after December 31, 2022, and prior to the date of this Agreement;

(ll)	“Fundamental Global Restricted Share” means restricted stock units issued under the 2021 Equity Incentive Plan;

(mm)	“Fundamental Global RSUs” means restricted stock units issued under the Fundamental Global 2021 Equity Incentive Plan;

(nn)	“Fundamental Global Shares” means the common stock, par value $0.001 per share, of Fundamental Global, which Fundamental Global is authorized to issue as presently constituted;

(oo)	“Governmental Entity” means (a) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, ministry, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau or agency, domestic or foreign, (b) any subdivision, agent or authority of any of the foregoing or (c) any quasi-governmental or private body, including any tribunal, commission, regulatory agency or self-regulatory organization (including the NYSE America or other applicable stock exchange), exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

(pp)	“Indebtedness” means, with respect to any person, without duplication, (a) indebtedness of such person for borrowed money, secured or unsecured, (b) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, (c) every obligation of such person under purchase money mortgages, conditional sale agreements or other similar instruments relating to purchased property or assets, (d) every capitalized lease obligation of such person, (e) every obligation of such person under interest rate cap, swap, collar or similar transactions, commodity price hedging transactions or currency hedging transactions (valued at the termination value thereof), (f) amounts owing by such person as deferred purchase price for property or services, including all seller notes and “earn out” payments, whether material or not, which, for greater certainty, shall not include accounts payable related to expenses incurred in the ordinary course of business and shall include accounts payable related to capital expenditures in excess of $50,000, (g) with respect to any obligation of the type referred to above, all accrued and unpaid interest, premiums, penalties, breakage costs, unwind costs, fees, termination costs, redemption costs, expenses and other charges with respect to any thereof, and (h) every obligation of the type referred to above of any other person, the payment of which such person has guaranteed or for which such person is otherwise responsible or liable;

(qq)	“Intellectual Property” means any inventions, patent applications, patents, trade-marks (both registered and unregistered) and applications for trademark registrations, trade names, copyrights (both registered and unregistered), trade secrets, databases, know-how, URLs, websites, algorithms, designs, inventions (whether or not patentable and whether or not reduced to practice), slogans, logos and all other and proprietary information or technology;

(rr)	“Interim Order” means the interim order of the Court to be issued following the application therefor contemplated by Section 2.2, in a form acceptable to SGE and FG Québec, each acting reasonably, providing for, among other things, the calling and holding of the SGE Meeting, as such order may be amended, supplemented or varied by the Court (with the consent of both SGE and FG Québec, each acting reasonably);

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(ss)	“Landmark Warrant” means the share purchase warrant granted by SGE to Landmark Studio Group LLC to purchase up to an aggregate of 150,000 Common Shares;

(tt)	“Law” or “Laws” means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, rulings, ordinances, judgments, injunctions, determinations, awards, decrees or other requirements, whether domestic or foreign, and the terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity, and the term “applicable” with respect to such Laws and in a context that refers to one or more Parties, means such Laws as are applicable to such Party or its business, undertaking, property or securities and emanate from a person having jurisdiction over the Party or Parties or its or their business, undertaking, property or securities;

(uu)	“Legal Actions” has the meaning specified in Section 3.1(i);

(vv)	“Liens” means any hypothecations, mortgages, liens, charges, security interests, pledges, claims, encumbrances and adverse rights or claims, other third party interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing, but excluding (i) security interests, liens, charges or other encumbrances or imperfections in title arising in the ordinary course of business or by operation of Law, (ii) security interests, liens, charges or other encumbrances arising under sales contracts with title retention provisions or equipment leases with third parties entered into in the ordinary course of business and (iii) security interests, liens, charges or other encumbrances for Taxes or charges from a Governmental Entity which are not due and payable or which thereafter may be paid without penalty;

(ww)	“Pandemic Response Law” means the Consolidated Appropriations Act, 2021, or applicable rules and regulations promulgated thereunder, as amended from time to time, the American Rescue Plan Act of 2021, Pub. L. 117-2 (117th Cong.) (Mar. 11, 2021), the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. 116–136 (116th Cong.) (Mar. 27, 2020), the Families First Coronavirus Response Act, Pub. L. No. 116-127 (116th Cong.) (Mar. 18, 2020), and any other similar, future, or additional U.S. federal, state, local, or non-U.S. Law, or administrative guidance that addresses or is intended to benefit taxpayers in response to the COVID-19 pandemic and associated economic downturn.

(xx)	“Parties” means, collectively, SGE and FG Québec, and “Party” means SGE or FG Québec;

(yy)	“Permit” means any license, permit, certificate, franchise, consent, order, grant, easement, covenant, approval, classification, registration or other authorization of or from any Governmental Entity;

(zz)	“person” includes an individual, limited or general partnership, limited liability company, limited liability partnership, trust, joint venture, association, body corporate, unincorporated organization, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status;

(aaa)	“Plan of Arrangement” means the plan of arrangement substantially in the form of Schedule “A” hereto and any amendments or variations thereto made in accordance with the provisions of this Agreement, the applicable provisions of the Plan of Arrangement or at the direction of the Court in the Final Order with the consent of SGE and FG Québec, each acting reasonably;

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(bbb)	“Post-Signing Return” has the meaning specified in Section 5.1(d);

(ccc)	“Regulatory Approvals” means (i) those sanctions, rulings, consents, waivers, orders, exemptions, permits and other approvals of any Governmental Entity, and the lapse (without objection), exemption or waiver of a prescribed time under any Law that states that a transaction may not be implemented until after a prescribed time lapses following the giving of notice or supply of information or documents, set forth in Schedule “C”, and (ii) such other sanctions, rulings, consents, waivers, orders, exemptions, permits and other approvals of any Governmental Entity, and the lapse (without objection), exemption or waiver of any prescribed time under any Law that states that a transaction may not be implemented until after a prescribed time lapses following the giving of notice or supply of information or documents, required to consummate the Plan of Arrangement, except, in the case of (ii) only, for those sanctions, rulings, consents, waivers, orders, exemptions, permits and other approvals, the failure to obtain which, individually or in the aggregate, would not reasonably be expected to result in a SGE Material Adverse Effect or a FG Québec Material Adverse Effect;

(ddd)	“Representatives” of a person, means the directors, officers, employees, advisors, agents or other representatives or persons acting on behalf of such person (including lawyers, accountants and financial and other professional advisors);

(eee)	“Required Vote” has the meaning specified in Section 2.2(b)(iii);

(fff)	“Returns” means all reports, forms, filings, elections, designations, notices, schedules, statements, estimates, declarations of estimated tax, information statements, returns, and other documents (whether in tangible, electronic or other form), and including any amendments, schedules, attachments, supplements, appendices and exhibits relating to, or required to be filed with a Governmental Entity or prepared with respect to, Taxes;

(ggg)	“SEC” means the United States Securities and Exchange Commission;

(hhh)	“SGE” means Strong Global Entertainment, Inc.;

(iii)	“SGE Circular” means the notice of the SGE Meeting and the accompanying proxy statement, including all schedules, appendices and exhibits thereto, to be sent to the SGE Shareholders in connection with the SGE Meeting, as amended or supplemented in accordance with the terms of this Agreement;

(jjj)	“SGE Convertible Securities” means, collectively, the SGE RSUs, SGE Options, Landmark Warrants and Think Equity Warrants;

(kkk)	“SGE Credit Facility” means the certain credit agreement, dated as of January 19, 2024 (as may be amended from time to time), by and among SGE, as borrower, CIBC, as lender, and FG Québec Inc., Strong/MDI Screen Systems, Inc. and Strong Technical Services, Inc., as guarantors;

(lll)	“SGE Employees” means all employees of SGE and its subsidiaries;

(mmm)	“SGE Financial Statements” has the meaning specified in Section 3.1(f);

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(nnn)	“SGE Material Adverse Effect” means any change, effect, event, circumstance, fact or occurrence that individually or in the aggregate with other such changes, effects, events, circumstances, facts or occurrences (a) is, or would reasonably be expected to be, material and adverse to the business, affairs, results of operations, assets, properties, capital, condition (financial or otherwise), rights, liabilities, or obligations (whether absolute, accrued, conditional or otherwise) of SGE and its subsidiaries, taken as a whole, or (b) materially impairs or delays, or could reasonably be expected to materially impair to delay, the consummation of the Arrangement or the ability of SGE to perform its obligations hereunder, other than any change, effect, event, circumstance, fact or occurrence resulting from (i) changes in general economic or political conditions or securities, credit, financial, banking, commodity or currency markets in general, including in Canada or the United States, (ii) changes affecting the industry SGE operates in generally, (iii) any natural disaster or the commencement or continuation of any war, armed hostilities or acts of terrorism, or (iv) any change in applicable Law or U.S. GAAP, in each case first proposed after the date hereof; unless such fact, circumstance, change, effect, matter, action, condition, event or occurrence referred to in clauses (i), (ii), (iii) or (iv) has a materially disproportionate and adverse effect on SGE and its subsidiaries, taken as a whole, compared to other persons of similar size operating in the industry in which SGE and its subsidiaries, taken as a whole, operate;

(ooo)	“SGE Material Contract” means:

(A)	any Contract that is in effect and was not entered into in the ordinary course of business of SGE or any of its subsidiaries, whether written, oral, expressed or implied, under which SGE or any of its subsidiaries is obliged to make payments on an annual basis in excess of $100,000 in the aggregate;

(B)	any lease of real property by SGE or any of its subsidiaries, as tenant, with third parties providing for annual rentals of $100,000 or more;

(C)	any Contract entered into in the ordinary course of business of SGE (including one of indemnification, guarantee or other like commitment or obligation to any person other than SGE or a wholly-owned subsidiary of SGE) under which SGE or any of its subsidiaries is obliged to make payments on an annual basis in excess of $200,000 in the aggregate;

(D)	any partnership, limited liability company agreement, shareholder agreement, joint venture, alliance agreement or other similar agreement or arrangement relating to the formation, creation, operation, management, business or control of any person, partnership or joint venture that is not a wholly-owned subsidiary of SGE (other than any such agreement or arrangement relating to the operation or business of a property in the ordinary course and which is not material with respect to such property);

(E)	any Contract (other than with or among wholly-owned subsidiaries) under which Indebtedness in excess of $200,000 is outstanding or may be incurred or pursuant to which any property or asset of SGE or any of its subsidiaries is mortgaged, pledged or otherwise subject to a Lien, or any Contract restricting the incurrence of Indebtedness by SGE or any subsidiary or the incurrence of Liens on securities of subsidiaries or restricting the payment of dividends;

(F)	Contracts entered into by SGE or any of its subsidiaries relating to any outstanding commitment for capital expenditures in excess of $200,000 in the aggregate;

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(G)	any Contract that purports to limit the right of SGE or any of its subsidiaries or affiliates to, in any material respect (i) engage in any line of business, or (ii) compete with any person or operate in any location;

(H)	any Contract entered into in the past 12 months or in respect of which the applicable transaction has not yet been consummated for the acquisition or disposition, directly or indirectly (by amalgamation, merger or otherwise), of assets or capital stock or other equity interests of another person, in each case other than in the ordinary course of business;

(I)	any standstill or similar Contract currently restricting the ability of SGE or any of its subsidiaries to offer to purchase or purchase the assets or equity securities of another person;

(J)	any agreement to license material Intellectual Property rights to or from the business; and

(K)	any Contract entered into with a SGE Employee or any other service provider of SGE or any of its subsidiaries that provides for severance, change-in-control, transaction bonus or other similar payments;

(ppp)	“SGE Meeting” means the annual and special meeting of the SGE Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with this Agreement and the Interim Order for the purpose of considering and, if thought fit, approving, the Arrangement Resolution;

(qqq)	“SGE Options” means options granted under the 2023 SGE Share Compensation Plan to purchase Common Shares;

(rrr)	“SGE Public Disclosure Record” means all documents filed by or on behalf of SGE with the SEC after May 1, 2023, and prior to the date of this Agreement;

(sss)	“SGE RSUs” means restricted share units issued under the 2023 Share Compensation Plan;

(ttt)	“SGE Shareholders” means the holders of the Common Shares;

(uuu)	“Securities Authorities” means the SEC or securities authority of any U.S. state;

(vvv)	“Securities Laws” means the U.S. Exchange Act of 1934, as amended, the U.S. Securities Act of 1933, as amended, and all other applicable United States federal and state securities Laws;

(www)	“SPAC Transaction” means the transaction between SGE and FG Acquisition Corp. pursuant to which FG Acquisition Corp. will acquire 100% of Strong/MDI Screen Systems Inc., as disclosed by SGE in its May 3, 2024 press release;

(xxx)	“Special Committee” means the special committee of independent directors established by the Board in connection with the transactions contemplated by this Agreement;

(yyy)	“Subco” means 1483530 B.C. Ltd.;

(zzz)	“Subco Shares” means the Common shares without par value in the authorized share structure of Subco, which Subco is authorized to issue as presently constituted;

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(aaaa)	“subsidiary” means, with respect to a specified body corporate, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified body corporate and shall include any body corporate, partnership, joint venture or other entity over which such specified body corporate exercises direction or control or which is in a like relation to a subsidiary;

(bbbb)	“Tax Act” means the Income Tax Act (Canada);

(cccc)	“Taxes” means (A) any and all domestic and foreign (including United States) federal, state, provincial, municipal and local taxes, assessments and other governmental charges, duties, impositions, levies, withholdings, fees, premiums and liabilities imposed by any Governmental Entity, including Canada Pension Plan and provincial pension plan contributions, instalments, unemployment insurance contributions and employment insurance contributions, worker’s compensation and deductions at source, including taxes based on or measured by gross receipts, income, profits, sales, capital, use, severance, and occupation, and including goods and services, value added, ad valorem, transfer, franchise, withholding, customs, payroll, commitments to spend funds in a specific manner, recapture, employment, business license, excise and property duties and taxes, together with all interest, penalties, fines, and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a “transferee” (within the meaning of Section 160 of the Tax Act, the Code or any other similar applicable Law) or successor of another entity or a member of a related, non-arm’s length, affiliated, consolidated, unitary or combined group;

(dddd)	“Think Equity Warrants” means the share purchase warrants granted by SGE to Think Equity to purchase up to an aggregate of 50,000 Common Shares;

(eeee)	“third party” means any person other than SGE or FG Québec or any of their Representatives, or any of their respective affiliates and their affiliates’ respective Representatives;

(ffff)	“U.S. Exchange Act” means the United States Securities Exchange Act of 1934;

(gggg)	“U.S. GAAP” means United States generally accepted accounting principles;

(hhhh)	“U.S. Securities Act” means the United States Securities Act of 1933; and

(iiii)	“U.S. Treasury Regulations” means the United States Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

1.2	Certain Rules of Interpretation

In this Agreement:

(a)	Time. Time is of the essence in and of this Agreement.

(b)	Calculation of Time. Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends. Where the last day of any such time period is not a business day, such time period shall be extended to the next business day following the day on which it would otherwise end.

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(c)	Business Days. Whenever any action to be taken or payment to be made pursuant to this Agreement would otherwise be required to be made on a day that is not a business day, such action shall be taken or such payment shall be made on the first business day following such day.

(d)	Currency. Unless otherwise specified, all references to amounts of money in this Agreement refer to the lawful currency of Canada.

(e)	Headings. The descriptive headings preceding Articles and Sections of this Agreement are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Articles or Sections. The division of this Agreement into Articles and Sections and the insertion of a table of contents shall not affect the interpretation of this Agreement.

(f)	Including. Where the word “including” or “includes” is used in this Agreement, it means “including without limitation” or “includes without limitation”.

(g)	Plurals and Genders. The use of words in the singular or plural, or referring to a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such persons or circumstances as the context otherwise permits.

(h)	Statutory References. Any reference to a statute shall mean the statute in force as at the date of this Agreement (together with all regulations, rules and published policies promulgated thereunder), as the same may be amended, re-enacted, consolidated or replaced from time to time, and any successor statute thereto, unless otherwise expressly provided.

(i)	Ordinary Course. Any reference to an action taken by a person in the ordinary course means that such action is consistent with past practices of such person and is taken in the ordinary course of the normal day-to-day business and operations of such person; provided that in any event such action is not unreasonable or unusual.

(j)	Knowledge. Any reference to “the knowledge of SGE” means the actual knowledge, in their capacity as a director and/or officer of SGE and its subsidiaries and not in their personal capacities, of Mark Roberson, Chief Executive Officer of SGE, and Todd Major, Chief Financial Officer of SGE, after reasonable inquiry, and references to “to the knowledge of FG Québec” means the actual knowledge, in their capacity as directors and/or officers of FG Québec, and not in their personal capacities, of Mark Roberson, the President of FG Québec, and Todd Major, the Treasurer of FG Québec, after reasonable inquiry.

(k)	Accounting Matters. Unless otherwise stated, all accounting terms used in this Agreement shall have the meanings attributable thereto under U.S. GAAP and all determinations of an accounting nature required to be made shall be made in a manner consistent with U.S. GAAP.

1.3	Schedules

The following Schedules are annexed to this Agreement and are incorporated by reference into this Agreement and form a part hereof:

Schedule “A”	-	Plan of Arrangement
Schedule “B”	-	Arrangement Resolution
Schedule “C”	-	Regulatory Approvals

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Article 2
THE ARRANGEMENT

2.1	The Arrangement

The Arrangement will be implemented in accordance with, and subject to the terms and conditions contained in, this Agreement and the Plan of Arrangement.

2.2	Interim Order

(a)	Subject to the terms of this Agreement, as soon as reasonably practicable following the date of this Agreement, SGE shall prepare and file an application to the Court, pursuant to Section 291 of the BCBCA, for the Interim Order in a manner and form reasonably acceptable to FG Québec, and thereafter diligently seek the Interim Order in such form.

(b)	The notice of motion for the application referred to in Section 2.2(a) shall request that the Interim Order provide, among other things:

(i)	for the class of persons to whom notice is to be provided in respect of the Arrangement and the SGE Meeting and for the manner in which such notice is to be provided;

(ii)	for confirmation of the record date for the SGE Meeting;

(iii)	for the calling and holding of the SGE Meeting for the purpose of considering the Arrangement Resolution;

(iv)	that the requisite approval for the Arrangement Resolution shall be the affirmative vote of not less than 66 2/3 of the votes cast on the Arrangement Resolution by the SGE Shareholders, voting together as a single class, present in person or represented by proxy at the SGE Meeting (the “Required Vote”);

(v)	that in all other respects the terms, restrictions and conditions of the articles of SGE, including quorum requirements, shall apply in respect of the SGE Meeting;

(vi)	for the grant of the Dissent Rights to the SGE Shareholders who are registered SGE Shareholders;

(vii)	for the notice requirements with respect to the hearing of the application to the Court for the Final Order;

(viii)	that the SGE Meeting may be adjourned or postponed from time to time by SGE in accordance with the terms of this Agreement without the need for additional approval of the Court;

(ix)	that the record date for SGE Shareholders entitled to notice of and to vote at the SGE Meeting will not change in respect of any adjournment(s) or postponement(s) of the SGE Meeting; and

(x)	for such other matters FG Québec may reasonably require, subject to the consent of SGE, such consent not to be unreasonably withheld, delayed or conditional.

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2.3	The SGE Circular

(a)	As promptly and as reasonably practicable after the execution and delivery of this Agreement, SGE shall prepare, in consultation with FG Québec, the SGE Circular together with any other documents required by applicable Laws in connection with the SGE Meeting. SGE shall provide FG Québec and its Representatives with a reasonable opportunity to review and comment on the SGE Circular and such other documents, including by providing on a timely basis a description of any information required to be supplied by FG Québec for inclusion in the SGE Circular prior to its mailing to the SGE Shareholders and filing in accordance with the Interim Order and applicable Laws, and will give reasonable consideration to all comments made by FG Québec and its Representatives, provided that all information relating to FG Québec or the Fundamental Global Shares included in the SGE Circular shall be in form and content satisfactory to FG Québec.

(b)	FG Québec will, in a timely manner, furnish SGE with all such information regarding FG Québec and its affiliates as is reasonably requested by SGE or otherwise required to be included in the SGE Circular by the Interim Order. FG Québec shall also use commercially reasonable efforts to obtain any necessary consents from any of its auditors, qualified persons and any other advisors to the use of any financial, technical or other expert information required to be included in the SGE Circular and to the identification in the SGE Circular of each such advisor.

(c)	As promptly as reasonably practicable after the issuance of the Interim Order, SGE will cause the SGE Circular and such other documents to be sent to the SGE Shareholders and filed with the appropriate Securities Authorities, in each case as required by applicable Laws and the Interim Order. The SGE Circular shall include (i) that the Board has received the Fairness Opinion, (ii) the general terms of the Fairness Opinion, (iii) the approval of the Board of the Arrangement, (iv) the determination by the Board that, after reviewing financial and legal advice, that the Arrangement is fair to the SGE Shareholders and is in the best interests of SGE, (v) the recommendation of the Board that the SGE Shareholders vote in favour of the Arrangement Resolution, unless such approval or recommendation has been withdrawn, modified or amended in accordance with the terms of this Agreement, and (vi) copy of the Fairness Opinion.

(d)	SGE shall ensure that the SGE Circular complies in all material respects with the Interim Order and all applicable Laws and, without limiting the generality of the foregoing, that the SGE Circular does not, at the time of mailing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or that is necessary to make the statements contained therein not misleading in light of the circumstances under which they are made (other than with respect to any information relating to FG Québec, Fundamental Global or their respective affiliates, including the Fundamental Global Shares to be issued under the Arrangement, or provided by FG Québec). FG Québec shall provide information relating to it, its affiliates and the Fundamental Global Shares for inclusion in the SGE Circular and will ensure such information does not contain any untrue statement of a material fact or omit a fact that is necessary to make the statements contained therein not misleading in light of the circumstances under which they are made.

(e)	Each of the Parties shall promptly notify the other if at any time before the Effective Time it becomes aware that the SGE Circular contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or that is necessary to make the statements contained therein not misleading in light of the circumstances under which they are made, or that otherwise requires an amendment or supplement to the SGE Circular, and the Parties shall cooperate in the preparation of any such amendment or supplement and, if required by applicable Law or by the Court, SGE will cause the same to be distributed or otherwise disseminated to the SGE Shareholders and/or filed with the applicable Securities Authorities.

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(f)	SGE will promptly inform FG Québec of any requests or comments made by Securities Authorities in connection with the SGE Circular.

2.4	The SGE Meeting

Subject to the terms of this Agreement and receipt of the Interim Order:

(a)	In accordance with the Interim Order and applicable Laws, as soon as reasonably practicable after the date of this Agreement, SGE shall convene and hold the SGE Meeting for the purpose of considering the Arrangement Resolution.

(b)	Except (i) as required by applicable Laws, (ii) for purposes of obtaining a quorum or (iii) by valid SGE Shareholder action, SGE shall not adjourn, postpone or cancel (or propose the adjournment, postponement or cancellation of) the SGE Meeting without the prior written consent of FG Québec.

(c)	SGE shall use its reasonable best efforts to solicit from the SGE Shareholders proxies in favour of the approval of the Arrangement Resolution and against any resolution submitted by any SGE Shareholder that is inconsistent with the Arrangement Resolution.

(d)	SGE shall, upon request from time to time by FG Québec, deliver to FG Québec: (i) basic lists of all registered SGE Shareholders and other security holders of SGE, showing the name and address of each holder and the number of Common Shares or other securities of SGE held by each such holder, all as shown on the records of SGE as of a date that is not more than five business days prior to the date of delivery of such list, (ii) to the extent in the possession of, or could reasonably be obtained by SGE, a list of participants in book-based clearing systems, nominees of registered SGE Shareholders or other securities of SGE and non-registered beneficial owners of Common Shares and securities positions and (iii) from time to time, at the request of FG Québec, updated or supplemental lists setting out any changes from the list(s) referred to in clause (i) of this Section 2.5(d).

(e)	SGE shall advise FG Québec as FG Québec may reasonably request the aggregate tally of the proxies received by SGE in respect of the Arrangement Resolution.

(f)	SGE shall promptly advise FG Québec of any Dissent Rights exercised or purported to have been exercised by any SGE Shareholder received by SGE in relation to the Arrangement Resolution and any withdrawal of Dissent Rights received by SGE and, subject to applicable Laws, any written communications sent by or on behalf of SGE to any SGE Shareholder exercising or purporting to exercise Dissent Rights in relation to, or otherwise intending to oppose (other than through the voting of Common Shares) the Arrangement Resolution.

(g)	SGE shall not make any payment or settlement offer, or agree to any payment or settlement, prior to the Effective Time with respect to Dissent Rights without the prior written consent of FG Québec.

(h)	SGE will give notice to FG Québec of the SGE Meeting and allow FG Québec’s Representatives and legal counsel to attend the SGE Meeting.

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2.5	Final Order

If (a) the Interim Order is obtained, (b) the Arrangement Resolution is passed at the SGE Meeting by SGE Shareholders as provided for in the Interim Order and as required by applicable Law, and (c) the Regulatory Approvals are obtained, subject to the terms of this Agreement, SGE shall as soon as reasonably practicable but in any event not less than three (3) business days thereafter submit the Arrangement to the Court, pursuant to Section 291 of the BCBCA, for the Final Order and thereafter diligently pursue an application for the Final Order.

2.6	Court Proceedings and Materials

(a)	Subject to the terms of this Agreement, FG Québec will cooperate with, assist and consent to SGE seeking the Interim Order and the Final Order, including by providing SGE on a timely basis any information required to be supplied by FG Québec in connection therewith. SGE will provide FG Québec and its legal counsel with reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with the Arrangement, including by providing on a timely basis a description of any information required to be supplied by FG Québec for inclusion in such material, prior to the service and filing of that material, and SGE will give reasonable consideration to all comments made by FG Québec and its Representatives. SGE will ensure that all material filed with the Court in connection with the Arrangement is consistent in all material respects with the terms of this Agreement and the Plan of Arrangement. SGE will also provide legal counsel to FG Québec on a timely basis with copies of any notices and evidence served on SGE or its legal counsel in respect of the applications for the Interim Order, the Final Order or any other proceeding related to this Agreement, the Arrangement or the Arrangement or any appeal therefrom and of any written notice received by SGE indicating any intention to oppose the granting of the Interim Order or the Final Order or to appeal the Interim Order or the Final Order.

(b)	Subject to applicable Law, SGE will not file any material with the Court in connection with this Agreement, the Arrangement or any appeal therefrom or serve any such material, and will not agree to modify or amend materials so filed or served, except as contemplated hereby or with FG Québec’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed; provided that nothing herein shall require FG Québec to agree or consent to any increased purchase price or other consideration or other modification or amendment to such filed or served materials that expands or increases FG Québec’s obligations set forth in this Agreement.

2.7	Closing

The completion of the Arrangement (the “Closing”) shall occur on the Effective Date, which shall be the second business day after the satisfaction or waiver (subject to applicable Laws) of the conditions set forth in Article 7 (excluding conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to the satisfaction or, where permitted, waiver of those conditions as of the Effective Date), and unless another date is agreed to in writing by the Parties, the Parties shall implement the Plan of Arrangement at the Effective Time, and the Arrangement will, from and after the Effective Time, be fully effective in accordance with its terms and will have all of the effects provided by applicable Laws, including the BCBCA. The Arrangement shall become effective on the Effective Date and the steps to be carried out pursuant to the Arrangement shall become effective on the Effective Date in the order set forth in the Plan of Arrangement. The Closing will take place electronically on the Effective Date, or such other place or time as agreed upon by the Parties.

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2.8	Payment of Consideration

FG Québec will, following receipt of the Final Order and prior to Closing, deposit in escrow with the Depositary sufficient Fundamental Global Shares to satisfy the consideration to be paid pursuant to the Arrangement to the SGE Shareholders.

2.9	Announcement and Shareholder Communications

Prior to any public disclosure of this Agreement or transactions contemplated by this Agreement, or filing materials with the SEC, any court, or applicable stock exchange relating thereto, SGE shall consult with Fundamental Global and shall provide Fundamental Global with a reasonable opportunity to review and comment on all such written statements and materials prior to the release thereof. Fundamental Global shall be a third-party beneficiary of this Agreement. The obligations in this Section 2.10 shall be subject to each party’s overriding obligation to make any disclosure or filing required under applicable Laws or stock exchange rules or listing agreement, and the party making such disclosure shall use reasonable best efforts to give prior oral or written notice to the other party and reasonable opportunity to review or comment on the disclosure or filing, and if such prior notice is not possible, to give such notice immediately following the making of such disclosure or filing.

2.10	Tax Matters

FG Québec, the Depositary and SGE shall be entitled to deduct or withhold from any consideration payable or otherwise deliverable to any person under this Agreement and from all dividends (including deemed dividends), interest, or other amounts payable to any SGE Shareholder, former SGE Shareholder or the holder or former holder of any SGE Convertible Securities, including any person who has exercised Dissent Rights, such amounts as FG Québec, the Depositary or SGE may be required to deduct or withhold therefrom under any provision of applicable Laws in respect of Taxes. To the extent that such amounts are so deducted, withheld and remitted, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid. The right of FG Québec, the Depositary and SGE to withhold Tax shall not derogate or limit any gross-up obligations that may otherwise apply to any amounts so paid. In the event that FG Québec, the Depositary or SGE remits an amount pursuant to this Section 2.11, as soon as practicable thereafter, FG Québec, the Depositary or SGE, as applicable, shall deliver to the person from which the amount was withheld the original or a certified copy of a receipt issued by the Governmental Entity to which such amount was remitted evidencing such remittance, a copy of the Return reporting such remittance, or other reasonable evidence of such remittance.

2.11	SGE Convertible Securities

Subject to the terms of this Agreement and applicable Regulatory Approval, the SGE Convertible Securities outstanding prior to the Effective Time shall be adjusted at the Effective Time in accordance with the terms of the 2023 Share Compensation Plan or certificates representing such SGE Convertible Securities, as applicable, to be, in the case of the SGE Options, Landmark Warrant and Think Equity Warrant, exercisable for the same aggregate consideration, and in the case of SGR RSUs, vested for the same aggregate consideration, for Fundamental Global Shares, and the SGE Convertible Securities shall continue to be governed by and be subject to the terms of the 2023 Share Compensation Plan or certificates representing such SGE Convertible Securities, as applicable. FG Quebec will, effective as of the Effective Date, enter into an assumption agreement reflecting the treatment of the SGE Convertible Securities.

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Article 3
REPRESENTATIONS AND WARRANTIES OF SGE

3.1	Representations and Warranties

SGE hereby represents and warrants to and in favour of FG Québec as follows and acknowledges that FG Québec is relying upon such representations and warranties in connection with the entering into of this Agreement:

(a)	Board Approval. As of the date hereof, (A) the Board, after consultation with its financial and legal advisors, has determined unanimously that the Arrangement is fair to the SGE Shareholders and is in the best interests of SGE and has resolved unanimously to recommend to the SGE Shareholders that they vote their Common Shares in favour of the Arrangement, and the Board has unanimously approved the Arrangement and the execution and performance of this Agreement, and (B) the Financial Advisor has delivered an opinion to the Board, to the effect that as of the date of such opinion, subject to the assumptions and limitations set out therein, the Consideration to be received under the Arrangement is fair, from a financial point of view, to the SGE Shareholders (other than FG Québec and its affiliates).

(b)	Organization and Qualification. SGE and each of its subsidiaries is a corporation or company duly created and validly existing under the Laws of its jurisdiction of incorporation, continuance, amalgamation or formation, as the case may be, and has all necessary corporate or legal power, authority and capacity to own, lease, license or otherwise hold its property and assets as now owned, leased, licensed or otherwise held, and to carry on its business as it is now being conducted. SGE and each of its subsidiaries are duly registered or otherwise authorized and qualified to do business and each is in good standing in each jurisdiction in which the character of its property and assets owned, leased, licensed or otherwise held, or the nature of its activities, makes such registration or authorization and qualification necessary, except where the failure to be so registered, authorized, qualified or in good standing would not reasonably be expected to have a SGE Material Adverse Effect.

(c)	Capitalization. The authorized and issued capital of SGE consists (i) of an unlimited number of Common Shares, of which, as of the close of business on May 30, 2024, 7,902,842 Common Shares have been validly issued and are outstanding as fully paid and non-assessable shares, (ii) an unlimited number of Class B Shares, of which, as of the close of business on May 30, 2024, 100 Class B Shares have been validly issued and are outstanding as fully paid and non-assessable shares and are held by FG Québec and (iii) 150,000,000 preferred shares without par value, of which, as of the close of business on May 30, 2024, nil preferred shares are issued and outstanding. As of the close of business on May 30, 2024, an aggregate of up to 515,831 Common Shares are issuable pursuant to the SGE Convertible Securities, and such Common Shares have been duly authorized and, upon issuance, will be validly issued and outstanding as fully paid and non-assessable shares. Other than the SGE Convertible Securities, there are no options, warrants, conversion privileges, commitments (contingent or otherwise) or other Contract or any right or privilege (whether by Law, pre-emptive or contractual) capable of becoming an agreement, for the purchase, allotment or issuance of, or subscription for, any securities of SGE, or any securities convertible or exchangeable into, or exercisable for, or otherwise evidencing a right to acquire, any securities of SGE. All of the Common Shares and the SGE Convertible Securities have been issued in compliance with all applicable corporate Laws, Securities Laws, the 2023 Share Compensation Plan (as applicable) and the constating documents of SGE. Other than the Common Shares, the Class B Shares, the preferred shares and the SGE Convertible Securities, there are no securities of SGE or of any of its subsidiaries outstanding which have the right to vote generally (or are convertible into or exchangeable for securities having the right to vote generally) with the SGE Shareholders on any matter. There are no outstanding Contracts or other obligations of SGE to (i) repurchase, redeem or otherwise acquire any of its securities or with respect to the voting or disposition of any of its outstanding securities or (ii) make any investment in or provide any funds to (whether in the form of a loan, capital contribution or otherwise) any person, other than a wholly-owned subsidiary of SGE. There are no outstanding bonds, debentures or other evidences of Indebtedness of SGE or any of its subsidiaries having the right to vote with the SGE Shareholders on any matters.

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(d)	Authority Relative to this Agreement. SGE has all necessary corporate power, authority and capacity to execute, deliver and perform its obligations under this Agreement. All necessary corporate action has been taken by SGE to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and, except for approval by the SGE Shareholders by the Required Vote, no other corporate proceedings on the part of SGE are necessary to authorize the execution and delivery by it of this Agreement or the performance of its obligations under this Agreement other than, with respect to the SGE Circular and other matters relating directly thereto, the approval of the Board. This Agreement has been duly executed and delivered by SGE and constitutes a legal, valid and binding obligation of SGE enforceable against SGE in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered.

(e)	Compliance with Laws. Each of SGE and its subsidiaries, in all material respects, (i) has conducted its business in compliance with, and is conducting its business in compliance with, all applicable Laws in each jurisdiction in which it conducts business, and (ii) is not in default of any filings with, or payment of any licence, registration or qualification fee owing to, any Governmental Entity under the Laws of any jurisdiction in which it conducts business.

(f)	SGE Financial Statements. SGE’s audited consolidated financial statements (including the consolidated balance sheet, the consolidated statement of operations, the consolidated statement of comprehensive loss, consolidated statements of equity, and the consolidated statements of cash flows) as at and for the fiscal years ended December 2022 and 2023 (including the notes thereto) (the “SGE Financial Statements”) were prepared in accordance with U.S. GAAP consistently applied (except as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of the SGE’s independent auditors) and fairly present in all material respects the consolidated financial position, results of operations and cash flows of SGE and its subsidiaries (on a consolidated basis) as of the dates thereof and for the periods indicated therein and reflect reserves required by U.S. GAAP in respect of all material contingent liabilities, if any, of SGE and its subsidiaries on a consolidated basis. Except as disclosed in the SGE Public Disclosure Record, there has been no material change in SGE’s accounting policies, except as described in the notes to the SGE Financial Statements, since December 31, 2023.

(g)	Books and Records. The financial books, records and accounts of SGE and each of its subsidiaries (i) have been maintained in all material respects in compliance with applicable Laws and U.S. GAAP on a basis consistent with prior years, (ii) accurately and fairly reflect the material transactions, acquisitions and dispositions of the property and assets of SGE and each of its subsidiaries and (iii) accurately and fairly reflect the basis for the SGE Financial Statements. SGE’s minute books and those of each of its material subsidiaries are complete and accurate in all material respects, other than those portions of minutes of meetings reflecting discussions of the Arrangement or alternative transactions.

(h)	No Undisclosed Liabilities. Except as disclosed in the SGE Financial Statements and the SGE Public Disclosure Record, SGE and its subsidiaries have no material liabilities, Indebtedness or obligations of any nature that would be required to be disclosed on a consolidated balance sheet of SGE (or the notes thereon) prepared in accordance with U.S. GAAP (whether accrued, absolute, contingent or otherwise) other than liabilities, Indebtedness or obligations incurred since December 31, 2023 by SGE and its subsidiaries in the ordinary course of business.

(i)	Litigation. Except as disclosed in the SGE Financial Statements and the SGE Public Disclosure Record, there are no claims, actions, suits, demands, arbitrations, charges, indictments, orders, hearings or other civil, criminal, administrative or investigative proceedings, or other investigations or examinations (collectively, “Legal Actions”) pending or, to the knowledge of SGE, threatened against, and to the knowledge of SGE, no facts or circumstances exist that could reasonably be expected to form the basis of a Legal Action against, SGE or any of its subsidiaries or against any of their respective property or assets, at law or in equity, in each case, which would, individually or in the aggregate, reasonably be expected to have a SGE Material Adverse Effect.

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(j)	Taxes.

(i)	(i) SGE and each of its subsidiaries has, (A) duly and timely filed, or caused to be filed, all Returns required to be filed by it with the appropriate Governmental Entity prior to the date hereof, other than those which have been administratively waived, and all such Returns are true, complete, and correct in all material respects and have not been materially amended; (B) paid on a timely basis all Taxes and all assessments and reassessments of Taxes due on or before the date hereof, including installments on account of Taxes for the current year required by applicable Law, other than Taxes which are being or have been contested in good faith and for which adequate reserves have been provided in the SGE Financial Statements; (C) duly and timely withheld, or caused to be withheld, all Taxes required or permitted by Law to be withheld by it (including Taxes and other amounts required or permitted to be withheld by it in respect of any amount paid or credited or deemed to be paid or credited by it to or for the account of any person, including any employees, officers or directors and any non-resident person) and duly and timely remitted, or caused to be remitted, to the appropriate Tax authority such Taxes required by Law to be remitted by it; and (D) duly and timely collected, or caused to be collected, any sales, use, or transfer taxes, including goods and services, harmonized sales and provincial or territorial sales taxes, required by Law to be collected by it and duly and timely remitted to the appropriate Tax authority any such amounts required by Law to be remitted by it; (ii) the unpaid Taxes of SGE and its subsidiaries did not, as of the date of SGE Financial Statements, exceed the reserves and provisions for Taxes accrued but not yet due as reflected in SGE Financial Statements; (iii) (A) to the knowledge of SGE and any of its subsidiaries, there are no audits or investigations in progress, pending or threatened in writing by any Governmental Entity with respect to Taxes against SGE, any of its subsidiaries or any of the assets of SGE or any of its subsidiaries; and (B) no deficiencies, litigation, proposed adjustments or matters in controversy with respect to Taxes exist to the knowledge of SGE or have been asserted or have been raised in writing by any Governmental Entity which remain unresolved at the date hereof, and no action or proceeding for assessment or collection of Taxes has been taken, asserted, or to the knowledge of SGE, threatened, against SGE or any of its subsidiaries or any of their respective assets, except, in each case, as are being contested in good faith and for which adequate reserves have been provided in the SGE Financial Statements; (iv) neither SGE nor any of its subsidiaries has made, prepared, and/or filed any elections, designations, or similar filings relating to Taxes or entered into any agreement in respect of Taxes or Returns that has effect for any period ending after the Effective Date; (v) there are no currently effective elections, agreements or waivers extending the statutory period or providing for an extension of time with respect to the assessment or reassessment of any Taxes of, or any payment of any Taxes by, SGE or any of its subsidiaries; (vi) neither SGE nor any of its subsidiaries is a party to any indemnification, allocation or sharing agreement with respect to Taxes that could give rise to a payment or indemnification obligation (other than agreements among SGE and its subsidiaries); (vii) no amount in respect of any outlay or expense that is deductible for the purposes of computing the income of SGE or any of its subsidiaries for Tax purposes has been owing by SGE or any of its subsidiaries, as the case may be, for longer than two years to a person not dealing at arm’s length (for the purposes of the Tax Act) with SGE or any such subsidiary at the time the outlay or expense was incurred; (viii) there are no circumstances which exist and would result in, or which have existed and resulted in, sections 80 to 80.04 of the Tax Act applying to SGE or any of its subsidiaries; (ix) neither SGE nor any of its subsidiaries has acquired property or services from, or disposed of property or provided services to, a person with whom it does not deal at arm’s length (for purposes of the Tax Act or the Code) (A) for an amount that is other than the fair market value of such property or services, nor has SGE nor any of its subsidiaries been deemed to have done so for purposes of the Tax Act or the Code; or (B) as a contribution of capital for which no shares were issued by the acquirer of the property; and in respect of all transactions between SGE or any of its subsidiaries, on the one hand, and any non-resident person (within the meaning of the Tax Act) with whom SGE or such subsidiary, as applicable, was not dealing at arm’s length (for purposes of the Tax Act), on the other hand, SGE or such subsidiary, as applicable, has made or obtained records or documents that satisfy the requirements of paragraphs 247(4)(a) to (c) of the Tax Act; (x) SGE and its subsidiaries have complied with all applicable transfer pricing Laws (including Section 482 of the Code and any other applicable state or local Laws) and have maintained all material documentation required thereunder, if any, for all transfer pricing arrangements; and (xi) SGE has made available to FG Québec copies of all Returns for the 2022 and 2023 fiscal years and all written communications to or from any Governmental Entity relating to the Taxes of any of SGE and its subsidiaries.

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(ii)	None of SGE or any of its subsidiaries will be required, as a result of (A) a change in accounting method for a Tax period ending on or before the Closing Date, (B) any closing agreement or (C) any cash or other property received prior to the Closing Date, to include any material amount of additional taxable income for any Tax period beginning on or after the Closing Date.

(iii)	To the knowledge of SGE no claim has ever been made by a taxing authority in a jurisdiction where SGE or any of its subsidiaries does not file a Return that SGE or any of its subsidiaries is or may be subject to taxation by that jurisdiction.

(iv)	For the purposes of the Tax Act, the Code, and any other relevant Tax purposes, (A) SGE is resident in Canada; and (B) each of SGE’s subsidiaries is resident in the jurisdiction in which it was formed.

(v)	There are no Liens for Taxes upon any properties or assets of SGE or any of its subsidiaries (other than Liens relating to Taxes not yet due and payable and for which adequate reserves have been recorded on the most recent SGE Financial Statements).

(vi)	SGE has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying (or intended to qualify) in whole or in part for tax-free treatment under Section 355 of the Code.

(vii)	Neither SGE nor any of its subsidiaries is or has ever been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code, neither SGE nor any of its subsidiaries has ever made an election under Section 897(i) of the Code, and SGE does not own any interest in “United States real property” within the meaning of Section 897 of the Code.

(viii)	Neither SGE nor any of its subsidiaries is or has ever been a “passive foreign investment company” within the meaning of Section 1297 of the Code.

(ix)	None of SGE’s subsidiaries have applied for any relief under, taken advantage of, deferred the payment of Tax or the recognition of taxable income or gain as a result of, and except for provisions applicable to all taxpayers, is not otherwise subject to, any provision of a Pandemic Response Law.

(k)	Personal Property. Except as disclosed in the SGE Public Disclosure Record and except for Liens in favour of CIBC with respect to Indebtedness under the SGE Credit Facility and FG Québec Credit Facility, SGE and its subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in, all personal property that is, individually or in the aggregate, material to the operation of SGE’s business as currently conducted, free and clear of any Liens.

(l)	Permits. Except as disclosed in the SGE Public Disclosure Record, SGE and each of its subsidiaries has obtained and is in compliance, in all material respects, with all material Permits required by applicable Laws to conduct its current business as it is now being conducted.

(m)	Employment Matters

(i)	Except as disclosed in the SGE Public Disclosure Record, neither SGE nor any of its subsidiaries:

(A)	is a party to any written or oral agreement, arrangement, plan, obligation or understanding providing for severance or termination payments to, or any employment, retention or change of control agreement (including any agreements that provide for bonus or “golden parachute” payments or any similar payments resulting from the completion of the transactions contemplated by this Agreement) with, any current or former employees or consultants of SGE; nor

(B)	is a party to any collective bargaining agreement or is, or in the past three years has been, subject to any application for certification or threatened or apparent union-organizing campaigns for SGE Employees not covered under a collective bargaining agreement nor are there, or in the past three years have there been, any current, pending or threatened strikes or lockouts at SGE or any of its subsidiaries.

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(ii)	SGE and its subsidiaries have been and are now in compliance, in all material respects, with all applicable Laws with respect to employment and labour and there are no current, pending or, to the knowledge of SGE, threatened proceedings before any Governmental Entity with respect to employment or termination of employment of employees or independent contractors.

(iii)	Except as disclosed in the SGE Public Disclosure Record no person will, as a result of SGE completing the Arrangement (either alone or upon the occurrence of any subsequent termination of employment), become entitled to: (i) any retirement, severance, bonus or other similar payment or benefit (or any increase therein); (ii) the acceleration of the vesting, the time to exercise or the time of payment of any outstanding stock option or employee benefits; (iii) the forgiveness or postponement of payment of any Indebtedness owing by such person to SGE or any of its subsidiaries; (iv) receive any additional payments, compensation or benefits, or funding of any compensation or benefits, under or in respect of any employee benefits (including a cash surrender or similar payment in respect of outstanding stock options); or (v) any “parachute payment”.

(iv)	Neither SGE nor any of its subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former SGE Employee, director or other service provider for any Taxes incurred by such individual.

(n)	Insurance. SGE and its subsidiaries are in compliance, in all material respects, with all policies or binders of insurance maintained by SGE or its subsidiaries. SGE and each of its subsidiaries is covered by valid and currently effective insurance policies issued in favour of SGE or any of its subsidiaries that SGE has determined to be commercially reasonable, taking into account the size, nature and stage of development by SGE and the industries in which SGE and its subsidiaries operate. With respect to each insurance policy issued in favour of SGE or any of its subsidiaries, or pursuant to which SGE or any of its subsidiaries is a named insured or otherwise a beneficiary under an insurance policy (i) the policy is in full force and effect and all premiums due thereon have been paid, (ii) to the knowledge of SGE, no insurer on any such policy has been declared insolvent or placed in receivership, debt restructuring proceedings or liquidation, and no notice of cancellation or termination has been received by SGE or any of its subsidiaries with respect to any such policy, (iii) no insurer under any such policy has cancelled or generally disclaimed liability under any such policy or indicated any intent to do so or not to renew any such policy, (iv) there is no material claim by SGE or any of its subsidiaries pending under any such policy that has been denied or disputed by the insurer, (v) all material claims under such policies have been filed in a timely fashion and (vi) SGE has not received written notice of any threatened termination of, or material premium increase with respect to, any such policy. Except as disclosed in the SGE Public Disclosure Record, none of SGE nor its subsidiaries has entered into any Contract providing indemnification rights in favour of any present or former officers, directors or employees of SGE or any of its subsidiaries.

(o)	Shareholder and Similar Agreements. SGE is not party to any shareholder, pooling, voting trust or other similar agreement relating to the issued and outstanding shares in the authorized share structure of SGE or any of its subsidiaries.

3.2	Survival of Representations and Warranties

No investigation by or on behalf of FG Québec or its affiliates or its or their Representatives will mitigate, diminish or affect the representations or warranties made by SGE in this Agreement or any certificate delivered by SGE pursuant to this Agreement. The representations and warranties of SGE contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

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Article 4
REPRESENTATIONS AND WARRANTIES OF FG Québec

4.1	Representations and Warranties of FG Québec

FG Québec hereby represents and warrants to and in favour of SGE as follows except as disclosed or qualified in the FG Québec Public Disclosure Record and acknowledges that SGE is relying upon such representations and warranties in connection with the entering into of this Agreement:

(a)	Organization and Qualification. FG Québec and each of its subsidiaries is a corporation or company duly created and validly existing under the Laws of its jurisdiction of incorporation, continuance, amalgamation or formation, as the case may be, and has all necessary corporate or legal power, authority and capacity to own, lease, license or otherwise hold its property and assets as now owned, leased, licensed or otherwise held, and to carry on its business as it is now being conducted. FG Québec and each of its subsidiaries is duly registered or otherwise authorized and qualified to do business and each is in good standing in each jurisdiction in which the character of its property and assets, owned, leased, licensed or otherwise held, or the nature of its activities makes such registration or authorization and qualification necessary except where the failure to be so registered, authorized qualified or in good standing would not reasonably be expected to have a FG Québec Material Adverse Effect. Notwithstanding the foregoing, Subco has never carried on business since its incorporation.

(b)	Capitalization – Fundamental Global. The authorized and issued capital of Fundamental Global consists of (i) 100,000,000 of Fundamental Global Shares, of which, as of the close of business of May 30, 2024, 28,369,066 Fundamental Global Shares have been validly issued and are outstanding as fully paid and non-assessable Fundamental Global Shares and (ii) 1,000,000 of Fundamental Global Preferred Shares, of which, as of the close of business of May 30, 2024, 894,580 Fundamental Global Preferred Shares have been validly issued and are outstanding as fully paid and non-assessable Fundamental Global Preferred Shares. As of the close of business of May 30, 2024, an aggregate of up to 715,000 Fundamental Global Shares are issuable upon the exercise of Fundamental Global Options and 866,071 Fundamental Global Shares are issuable pursuant to the Fundamental Global RSUs, the exercise prices, expiration dates and vesting dates (before any acceleration thereof) of which are set out in the Fundamental Global Public Disclosure Record, and such Fundamental Global Shares have been duly authorized and, upon issuance, will be validly issued and outstanding as fully paid and non-assessable Fundamental Global Shares, and will not have been issued in violation of any pre-emptive rights. As of the close of business of May 30, 2024, an aggregate of 25,000 Fundamental Global Restricted Shares have been validly issued and are outstanding as fully paid and non-assessable Fundamental Global Restricted Shares. Except as disclosed in the Fundamental Global Public Disclosure Record, there are no options, warrants, conversion privileges, commitments (contingent or otherwise) or other Contract or any right or privilege (whether by Law, pre-emptive or contractual) capable of becoming an agreement, for the purchase, allotment or issuance of, or subscription for, any securities of Fundamental Global, or any securities convertible or exchangeable into, or exercisable for, or otherwise evidencing a right to acquire, any securities of Fundamental Global. All of the Fundamental Global Shares, Fundamental Global Preferred Shares, Fundamental Global RSUs, Fundamental Global Options and the Fundamental Global Restricted Shares have been issued or created, as the case may be, in compliance with all applicable corporate Laws, Securities Laws and the Fundamental Global Organizational Documents. Other than the Fundamental Global Shares, Fundamental Global Preferred Shares the Fundamental Global RSUs, the Fundamental Global Options and the Fundamental Global Restricted Shares, there are no securities of Fundamental Global or of any of its subsidiaries outstanding which have the right to vote generally (or are convertible into or exchangeable for securities having the right to vote generally) with the shareholders of Fundamental Global on any matter. There are no outstanding Contracts or other obligations of Fundamental Global to (i) repurchase, redeem or otherwise acquire any of its securities or with respect to the voting or disposition of any of its outstanding securities or (ii) make any investment in or provide any funds to (whether in the form of a loan, capital contribution or otherwise) any person, other than a wholly-owned subsidiary of Fundamental Global. There are no outstanding bonds, debentures or other evidences of Indebtedness of Fundamental Global or any of its subsidiaries having the right to vote with the Fundamental Global Shareholders on any matters.

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(c)	Capitalization – Subco. The authorized and issued capital of Subco consists of (i) an unlimited number of Subco Shares, of which, as of the close of business of May 30, 2024, 100 Subco Shares have been validly issued and are outstanding as fully paid and non-assessable Subco Shares.

(d)	Authority Relative to this Agreement. FG Québec has all necessary corporate power, authority and capacity to execute, deliver and perform its obligations under this Agreement. All necessary corporate action has been taken by FG Québec to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder and no other corporate proceedings on the part of FG Québec are necessary to authorize the execution and delivery by it of this Agreement or the performance of its obligations under this Agreement. This Agreement has been duly executed and delivered by FG Québec and constitutes a legal, valid and binding obligation of FG Québec enforceable against it in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered.

(e)	Fundamental Global Financial Statements. Fundamental Global’s audited consolidated financial statements (including the consolidated statements of financial position, the consolidated statements of loss and comprehensive loss, the consolidated statements of cash flows, and the consolidated statements of changes in shareholders’ equity) as at and for the fiscal years ended December 31, 2023 and 2022 (including the notes thereto) (the “Fundamental Global Financial Statements”) were prepared in accordance with U.S. GAAP consistently applied (except as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of the SGE’s independent auditors) and fairly present in all material respects the consolidated financial position, results of operations and cash flows of Fundamental Global and its subsidiaries as of the dates thereof and for the periods indicated therein and reflect reserves required by U.S. GAAP in respect of all material contingent liabilities, if any, of Fundamental Global and its subsidiaries on a consolidated basis. There has been no material change in Fundamental Global’s accounting policies, except as described in the notes to the Fundamental Global Financial Statements, since March 31, 2024.

(f)	No Undisclosed Liabilities. Except as disclosed in the Fundamental Global Financial Statements, Fundamental Global and its subsidiaries have no material liabilities, Indebtedness or obligations of any nature that would be required to be disclosed on a consolidated balance sheet of Fundamental Global (or the notes thereon) prepared in accordance with U.S. GAAP (whether accrued, absolute, contingent or otherwise) other than liabilities, Indebtedness or obligations incurred since December 31, 2023 by Fundamental Global and its subsidiaries in the ordinary course of business.

(g)	Litigation. Except as disclosed in the Fundamental Global Financial Statements, there are no Legal Actions pending or, to the knowledge of FG Québec, threatened against and to the knowledge of FG Québec, no facts or circumstances exist that could reasonably be expected to form the basis of a Legal Action against, FG Québec or Fundamental Global or any of its subsidiaries or against any of their respective property or assets, at law or in equity, in each case, which would, individually or in the aggregate, reasonably be expected to have a Fundamental Global Material Adverse Effect.

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(h)	Taxes.

(i)	(i) Fundamental Global and each of its subsidiaries has, (A) duly and timely filed, or caused to be filed, all Returns required to be filed by it with the appropriate Governmental Entity prior to the date hereof, other than those which have been administratively waived, and all such Returns are true, complete, and correct in all material respects and have not been materially amended; (B) paid on a timely basis all Taxes and all assessments and reassessments of Taxes due on or before the date hereof, including installments on account of Taxes for the current year required by applicable Law, other than Taxes which are being or have been contested in good faith and for which adequate reserves have been provided in the Fundamental Global Financial Statements; (C) duly and timely withheld, or caused to be withheld, all Taxes required or permitted by Law to be withheld by it (including Taxes and other amounts required or permitted to be withheld by it in respect of any amount paid or credited or deemed to be paid or credited by it to or for the account of any person, including any employees, officers or directors and any non-resident person) and duly and timely remitted, or caused to be remitted, to the appropriate Tax authority such Taxes required by Law to be remitted by it; and (D) duly and timely collected, or caused to be collected, any sales, use, or transfer taxes, including goods and services, harmonized sales and provincial or territorial sales taxes, required by Law to be collected by it and duly and timely remitted to the appropriate Tax authority any such amounts required by Law to be remitted by it; (ii) the unpaid Taxes of Fundamental Global and its subsidiaries did not, as of the date of Fundamental Global Financial Statements, exceed the reserves and provisions for Taxes accrued but not yet due as reflected in Fundamental Global Financial Statements; (iii) (A) to the knowledge of Fundamental Global there are no audits or investigations in progress, pending or threatened in writing by any Governmental Entity with respect to Taxes against Fundamental Global, any of its subsidiaries or any of the assets of Fundamental Global or any of its subsidiaries; and (B) no deficiencies, litigation, proposed adjustments or matters in controversy with respect to Taxes exist to the Knowledge of Fundamental Global or have been asserted or have been raised in writing by any Governmental Entity which remain unresolved at the date hereof, and no action or proceeding for assessment or collection of Taxes has been taken, asserted, or to the knowledge of Fundamental Global, threatened, against Fundamental Global or any of its subsidiaries or any of their respective assets, except, in each case, as are being contested in good faith and for which adequate reserves have been provided in the Fundamental Global Financial Statements; (iv) neither Fundamental Global nor any of its subsidiaries has made, prepared, and/or filed any elections, designations, or similar filings relating to Taxes, or entered into any agreement or other arrangement in respect of Taxes or Returns that has effect for any period ending after the Effective Date; (v) there are no currently effective elections, agreements or waivers extending the statutory period or providing for an extension of time with respect to the assessment or reassessment of any Taxes of, or any payment of any Taxes by, Fundamental Global or any of its subsidiaries; (vi) neither Fundamental Global nor any of its subsidiaries is a party to any indemnification, allocation or sharing agreement with respect to Taxes that could give rise to a payment or indemnification obligation (other than agreements among Fundamental Global and its subsidiaries); (vii) no amount in respect of any outlay or expense that is deductible for the purposes of computing the income of Fundamental Global or any of its subsidiaries for Tax purposes has been owing by Fundamental Global or any of its subsidiaries, as the case may be, for longer than two years to a person not dealing at arm’s length (for the purposes of the Tax Act) with Fundamental Global or any such subsidiary at the time the outlay or expense was incurred; (viii) there are no circumstances which exist and would result in, or which have existed and resulted in, sections 80 to 80.04 of the Tax Act applying to Fundamental Global or any of its subsidiaries; (ix) neither Fundamental Global nor any of its subsidiaries has acquired property or services from, or disposed of property or provided services to, a person with whom it does not deal at arm’s length (for purposes of the Tax Act or the Code) (A) for an amount that is other than the fair market value of such property or services, nor has Fundamental Global nor any of its subsidiaries been deemed to have done so for purposes of the Tax Act or the Code; or (B) as a contribution of capital for which no shares were issued by the acquirer of the property; and in respect of all transactions between Fundamental Global or any of its subsidiaries, on the one hand, and any non-resident person (within the meaning of the Tax Act) with whom Fundamental Global or such subsidiary, as applicable, was not dealing at arm’s length (for purposes of the Tax Act), on the other hand, Fundamental Global or such subsidiary, as applicable, has made or obtained records or documents that satisfy the requirements of paragraphs 247(4)(a) to (c) of the Tax Act; (x) Fundamental Global has complied with all applicable transfer pricing Laws (including Section 482 of the Code and any other applicable state or local Laws) and has maintained all material documentation required thereunder, if any, for all transfer pricing arrangements; and (xi) Fundamental Global has made available to SGE copies of all Returns for the 2022 and 2023 fiscal years and all written communications to or from any Governmental Entity relating to Taxes of any of Fundamental Global and its subsidiaries.

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(ii)	None of Fundamental Global or any of its subsidiaries will be required, as a result of (A) a change in accounting method for a Tax period ending on or before the Closing Date, (B) any closing agreement or (C) any cash or other property received prior to the Closing Date, to include any material amount of additional taxable income for any Tax period beginning on or after the Closing Date.

(iii)	To the knowledge of Fundamental Global no claim has ever been made by a taxing authority in a jurisdiction where Fundamental Global or any of its subsidiaries does not file a Return that Fundamental Global or any of its subsidiaries is or may be subject to taxation by that jurisdiction.

(iv)	For the purposes of the Tax Act and any other relevant Tax purposes, (A) Fundamental Global is a domestic corporation (within the meaning of the Code) and resident in the United States; and (B) each of Fundamental Global’s subsidiaries is resident in the jurisdiction in which it was formed.

(v)	There are no Liens for Taxes upon any properties or assets of Fundamental Global or any of its subsidiaries (other than Liens relating to Taxes not yet due and payable and for which adequate reserves have been recorded on the most recent Fundamental Global Financial Statements).

(vi)	Fundamental Global has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying (or intended to qualify) in whole or in part for tax-free treatment under Section 355 of the Code.

(vii)	Fundamental Global is not, and has never been, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(i)	Shareholder and Similar Agreements. Fundamental Global is not party to any shareholder, pooling, voting trust or other similar agreement relating to the issued and outstanding shares in the authorized share structure of Fundamental Global or any of its subsidiaries.

(j)	Reports. The documents comprising Fundamental Global’s Public Disclosure Record (i) did not, as of their respective dates or dates of amendment, if applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading in light of the circumstances under which they were made, and (ii) complied in all material respects with applicable Securities Laws at the time they were filed or furnished. Fundamental Global has timely filed or furnished, or caused to be filed or furnished, with the Securities Authorities all amendments, forms, reports, schedules, statements and other documents required to be filed or furnished by Fundamental Global with the Securities Authorities.

4.2	Survival of Representations and Warranties

No investigation by or on behalf of SGE or its affiliates or its or their Representatives will mitigate, diminish or affect the representations or warranties made by FG Québec in this Agreement or any certificate delivered by FG Québec pursuant to this Agreement. The representations and warranties of FG Québec contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

Article 5
COVENANTS OF THE PARTIES

5.1	Covenants of SGE

SGE covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, unless FG Québec shall otherwise agree in writing, or except as is otherwise expressly permitted or contemplated by this Agreement, or the Plan of Arrangement or in connection with the SPAC Transaction or as is otherwise required by applicable Law or any Governmental Entities:

(a)	the business of SGE and its subsidiaries shall be conducted only, and SGE and its subsidiaries shall not take any action except, in the ordinary course of business, and SGE shall, and shall cause its subsidiaries and its and their representatives to, use commercially reasonable efforts to maintain and preserve its and its subsidiaries’ business organization, assets, properties, employees, goodwill and business relationships;

(b)	SGE shall not, and shall not permit any of its subsidiaries to, directly or indirectly:

(i)	amend any of its constating documents;

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(ii)	adjust, split, combine or reclassify its shares;

(iii)	issue, grant, sell or cause or, permit a Lien to be created on, or agree to issue, grant, sell or cause or permit a Lien to be created on any Common Shares or shares of its subsidiaries or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, shares of SGE or any of its subsidiaries, other than (A) the issuance of Common Shares issuable pursuant to the terms of the outstanding SGE Convertible Securities or compensatory grants or issuances consistent with past practice, and (B) transactions between two or more of SGE’s wholly-owned subsidiaries or between SGE and its wholly-owned subsidiary;

(iv)	amend or modify the terms of any of its securities;

(v)	make, change, or rescind any material Tax election, make a request for a Tax ruling, change any annual Tax accounting period, adopt or change any method of Tax accounting or reporting income or deductions, amend any material Tax returns or file claims for Tax refunds, enter into (or offer to enter into) any agreement (including any waiver) with any Governmental Entity relating to material Taxes (including consent to any extension or waiver of any limitation period with respect to Taxes), settle (or offer to settle) or compromise any Tax claim, action, suit, litigation, proceeding, arbitration, investigation, audit, controversy, or assessment, or surrender any right to claim a Tax refund, offset or other reduction in Tax liability, all except as may be required by applicable Laws;

(vi)	except in the ordinary course of business, incur any Indebtedness in excess of $500,000 or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, or make any loans or advances;

(vii)	enter into any Contract that would limit or otherwise restrict SGE or any of its subsidiaries or any of their successors, or that would, after the Effective Time, limit or otherwise restrict FG Québec or any of its affiliates or any of their successors, from engaging or competing in any line of business or in any geographic area;

(c)	SGE shall notify FG Québec of the occurrence any fact, development, circumstance, change, matter, action, condition, event or occurrence that, individually or in the aggregate with all other facts, circumstances, chances, matters, actions, conditions, events or occurrences, has or would reasonably be expected to have a SGE Material Adverse Effect.

(d)	SGE and its subsidiaries will:

(i)	prepare all material Tax returns required to be filed by them before the Effective Date (each, a “Post-Signing Return”) in a manner consistent, in all material respects, with past practice, except as otherwise required by applicable Laws and shall provide drafts of such returns to Fundamental Global for Fundamental Global’s approval, which approval shall not be unreasonably withheld, conditioned or delayed;

(ii)	timely file all Post-Signing Returns;

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(iii)	fully and timely withhold, collect, remit, and pay all Taxes which are to be withheld, collected, remitted, or paid to the extent due and payable; and

(iv)	properly reserve (and reflect such reserve in their books and records and financial statements), for all Taxes payable by them for which no Post Signing Return is due prior to the Effective Date in a manner consistent with past practice.

5.2	Covenants of FG Québec

FG Québec covenants and agrees that:

(a)	prior to the Effective Date, it shall complete the Continuation and Conversion to the satisfaction of SGE, acting reasonably; and

(b)	during the period from the date of this Agreement until the earlier of the Effective Time and the time this Agreement is terminated in accordance with its terms, take all steps, prepare and execute any and all documentation to ensure the Consideration will be delivered to the SGE Shareholders who are entitled to receive the Consideration on the Effective Date.

5.3	Mutual Covenants Regarding the Arrangement

In addition to the specific covenants contained in this Agreement and subject to the provisions of this Agreement, each of the Parties shall, and shall cause their respective subsidiaries to, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, use commercially reasonable efforts to perform all obligations required or desirable to be performed by them under this Agreement, co-operate with each other in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the Arrangement and, without limiting the generality of the foregoing, each of FG Québec and SGE shall, and shall cause their respective subsidiaries to:

(a)	use commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder, as set forth in Article 7, to the extent the same is within its control, and to take or cause to be taken other actions, and to do or cause to be done other things, necessary, proper or advisable under applicable Laws to consummate the Arrangement, including using commercially reasonable efforts to: (i) oppose, lift or rescind any injunction or restraining order against it or other order or action against it seeking to stop, or otherwise adversely affecting its ability to make and complete, the Arrangement; and (ii) co-operate with the other Parties in connection with the performance by it and its subsidiaries of their obligations hereunder;

(b)	both before and after the Effective Date, use commercially reasonable efforts to execute and do all acts, further deeds, things and assurances as may be required in the reasonable opinion of the other Party’s legal counsel to permit the completion of the Arrangement;

(c)	use commercially reasonable efforts to obtain necessary waivers, consents and approvals required to be obtained in connection with the Arrangement from other parties to the SGE Material Contracts; provided, however, that notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any person (other than a Governmental Entity) with respect to the Arrangement, (i) neither SGE or any of its subsidiaries shall be required to pay or commit to pay to such person whose approval or consent is being solicited any cash or other consideration, or make any commitment or incur any liability or other obligation due to such person, and (ii) neither FG Québec nor any of its affiliates shall be required to pay or commit to pay to such person whose approval or consent is being solicited any cash or other consideration, or make any commitment or incur any liability or other obligation to such person;

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(d)	use commercially reasonable efforts to effect all necessary registrations, filings, requests and submissions of information required by Governmental Entities from the Parties or any of their respective subsidiaries relating to the Arrangement;

(e)	apply for and use commercially reasonable efforts to obtain all Regulatory Approvals and, in doing so, keep the other Parties reasonably informed as to the status of the proceedings related to obtaining any Regulatory Approval, including providing the other Parties with copies of all related applications and notifications, in draft form, in order for the other Parties to provide comments thereon; provided, however, that notwithstanding anything to the contrary in this Agreement, in connection with obtaining any Regulatory Approval, neither SGE nor FG Québec is under any obligation to (i) negotiate or agree to the sale, divestiture or disposition of the assets, properties or businesses of either Party or either Party’s subsidiaries, (ii) negotiate or agree to any form of behavioural remedy including an interim or permanent hold separate order, or any form of undertakings or other restrictions on the assets, properties or businesses of either Party or either Party’s subsidiaries, or (iii) take any steps or actions that would, in its sole discretion, affect either Party’s right to own, use or exploit any of its assets or any of the assets of any of its subsidiaries or its right to own, use or exploit any of its assets or any of the assets of any of its subsidiaries;

(f)	use commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings involving such Party or any of its affiliates challenging or affecting this Agreement or the consummation of the Arrangement;

(g)	promptly notify the other Party of:

(i)	any written communication from any person alleging that the consent of such person (or another person) is or may be required in connection with the Arrangement (and the response thereto from such Party, its subsidiaries or its Representatives);

(ii)	any material communication from any Governmental Entity in connection with the Arrangement (and the response thereto from such Party, its subsidiaries or its Representatives); and

(iii)	any Legal Actions threatened or commenced against or otherwise affecting such Party or any of its subsidiaries that are related to the Arrangement.

(h)	not agree to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of Arrangement at the request of any Governmental Entity or any other person without the written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed).

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5.4	Preparation of Filings

(a)	The Parties shall, as promptly as practicable hereafter, cooperate in: (i) the preparation of any application to obtain the Regulatory Approvals, (ii) the preparation of any filings, documents and submissions required or reasonably requested by any Governmental Entity (including filings, documents and submissions of information reasonably requested in respect of, or meetings held in relation to, the Regulatory Approvals), and (iii) the preparation of any other documents deemed by any of the Parties to be necessary or advisable to discharge the Parties’ respective obligations under applicable Laws in connection with the Arrangement and all other matters contemplated by this Agreement. SGE and FG Québec will provide each other with drafts and reasonable opportunity to comment on all notices and information supplied to or filed with any Governmental Entity (including notices and information which SGE or FG Québec, in each case acting reasonably, considers confidential and sensitive which may be provided on a confidential and privileged basis only to external counsel of the other Party), and all notices and correspondence received from any Governmental Entity relating to the Arrangement or this Agreement. Neither Party shall participate in any meeting with any Governmental Entity relating to the Arrangement or this Agreement unless it consults with the other Party in advance, and to the extent permitted by the Governmental Entity, gives the other Party the opportunity to be present thereat. FG Québec shall pay all filing fees incurred in connection with the applicable Regulatory Approvals.

(b)	Each of the Parties shall furnish to each other Party, on a timely basis, all information as may be required to effectuate the foregoing actions, and each covenants that, to its knowledge, no information so furnished by it in writing in connection with those actions or otherwise in connection with the consummation of the actions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by any third party that is not an affiliate of such Party).

(c)	Each of the Parties shall promptly notify the other Parties if at any time before the Effective Time it becomes aware that an application for a Regulatory Approval or any other order, registration, consent, ruling, exemption, no-action letter or approval in connection with the Arrangement or this Agreement, any registration statement or any circular or any other notice or filing under applicable Laws contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or that is necessary to make the statements contained therein not misleading in light of the circumstances under which they are made, or that otherwise requires an amendment or supplement, and the Parties shall cooperate in the preparation of such amendment or supplement as required.

5.5	Access to Information

From the date hereof until the earlier of the Effective Time and the termination of this Agreement, subject to compliance with applicable Law and the terms of any existing Contracts, each Party shall, and shall cause its subsidiaries and its and their respective Representatives to, afford to the other Party and its Representatives such access as the Party may reasonably require at all reasonable times for the purpose of facilitating integration business planning, to its officers, employees, agents, properties, offices, assets, books, records and Contracts, and shall furnish the Party with such data (including financial and operating data) and information in its possession and control as the Party may reasonably request for such purpose.

5.6	Insurance and Indemnification

(a)	SGE and FG Québec will cooperate and work together to determine whether to obtain tail policy or other coverage for directors’ and officers’ liability insurance with respect to claims arising from facts or events which occurred at or before the Effective Time, taking into account the costs and benefits associated with an appropriate coverage limit of tail insurance policy.

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(b)	Following the Effective Time, FG Québec shall cause SGE and its subsidiaries (or their successors) to comply with all of their obligations to the present and former employees, directors and officers of SGE and its subsidiaries under the agreements, benefit plans and rights to indemnification or exculpation, including by paying to the individuals party to such agreements, in each case, such amounts as are required in accordance with such agreements. Such rights to indemnification or exculpation shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights of present and former officers and directors of SGE and its subsidiaries for a period of six years from the Effective Time.

(c)	This Section 5.6 shall survive termination of this Agreement if such termination occurs after the Effective Time. The provisions of this Section 5.6 are intended for the benefit of, and shall be enforceable by, each present and former employee, director or officer of SGE or its subsidiaries, each insured or indemnified person, and the heirs and legal representatives of each of such persons and, for such purpose, SGE hereby confirms that it is acting as agent and trustee on their behalf.

Article 6
TERM, TERMINATION, AMENDMENT AND WAIVER

6.1	Term

This Agreement shall be effective from and after the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms.

6.2	Termination

(a)	Termination By Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by mutual written consent of the Parties.

(b)	Termination By Either FG Québec or SGE. This Agreement may be terminated by any Party at any time prior to the Effective Time if after the date hereof, there shall be enacted or made any applicable Law (or any applicable Law shall have been amended) or there shall exist any injunction or court order that makes consummation of the Arrangement illegal or otherwise prohibits or enjoins SGE or FG Québec from consummating the Arrangement and such applicable Law, injunction or court order shall have become final and non-appealable.

(iii) the Required Vote is not obtained at the SGE Meeting (or any adjournment or postponement thereof).

(c)	Termination By FG Québec. This Agreement may be terminated by FG Québec at any time prior to the Effective Time if:

(i)	subject to Section 6.3, and provided that FG Québec is not then in material breach of its obligations under this Agreement:

(A)	any representation or warranty of SGE under this Agreement is materially untrue, or incorrect or shall have become untrue or incorrect, in either case such that the condition contained in Section 7.2(b) would be incapable of satisfaction; or

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(B)	SGE is in material default of a covenant or obligation hereunder such that the condition contained in Section 7.2(a) would be incapable of satisfaction; or

(ii)	there is a SGE Material Adverse Effect.

(d)	Termination By SGE. This Agreement may be terminated by SGE at any time prior to the Effective Time if:

(i)	subject to Section 6.3, and provided that SGE is not then in material breach of its obligations under this Agreement:

(A)	any representation or warranty of FG Québec under this Agreement is materially untrue or incorrect, or shall have become untrue or incorrect, in either case such that the condition contained in Section 7.3(b) would be incapable of satisfaction; or

(B)	FG Québec is in material default of a covenant or obligation hereunder such that the condition contained in Section 7.3(a) would be incapable of satisfaction; or

(ii)	there is a Fundamental Global Material Adverse Effect.

6.3	Notice and Cure Provisions

(a)	Each of SGE and FG Québec shall give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the earlier to occur of the termination of this Agreement and the Effective Time of any event or state of facts which occurrence or failure would, or would be likely to:

(i)	cause any of the representations or warranties of either Party contained herein to be untrue or inaccurate in any material respect on the date hereof or at the Effective Time; or

(ii)	result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by either Party hereunder prior to the Effective Time.

(b)	FG Québec shall not exercise its right to terminate this Agreement pursuant to Section 6.2(c)(i) and SGE may not exercise its right to terminate this Agreement pursuant to Section 6.2(d)(i) unless the Party seeking to terminate the Agreement shall have delivered a written notice to the other Party specifying in reasonable detail all breaches of covenants, representations and warranties or other matters that the Party delivering such notice is asserting as the basis for the termination right. If any such notice is delivered, provided that a Party is proceeding diligently to cure such matter and such matter is capable of being cured, no Party may exercise such termination right, until the date that is twenty (20) business days following receipt of such notice by the Party to whom the notice was delivered, if such matter has not been cured by such date. If such notice has been delivered prior to the date of the SGE Meeting, such meeting shall, unless the Parties agree otherwise, be postponed or adjourned until the expiry of such period (without causing any breach of any other provision contained herein). If such notice has been delivered prior to the filing of the relevant documents in accordance with the BCBCA pursuant to Section 2.7(b), such filing shall be postponed until two business days after the expiry of such period.

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6.4	Effect of Termination

If this Agreement is terminated in accordance with Section 6.2, this Agreement shall forthwith become void and of no further force or effect and no Party shall have any further obligations or liability hereunder except as provided in the last sentence of Section 5.5, Sections 8.1, 8.4, 8.8, 8.9, 8.12 and 8.14 and this Section 6.4 and as otherwise expressly contemplated hereby. For greater certainty, and notwithstanding anything in this Agreement to the contrary, nothing contained in this Section 6.4 or otherwise in this Agreement shall relieve any Party from liability (including damages for loss of economic benefits (including lost synergies), as applicable) for any deliberate breach of any provision of this Agreement.

6.5	Amendment

This Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the SGE Meeting but not later than the Effective Time, be amended by mutual written agreement of the Parties, and any such amendment may, subject to the Interim Order and Final Order and applicable Laws, without limitation:

(a)	change the time for performance of any of the obligations or acts of the Parties;

(b)	modify any representation, term or provision contained herein or in any document delivered pursuant hereto; or

(c)	modify any of the conditions precedent referred to in Article 7 or any of the covenants herein contained or modify performance of any of the obligations of the parties.

6.6	Waiver

Either SGE or FG Québec may:

(a)	waive, in whole or in part, any inaccuracy of any representation or warranty made to it hereunder or in any document to be delivered pursuant hereto,

(b)	extend the time for the performance of any of the obligations or acts of the other Party;

(c)	waive any of the covenants herein contained for its benefit or waive any of the obligations of the other Party; and

(d)	waive the fulfillment of any condition to its own obligations contained herein, only to the extent the fulfillment of such condition are intended for its benefit.

Article 7
CONDITIONS

7.1	Mutual Conditions Precedent

The obligations of the Parties to complete the Arrangement are subject to the satisfaction or waiver by SGE and FG Québec on or before the Effective Date of each of the following conditions, which are for the mutual benefit of each of SGE and FG Québec and which may only be waived, in whole or in part, by the mutual consent of each of SGE and FG Québec:

(a)	if required by any relevant Governmental Authority or by applicable Law, the Arrangement and this Agreement shall have been approved by the shareholders of Fundamental Global in accordance with such requirement or requirements;

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(b)	the Interim Order shall have been obtained in form and substance satisfactory to each of SGE and FG Québec, each acting reasonably, and shall not have been set aside or modified in a manner unacceptable to either SGE or FG Québec, each acting reasonably, on appeal or otherwise;

(c)	the Arrangement Resolution, in form and substance acceptable to SGE and FG Québec, each acting reasonably, shall have been approved at the SGE Meeting by not less than the Required Vote, in accordance with the Interim Order;

(d)	the Final Order shall have been obtained in form and substance satisfactory to each of SGE and FG Québec, each acting reasonably, and shall not have been set aside or modified in any manner unacceptable to either SGE and FG Québec, each acting reasonably, on appeal or otherwise;

(e)	no applicable Law shall have been enacted or made (and no applicable Law shall have been amended) that makes consummation of the Arrangement illegal or that prohibits or otherwise restrains (whether temporarily or permanently) SGE and FG Québec from consummating the Arrangement or any of the other Arrangement;

(f)	all Regulatory Approvals shall have been obtained, received or concluded; and

(g)	this Agreement shall not have been terminated in accordance with its terms.

7.2	Additional Conditions Precedent to the Obligations of FG Québec

The obligation of FG Québec to complete the Arrangement shall be subject to the satisfaction or waiver by FG Québec, on or before the Effective Date, of each of the following conditions, which are for the exclusive benefit of FG Québec and which may only be waived, in whole or in part, by FG Québec:

(a)	all covenants of SGE under this Agreement to be performed on or before the Effective Date shall have been duly performed by SGE in all material respects, and SGE shall have provided FG Québec with a certificate, addressed to FG Québec and dated as of the Effective Date, signed on behalf of SGE by two of its senior executive officers certifying such performance as of the Effective Date;

(b)	the representations and warranties of SGE set forth in this Agreement shall be true and correct in all respects, without regard to any materiality or SGE Material Adverse Effect qualifications contained in them, of the Effective Time with the same force and effect as if made on and as of the Effective Date (except (i) to the extent such representations and warranties speak as of an earlier date, the accuracy of which shall be determined as of such earlier date, or (ii) as affected by the Arrangement), except where any failure or failures of any such representations and warranties to be so true and correct in all respects would not, individually or in the aggregate, result in a SGE Material Adverse Effect, and SGE shall have provided FG Québec with a certificate, addressed to FG Québec and dated as of the Effective Date, signed on behalf of SGE by two of its senior executive officers certifying such accuracy as of the Effective Date;

(c)	between the date hereof up to and including the Effective Date, there shall not have occurred any fact, development, circumstance, change, matter, action, condition, event or occurrence that, individually or in the aggregate with all other facts, circumstances, changes, matters, actions, conditions, events or occurrences, has had, or would reasonably be expected to have a SGE Material Adverse Effect;

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(d)	the aggregate number of Common Shares held, directly or indirectly, by SGE Shareholders who have properly exercised Dissent Rights in connection with the Arrangement shall not exceed five percent (5%) of the outstanding Common Shares;

(e)	all requisite third party and other consents, waivers, permits, exemptions, orders and approvals that FG Québec may reasonably consider to be necessary or desirable in connection with the consummation of the Arrangement shall have been obtained or received in form and substance satisfactory to FG Québec, acting reasonably, and reasonable evidence of such receipt shall have been delivered to FG Québec, except where the failure to obtain or receive any such consent, waiver, permit, exemption, order or approval would not reasonably be expected to result in a SGE Material Adverse Effect.

(f)	SGE shall have delivered a properly executed certification, dated as of the Closing Date, that meets the requirements of U.S. Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), certifying that Strong Technical Services, Inc., a Nebraska corporation, is not and has not been a “United States real property holding corporation” (as defined in Section 897(c)(2) of the Code).

7.3	Additional Conditions Precedent to the Obligations of SGE

The obligation of SGE to complete the Arrangement shall be subject to the satisfaction or waiver by SGE on or before the Effective Date of each of the following conditions, which are for the exclusive benefit of SGE and which may only be waived, in whole or in part, by SGE:

(a)	all covenants of FG Québec under this Agreement to be performed on or before the Effective Date shall have been duly performed by FG Québec in all material respects, and FG Québec shall have provided SGE with a certificate, addressed to SGE and dated as of the Effective Date, signed on behalf of FG Québec by two of its senior executive officers certifying such performance as of the Effective Date;

(b)	the representations and warranties of FG Québec set forth in this Agreement shall be true and correct in all respects, without regard to any materiality or Fundamental Global Material Adverse Effect qualifications contained in them, of the Effective Time with the same force and effect as if made on and as of the Effective Date (except (i) to the extent such representations and warranties speak as of an earlier date, the accuracy of which shall be determined as of such earlier date, or (ii) as affected by the Arrangement), except where any failure or failures of any such representations and warranties to be so true and correct in all respects would not, individually or in the aggregate, result in a Fundamental Global Material Adverse Effect, and FG Québec shall have provided SGE with a certificate, addressed to SGE and dated as of the Effective Date, signed on behalf of FG Québec by two of its senior executive officers certifying such accuracy as of the Effective Date;

(c)	between the date hereof up to and including the Effective Date, there shall not have occurred any fact, development, circumstance, change, matter, action, condition, event or occurrence that, individually or in the aggregate with all other facts, circumstances, changes, matters, actions, conditions, events or occurrences, has had, or would reasonably be expected to have a Fundamental Global Material Adverse Effect; and

(d)	FG Québec shall have complied with its obligations under Section 2.9.

7.4	Satisfaction of Conditions

The conditions precedent set out in Section 7.1, Section 7.2 and Section 7.3 shall be conclusively deemed to have been satisfied, waived or released on Closing.

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Article 8
GENERAL PROVISIONS

8.1	Privacy

Each Party shall comply with applicable privacy Laws in the course of collecting, using and disclosing personal information about an identifiable individual in connection with the transactions contemplated herein (the “Transaction Personal Information”). Each Party shall not disclose Transaction Personal Information of the other Party to any person other than to its advisors who are evaluating and advising on the transactions contemplated by this Agreement. FG Québec completes the transactions contemplated by this Agreement, FG Québec shall not, following the Effective Date, without the consent of the individuals to whom Transaction Personal Information of SGE relates or as permitted or required by applicable Law, use or disclose such Transaction Personal Information:

(a)	for purposes other than those for which such Transaction Personal Information was collected by SGE prior to the Effective Date; and

(b)	which does not relate directly to the carrying on of SGE’s business or to the carrying out of the purposes for which the transactions contemplated by this Agreement were implemented.

Each Party shall protect and safeguard the Transaction Personal Information of the other Party against unauthorized collection, use or disclosure. Each Party shall cause its advisors to observe the terms of this Section and to protect and safeguard Transaction Personal Information of the other Party in their possession. If this Agreement is terminated, each Party shall promptly deliver to the other Party all Transaction Personal Information of the other Party in its possession or in the possession of any of its advisors, including all copies, reproductions, summaries or extracts thereof.

8.2	Public Notices

All public notices to third parties and all other publicity concerning the matters contemplated by this Agreement shall be jointly planned and coordinated by the Parties and no Party shall act unilaterally in this regard without the prior written approval of the other Parties, such approval not to be unreasonably withheld, conditioned or delayed, except to the extent that the Party making such notice is required to do so by applicable Laws in circumstances where prior consultation with the other Parties is not practicable, provided concurrent notice to the other Parties is provided.

8.3	Notices to Parties

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by e-mail transmission, or as of the following business day if sent by prepaid overnight courier, to the Parties at the following addresses (or at such other addresses as shall be specified by either Party by notice to the other given in accordance with these provisions):

(a)	if to FG Québec:

[Redacted]

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with a copy to (which shall not constitute notice):

Holland & Hart LLP
555 17th Street
Denver, Colorado 80202

Attention: Amy Bowler
Email: ABowler@hollandhart.com

(b)	if to SGE:

[Redacted]

with a copy to (which shall not constitute notice):

Gowling WLG (Canada) LLP
550 Burrard Street, Suite 2300, Bentall 5
Vancouver, British Columbia
V6C 2B5

Attention: Cyndi Laval
E-Mail: Cyndi.Laval@gowlingwlg.com

8.4	Governing Law

This Agreement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and shall be construed and treated in all respects as a British Columbia contract.

8.5	Further Assurances

Each Party shall use commercially reasonable efforts do all such things and provide reasonable assurances as may be required to consummate the Arrangement, and each Party shall provide such further documents or instruments as reasonably required by any other Party as necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Effective Time.

8.6	Expenses

Except as otherwise specifically provided in this Agreement, each Party to this Agreement shall pay its respective legal, accounting and other professional advisory fees, costs and expenses incurred in connection with the negotiation, preparation or execution of this Agreement, and all documents and instruments executed or delivered pursuant to this Agreement, as well as any other costs and expenses incurred.

8.7	Injunctive Relief

The Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to specific performance, an injunction or injunctions and other equitable relief to prevent breaches of this Agreement, any requirement for the securing or posting of any bond in connection with the obtaining of such specific performance or any such injunctive or other equitable relief hereby being waived. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the Parties.

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8.8	Entire Agreement

This Agreement constitutes the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof. There are no other covenants, agreements, representations, warranties, conditions, whether direct or collateral, express or implied, that form part of or affect this Agreement except as otherwise provided in this Agreement. The execution of this Agreement has not been induced by, nor do any of the Parties rely upon or regard as material, any representations, promises, agreements or statements not incorporated into this Agreement including any documents or information in any due diligence examinations and data reviews. This Agreement shall not be amended, added to or qualified except by written agreement signed by all of the Parties.

8.9	Assignment and Enurement

FG Québec may assign all or any part of its rights under this Agreement to, and its obligations under this Agreement may be assumed by, its wholly-owned subsidiary, provided that if such assignment and/or assumption takes place, FG Québec shall continue to be liable jointly and severally with such subsidiary for all of its obligations hereunder and such subsidiary shall remain at all times up to and including the Effective Date a wholly-owned subsidiary of FG Québec. This Agreement shall not be otherwise assignable by any Party without the prior written consent of the other party hereto. This Agreement shall be binding on and shall enure to the benefit of the Parties and their respective successors and permitted assigns.

8.10	No Liability

No director or officer of FG Québec shall have any personal liability whatsoever to SGE under this Agreement, or any other document delivered in connection with the transactions contemplated hereby on behalf of FG Québec. No director or officer of SGE shall have any personal liability whatsoever to FG Québec under this Agreement, or any other document delivered in connection with the transactions contemplated hereby on behalf of SGE. Except with respect to Section 5.6, this Agreement will not benefit or create any right or cause any action in or on behalf of any person other than the Parties hereto and no person other than the Parties hereto will be entitled to rely on the provisions hereof.

8.11	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

8.12	Waiver

Except as otherwise expressly set forth herein, no waiver of any provision of this Agreement shall be binding unless it is in writing. No indulgence or forbearance by a Party shall constitute a waiver of such Party’s right to insist on performance in full and in a timely manner of all covenants in this Agreement. Waiver of any provision shall not be deemed to waive the same provision thereafter, or any other provision of this Agreement, at any other time.

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8.13	No Third Party Beneficiaries

Except for (a) the rights of the SGE Shareholders to receive the consideration for their Common Shares following the Effective Time pursuant to the Arrangement, which rights are hereby acknowledged and agreed by FG Québec, (b) as provided in Section 5.5, and (c) with respect to Fundamental Global, who shall be a third-party beneficiary of this Agreement with rights to enforce the terms hereof, this Agreement is not intended to confer any rights or remedies upon any person other than the Parties to this Agreement. FG Québec appoints SGE as the trustee and agent for the individuals specified in Section 5.6 with respect to the covenants and agreements in Section 5.6 and SGE accepts such appointment.

8.14	Rules of Construction

The Parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any agreement or other document shall be construed against the party drafting such agreement or other document.

8.15	Counterparts; Execution

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed electronic copy of this Agreement, and such executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

[Signature page to follow]

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IN WITNESS WHEREOF SGE, Subco and FG Québec have caused this Agreement to be executed as of the date first written above.

FG HOLDINGS QUÉBEC INC.

By:	/s/ Mark D. Roberson
Authorized Signatory

STRONG GLOBAL ENTERTAINMENT, INC.

By:	/s/ Todd R. Major
Authorized Signatory

1483530 B.C. LTD.

By:	/s/ Mark D. Roberson
Authorized Signatory

Schedule “A”

[Included as Annex A-1 to this joint proxy statement/prospectus.]

Schedule “B”

Arrangement Resolution

[***]

Schedule “C”

Regulatory Approvals

[***]

ANNEX B – FAIRNESS OPINION

May 30, 2024

Board of Directors

Strong Global Entertainment, Inc.

5960 Fairview Road, Suite 275

Charlotte, NC 28210

Members of the Board of Directors:

We understand Strong Global Entertainment, Inc. (the “Company” or “SGE”) and Fundamental Global Inc. (“FGF”) are proposing to enter into a Arrangement Agreement (the “Agreement”) which outlines the terms of the transaction involving SGE and FGF (the “Transaction”). Pursuant to the Agreement, each share of Class A common stock, no par value, of SGE (“SGE Common Stock”) issued and outstanding immediately prior to the effective time of the Transaction will be exchanged for a certain number of shares of common stock, par value $0.001 per share, of FGF (“FGF Common Stock”). As provided by management of the Company (“Management”) and pursuant to the Agreement, each share of SGE Common Stock will be exchanged for 1.50 shares of FGF Common Stock (the “Exchange Ratio”).

Intrinsic LLC (“Intrinsic”, “we” or “our”) has been requested by the Company’s Board of Directors (the “Board”) to render our opinion to and for the sole benefit of the Board as to the fairness from a financial point of view, as of the date hereof, to the holders of SGE Common Stock of the Exchange Ratio provided for in the Transaction. Our opinon does not address any other aspects of the Transaction.

In rendering our opinon, we:

(i)	reviewed the draft Agreement as provided to us on or about May 29, 2024, which is understood to be in substantially final form;

(ii)	discussed with senior management of SGE the terms of the Transaction;

(iii)	reviewed and analyzed certain audited and unaudited financial and other data for SGE, FGF, the legacy operations of FG Financial Group, Inc. (“Legacy FGF”), the legacy operations of FG Group Holdings Inc. (“Legacy FGH”), FireFly Systems Inc. (“FireFly”), and GreenFirst Forest Products Inc. (“GFP”), as well as commercial real estate in Alpharetta, Georgia and Joliette, Quebec, Canada. Each of SGE, FGF, Legacy FGF, Legacy FGH, FireFly, and GFP are a “Subject Company” and collectively are the “Subject Companies”;

(iv)	reviewed expense forecasts of Legacy FGH as provided to us on or about November 2, 2023, and subsequently reiterated by SGE’s management on or about April 26, 2024, covering the fiscal years ending December 31, 2024 through December 31, 2028;

(v)	reviewed forecasts of FireFly provided to us on or about November 22, 2023, and subsequently reiterated by SGE’s Management on or about April 26, 2024, covering the calendar years ending December 31, 2024 through calendar year ending December 31, 2027;

(vi)	discussed with senior management of SGE potential cost savings as a result of the Transaction;

(vii)	conducted discussions with members of the senior management of SGE with respect to the business, operations, assets, liabilities, prospects and financial condition and outlook of SGE;

(viii)	conducted discussions with members of the senior management of FGF with respect to the business, operations, assets, liabilities, prospects and financial condition and outlook of the Subject Companies;

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(ix)	reviewed certain publicly available financial data and other information for companies that we deemed comparable to certain Subject Companies;

(x)	reviewed the financial terms, to the extent publicly available, of selected precedent transactions deemed to be relevant and comparable to certain Subject Companies;

(xi)	conducted such other financial studies, analyses and investigations and considered such other information as we deemed appropriate; and

(xii)	reviewed a management representation letter addressed to Intrinsic from Management addressing the accuracy and completion of information provided to Intrinsic.

In rendering our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished or otherwise made available to us by Management (including any materials prepared by third parties and provided to Intrinsic by or on behalf of Management), discussed with us by or on behalf of Management, or reviewed by us, or that was publicly available, and we do not assume any responsibility for or with respect to such data, material, or other information. We have not been requested to, and have not performed an independent evaluation, physical inspection or appraisal of any of the assets or liabilities (contingent or otherwise) of the Subject Companies. We have further relied upon Management’s representations that Management is not aware of any facts or circumstances that would make such information inaccurate or misleading. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which a Subject Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which a Subject Company is or may be a party or is or may be subject. In relying on the financial analyses and forecasts provided to us, we have assumed, with your consent, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective Subject Company’s management as to the future financial performance of such Subject Company, and we assume no responsibility for and express no view as to such analyses and forecasts or the assumptions on which they are based. We have further relied on the assurances of Management that they are unaware of any facts that would make such business prospects and financial outlook incomplete or misleading.

We have also assumed that the Agreement will conform in all material respects to the latest available drafts reviewed by us; that the Transaction will be consummated in a timely manner and in accordance with the terms set forth in the Agreement and discussed with Management without waiver, modification, or amendment of any material term, condition or agreement; and that all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on FGF, SGE, the Subject Companies, or on the contemplated benefits of the Transaction.

We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Subject Companies since the dates of the most recent financial statements and other information, financial or otherwise, provided to us, in each case that would be material to our analysis for this opinion.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and information available to us as of, the date hereof. We have not undertaken to update, reaffirm, revise or withdraw this opinion or otherwise comment upon any events occurring or coming to our attention after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

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Our opinion addresses solely the fairness from a financial point of view, as of the date hereof, to the holders of SGE Common Stock of the Exchange Ratio provided for in the Transaction and does not address any other terms or agreement relating to the Transaction or any other matters pertaining to the Company. We were not authorized, and did not, (i) solicit other potential parties with respect to the Transaction or any alternatives to the Transaction or any related transaction with the Company; (ii) negotiate the terms of the Transaction or any related transaction; or (iii) advise the Board or any other party or entity with respect to alternatives to the Transaction or any related transaction.

We will receive a fee for our services in connection with this opinion. Our fee was payable at the commencement of our engagement and was paid shortly following the time that we notified the Board that we were in a position to render this opinion. No portion of our fee is contingent upon consummation of the Transaction. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement.

Aside from the fee for our services in connection with this opinion, Intrinsic does not have an interest in FGF or SGE, or otherwise in the Transaction. During the last two years, Intrinsic has not provided any services to the Company for which it received compensation: however, during the two-year period prior to the date hereof, Intrinsic has received fees for financial advisory services provided to affiliates of FGF, including the Board of Directors of FG Group Holdings Inc.

Certain employees of Intrinsic have personal investments in SGE, FGF or publicly traded securities that share similar directors and/or executives with SGE or FGF. Upon being notified of the possible receipt of material, non-public information by the Board, Intrinsic notified its employees that they and members of their household were restricted from trading in the securities of SGE and FGF, as well as any securities related to FGF, until otherwise notified in writing that trading restrictions have been lifted. Intrinsic’s employees may transact in SGE, FGF or publicly traded securities that share similar directors and/or executives with SGE or FGF following the written notification of Intrinsic that trading restrictions have been lifted.

This opinion is furnished solely for the use and benefit of the Board (solely in its capacity as such) in connection with its consideration of the Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose, without our express, prior written consent. This opinion should not be construed as creating any fiduciary duty on our part to any party. This opinion is not intended to be, and does not constitute, a recommendation to the Board, any security holder or any other person or entity as to how to act or vote with respect to any matter relating to the Transaction. This opinion is not to be used, circulated, quoted or otherwise referred to (either in its entirety or through excerpts or summaries) for any other purposes, unless you have received our prior written approval. Notwithstanding the foregoing, this opinion may be included in its entirety, as well as a summary thereof, including detail on the analyses undertaken by Intrinsic, in any proxy statement/prospectus distributed to stockholders of the Company in connection with the Transaction or other document required by law or regulation to be filed with the Securities and Exchange Commission (including a Form S-4 Registration Statement), and you may summarize or otherwise reference the existence of this opinion in any such documents, provided that any such summary or reference language shall also be subject to our prior approval.

This opinion does not constitute legal, regulatory, accounting, insurance, tax or other similar professional advice, and does not address or express an opinion regarding: (i) the underlying business decision of the Board or the Company’s security holders to proceed with or effect the Transaction; (ii) the fairness of any portion or aspect of the Transaction not expressly addressed in this opinion; (iii) the fairness of any portion or aspect of the Transaction to the creditors or other constituencies of the Company other than those set forth in the opinion; (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage; (v) the tax or legal consequences of the Transaction to either the Company or its security holders; (vi) how any security holder should act or vote, as the case may be, with respect to the Transaction; (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency or similar matters; (viii) future price or value of the SGE Common Stock or any other equity interests in the Company or any assets of the Company; or (ix) the fairness of the amount or nature of the compensation to any of the Company’s officers, directors, or employees relative to the compensation to the other security holders of the Company. This opinion has been approved by the Opinions Committee of Intrinsic.

Based on our experience as valuation experts, and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair, from a financial point of view, to the common stockholders of the Company.

Very Truly Yours,

Intrinsic LLC
Intrinsic LLC
www.intrinsicfirm.com

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ANNEX C – Sections 237 – 247 OF THE BCBCA

Definitions and application

237 (1)In this Division:

“dissenter” means a shareholder who, being entitled to do so, sends written notice of dissent when and as required by section 242;

“notice shares” means, in relation to a notice of dissent, the shares in respect of which dissent is being exercised under the notice of dissent;

“payout value” means,

(a)in the case of a dissent in respect of a resolution, the fair value that the notice shares had immediately before the passing of the resolution,

(b)in the case of a dissent in respect of an arrangement approved by a court order made under section 291 (2) (c) that permits dissent, the fair value that the notice shares had immediately before the passing of the resolution adopting the arrangement,

(c)in the case of a dissent in respect of a matter approved or authorized by any other court order that permits dissent, the fair value that the notice shares had at the time specified by the court order, or

(d)in the case of a dissent in respect of a community contribution company, the value of the notice shares set out in the regulations, excluding any appreciation or depreciation in anticipation of the corporate action approved or authorized by the resolution or court order unless exclusion would be inequitable.

(2)This Division applies to any right of dissent exercisable by a shareholder except to the extent that

(a)the court orders otherwise, or

(b)in the case of a right of dissent authorized by a resolution referred to in section 238 (1) (g), the court orders otherwise or the resolution provides otherwise.

Right to dissent

238 (1)A shareholder of a company, whether or not the shareholder’s shares carry the right to vote, is entitled to dissent as follows:

(a)under section 260, in respect of a resolution to alter the articles

(i)to alter restrictions on the powers of the company or on the business the company is permitted to carry on,

(ii)without limiting subparagraph (i), in the case of a community contribution company, to alter any of the company’s community purposes within the meaning of section 51.91, or

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(iii)without limiting subparagraph (i), in the case of a benefit company, to alter the company’s benefit provision;

(b)under section 272, in respect of a resolution to adopt an amalgamation agreement;

(c)under section 287, in respect of a resolution to approve an amalgamation under Division 4 of Part 9;

(d)in respect of a resolution to approve an arrangement, the terms of which arrangement permit dissent;

(e)under section 301 (5), in respect of a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company’s undertaking;

(f)under section 309, in respect of a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia;

(g)in respect of any other resolution, if dissent is authorized by the resolution;

(h)in respect of any court order that permits dissent.

(1.1)A shareholder of a company, whether or not the shareholder’s shares carry the right to vote, is entitled to dissent under section 51.995 (5) in respect of a resolution to alter its notice of articles to include or to delete the benefit statement.

(2)A shareholder wishing to dissent must

(a)prepare a separate notice of dissent under section 242 for

(i)the shareholder, if the shareholder is dissenting on the shareholder’s own behalf, and

(ii)each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is dissenting,

(b)identify in each notice of dissent, in accordance with section 242 (4), the person on whose behalf dissent is being exercised in that notice of dissent, and

(c)dissent with respect to all of the shares, registered in the shareholder’s name, of which the person identified under paragraph (b) of this subsection is the beneficial owner.

(3)Without limiting subsection (2), a person who wishes to have dissent exercised with respect to shares of which the person is the beneficial owner must

(a)dissent with respect to all of the shares, if any, of which the person is both the registered owner and the beneficial owner, and

(b)cause each shareholder who is a registered owner of any other shares of which the person is the beneficial owner to dissent with respect to all of those shares.

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Waiver of right to dissent

239 (1)A shareholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular corporate action.

(2)A shareholder wishing to waive a right of dissent with respect to a particular corporate action must

(a)provide to the company a separate waiver for

(i)the shareholder, if the shareholder is providing a waiver on the shareholder’s own behalf, and

(ii)each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is providing a waiver, and

(b)identify in each waiver the person on whose behalf the waiver is made.

(3)If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on the shareholder’s own behalf, the shareholder’s right to dissent with respect to the particular corporate action terminates in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and this Division ceases to apply to

(a)the shareholder in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and

(b)any other shareholders, who are registered owners of shares beneficially owned by the first mentioned shareholder, in respect of the shares that are beneficially owned by the first mentioned shareholder.

(4)If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on behalf of a specified person who beneficially owns shares registered in the name of the shareholder, the right of shareholders who are registered owners of shares beneficially owned by that specified person to dissent on behalf of that specified person with respect to the particular corporate action terminates and this Division ceases to apply to those shareholders in respect of the shares that are beneficially owned by that specified person.

Notice of resolution

240 (1)If a resolution in respect of which a shareholder is entitled to dissent is to be considered at a meeting of shareholders, the company must, at least the prescribed number of days before the date of the proposed meeting, send to each of its shareholders, whether or not their shares carry the right to vote,

(a)a copy of the proposed resolution, and

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(b)a notice of the meeting that specifies the date of the meeting, and contains a statement advising of the right to send a notice of dissent.

(2)If a resolution in respect of which a shareholder is entitled to dissent is to be passed as a consent resolution of shareholders or as a resolution of directors and the earliest date on which that resolution can be passed is specified in the resolution or in the statement referred to in paragraph (b), the company may, at least 21 days before that specified date, send to each of its shareholders, whether or not their shares carry the right to vote,

(a)a copy of the proposed resolution, and

(b)a statement advising of the right to send a notice of dissent.

(3)If a resolution in respect of which a shareholder is entitled to dissent was or is to be passed as a resolution of shareholders without the company complying with subsection (1) or (2), or was or is to be passed as a directors’ resolution without the company complying with subsection (2), the company must, before or within 14 days after the passing of the resolution, send to each of its shareholders who has not, on behalf of every person who beneficially owns shares registered in the name of the shareholder, consented to the resolution or voted in favour of the resolution, whether or not their shares carry the right to vote,

(a)a copy of the resolution,

(b)a statement advising of the right to send a notice of dissent, and

(c)if the resolution has passed, notification of that fact and the date on which it was passed.

(4)Nothing in subsection (1), (2) or (3) gives a shareholder a right to vote in a meeting at which, or on a resolution on which, the shareholder would not otherwise be entitled to vote.

Notice of court orders

241 If a court order provides for a right of dissent, the company must, not later than 14 days after the date on which the company receives a copy of the entered order, send to each shareholder who is entitled to exercise that right of dissent

(a)a copy of the entered order, and

(b)a statement advising of the right to send a notice of dissent.

Notice of dissent

242 (1)A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (a), (b), (c), (d), (e) or (f) or (1.1) must,

(a)if the company has complied with section 240 (1) or (2), send written notice of dissent to the company at least 2 days before the date on which the resolution is to be passed or can be passed, as the case may be,

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(b)if the company has complied with section 240 (3), send written notice of dissent to the company not more than 14 days after receiving the records referred to in that section, or

(c)if the company has not complied with section 240 (1), (2) or (3), send written notice of dissent to the company not more than 14 days after the later of

(i)the date on which the shareholder learns that the resolution was passed, and

(ii)the date on which the shareholder learns that the shareholder is entitled to dissent.

(2)A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (g) must send written notice of dissent to the company

(a)on or before the date specified by the resolution or in the statement referred to in section 240 (2) (b) or (3) (b) as the last date by which notice of dissent must be sent, or

(b)if the resolution or statement does not specify a date, in accordance with subsection (1) of this section.

(3)A shareholder intending to dissent under section 238 (1) (h) in respect of a court order that permits dissent must send written notice of dissent to the company

(a)within the number of days, specified by the court order, after the shareholder receives the records referred to in section 241, or

(b)if the court order does not specify the number of days referred to in paragraph (a) of this subsection, within 14 days after the shareholder receives the records referred to in section 241.

(4)A notice of dissent sent under this section must set out the number, and the class and series, if applicable, of the notice shares, and must set out whichever of the following is applicable:

(a)if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner and the shareholder owns no other shares of the company as beneficial owner, a statement to that effect;

(b)if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner but the shareholder owns other shares of the company as beneficial owner, a statement to that effect and

(i)the names of the registered owners of those other shares,

(ii)the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii)a statement that notices of dissent are being, or have been, sent in respect of all of those other shares;

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(c)if dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a statement to that effect and

(i)the name and address of the beneficial owner, and

(ii)a statement that the shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the shareholder’s name.

(5)The right of a shareholder to dissent on behalf of a beneficial owner of shares, including the shareholder, terminates and this Division ceases to apply to the shareholder in respect of that beneficial owner if subsections (1) to (4) of this section, as those subsections pertain to that beneficial owner, are not complied with.

Notice of intention to proceed

243 (1)A company that receives a notice of dissent under section 242 from a dissenter must,

(a)if the company intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of

(i)the date on which the company forms the intention to proceed, and

(ii)the date on which the notice of dissent was received, or

(b)if the company has acted on the authority of that resolution or court order, promptly send a notice to the dissenter.

(2)A notice sent under subsection (1) (a) or (b) of this section must

(a)be dated not earlier than the date on which the notice is sent,

(b)state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order, and

(c)advise the dissenter of the manner in which dissent is to be completed under section 244.

Completion of dissent

244 (1)A dissenter who receives a notice under section 243 must, if the dissenter wishes to proceed with the dissent, send to the company or its transfer agent for the notice shares, within one month after the date of the notice,

(a)a written statement that the dissenter requires the company to purchase all of the notice shares,

(b)the certificates, if any, representing the notice shares, and

(c)if section 242 (4) (c) applies, a written statement that complies with subsection (2) of this section.

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(2)The written statement referred to in subsection (1) (c) must

(a)be signed by the beneficial owner on whose behalf dissent is being exercised, and

(b)set out whether or not the beneficial owner is the beneficial owner of other shares of the company and, if so, set out

(i)the names of the registered owners of those other shares,

(ii)the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii)that dissent is being exercised in respect of all of those other shares.

(3)After the dissenter has complied with subsection (1),

(a)the dissenter is deemed to have sold to the company the notice shares, and

(b)the company is deemed to have purchased those shares, and must comply with section 245, whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles.

(4)Unless the court orders otherwise, if the dissenter fails to comply with subsection (1) of this section in relation to notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares.

(5)Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular corporate action fails to ensure that every shareholder who is a registered owner of any of the shares beneficially owned by that person complies with subsection (1) of this section, the right of shareholders who are registered owners of shares beneficially owned by that person to dissent on behalf of that person with respect to that corporate action terminates and this Division, other than section 247, ceases to apply to those shareholders in respect of the shares that are beneficially owned by that person.

(6)A dissenter who has complied with subsection (1) of this section may not vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, other than under this Division.

Payment for notice shares

245 (1)A company and a dissenter who has complied with section 244 (1) may agree on the amount of the payout value of the notice shares and, in that event, the company must

(a)promptly pay that amount to the dissenter, or

(b)if subsection (5) of this section applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(2)A dissenter who has not entered into an agreement with the company under subsection (1) or the company may apply to the court and the court may

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(a)determine the payout value of the notice shares of those dissenters who have not entered into an agreement with the company under subsection (1), or order that the payout value of those notice shares be established by arbitration or by reference to the registrar, or a referee, of the court,

(b)join in the application each dissenter, other than a dissenter who has entered into an agreement with the company under subsection (1), who has complied with section 244 (1), and

(c)make consequential orders and give directions it considers appropriate.

(3)Promptly after a determination of the payout value for notice shares has been made under subsection (2) (a) of this section, the company must

(a)pay to each dissenter who has complied with section 244 (1) in relation to those notice shares, other than a dissenter who has entered into an agreement with the company under subsection (1) of this section, the payout value applicable to that dissenter’s notice shares, or

(b)if subsection (5) applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(4)If a dissenter receives a notice under subsection (1) (b) or (3) (b),

(a)the dissenter may, within 30 days after receipt, withdraw the dissenter’s notice of dissent, in which case the company is deemed to consent to the withdrawal and this Division, other than section 247, ceases to apply to the dissenter with respect to the notice shares, or

(b)if the dissenter does not withdraw the notice of dissent in accordance with paragraph (a) of this subsection, the dissenter retains a status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the company but in priority to its shareholders.

(5)A company must not make a payment to a dissenter under this section if there are reasonable grounds for believing that

(a)the company is insolvent, or

(b)the payment would render the company insolvent.

Loss of right to dissent

246 The right of a dissenter to dissent with respect to notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares, if, before payment is made to the dissenter of the full amount of money to which the dissenter is entitled under section 245 in relation to those notice shares, any of the following events occur:

(a)the corporate action approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the notice of dissent was sent is abandoned;

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(b)the resolution in respect of which the notice of dissent was sent does not pass;

(c)the resolution in respect of which the notice of dissent was sent is revoked before the corporate action approved or authorized by that resolution is taken;

(d)the notice of dissent was sent in respect of a resolution adopting an amalgamation agreement and the amalgamation is abandoned or, by the terms of the agreement, will not proceed;

(e)the arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed;

(f)a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the notice of dissent was sent;

(g)with respect to the notice shares, the dissenter consents to, or votes in favour of, the resolution in respect of which the notice of dissent was sent;

(h)the notice of dissent is withdrawn with the written consent of the company;

(i)the court determines that the dissenter is not entitled to dissent under this Division or that the dissenter is not entitled to dissent with respect to the notice shares under this Division.

Shareholders entitled to return of shares and rights

247 If, under section 244 (4) or (5), 245 (4) (a) or 246, this Division, other than this section, ceases to apply to a dissenter with respect to notice shares,

(a)the company must return to the dissenter each of the applicable share certificates, if any, sent under section 244 (1) (b) or, if those share certificates are unavailable, replacements for those share certificates,

(b)the dissenter regains any ability lost under section 244 (6) to vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, and

(c)the dissenter must return any money that the company paid to the dissenter in respect of the notice shares under, or in purported compliance with, this Division.

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FINANCIAL STATEMENTS

The FGH financial statements, which are now the historical audited financial statements of the Company following the consummation of the FGF Merger, contained in FG’s Current Report on Form 8-K, as filed with the SEC on June 20, 2024, are incorporated by reference herein.

The SGE financial statements contained in (i) the SGE Annual Report for the year ended December 31, 2023, as filed, and (ii) SGE’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC on May 14, 2024, are incorporated by reference herein.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

FG’s Articles of Incorporation and bylaws authorize it to provide indemnification of (and advancement of expenses to) its officers and directors to the fullest extent permitted by applicable law. FG is incorporated under the laws of the State of Nevada. The Nevada Revised Statutes allows a company to indemnify its officers, directors, employees, and agents from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the person exercised their respective powers in good faith with a view to the interests of FG or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. A determination may be made by the FG’s stockholders; by a majority of FG’s directors who were not parties to the action, suit or proceeding; or by opinion of independent legal counsel in a written opinion, if a quorum of directors who were not a party to such action, suit or proceeding does not exist.

Provided the terms and conditions of these provisions under Nevada law are met, officers, directors, employees and agents of FG may be indemnified against expenses actually and reasonably incurred by the person in connection with defending the action, including, without limitation, attorney’s fees, arising out of any liability under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of FG, FG has been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable.

The Nevada Revised Statutes (NRS), referred to herein, provide further for certain mandatory and permissive indemnification of officers and directors.

A. NRS 78.7502. Discretionary indemnification of officers, directors, employees and agents: General provisions.

1. A corporation may indemnify pursuant to this subsection any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited-liability company, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

2. A corporation may indemnify pursuant to this subsection any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited-liability company, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person:

(a) Is not liable pursuant to NRS 78.138; or

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(b) Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification pursuant to this section may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. Any discretionary indemnification pursuant to this section, unless ordered by a court or advanced pursuant to subsection 2 of NRS 78.751, may be made by the corporation only as authorized in each specific case upon a determination that the indemnification of a director, officer, employee or agent of a corporation is proper under the circumstances. The determination must be made by:

(a) The stockholders;

(b) The board of directors, by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or

(c) Independent legal counsel, in a written opinion, if:

(1) A majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders; or

(2) A quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained.

B. NRS 78.751. Mandatory indemnification of directors, officers, employees and agents; advancement of expenses; other rights to indemnification and advancement of expenses; primary obligor with respect to indemnification or advancement of expenses; effect of amendment to provision of articles or bylaws providing right to indemnification or advancement of expenses.

1. A corporation will indemnify any person who is a director, officer, employee or agent to the extent that the person is successful on the merits or otherwise in defense of:

(a) Any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or

(b) Any claim, issue or matter therein,

against expenses actually and reasonably incurred by the person in connection with defending the action, including, without limitation, attorney’s fees.

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2. Unless otherwise restricted by the articles of incorporation, the bylaws or an agreement made by the corporation, the corporation may pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. The articles of incorporation, the bylaws or an agreement made by the corporation may require the corporation to pay such expenses upon receipt of such an undertaking. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification pursuant to this section and NRS 78.7502 and the advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

4. Unless the articles of incorporation, the bylaws or an agreement made by a corporation provide otherwise, if a person is entitled to indemnification or the advancement of expenses from the corporation and any other person, the corporation is the primary obligor with respect to such indemnification or advancement.

5. A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such act or omission has occurred.

C. NRS 78.752. Insurance and other financial arrangements against liability of directors, officers, employees and agents.

1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such a person against such liability and expenses.

2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

(a) The creation of a trust fund.

(b) The establishment of a program of self-insurance.

(c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

(d) The establishment of a letter of credit, guaranty or surety.

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No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person’s stock or other securities is owned by the corporation.

4. In the absence of fraud:

(a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

(b) The insurance or other financial arrangement:

(1) Is not void or voidable; and

(2) Does not subject any director approving it to personal liability for his or her action,

even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of title 57 of NRS.

Further, under the FG bylaws, unless ordered by a court, no indemnification will be provided to a director or an officer unless a determination will have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of FG and, with respect to any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination will be made by (a) a majority vote of disinterested directors, (b) a committee comprised of disinterested directors, such committee having been designated by a majority vote of the disinterested directors, (c) if there are no disinterested directors, or if a majority of disinterested directors so directs, by independent legal counsel in a written opinion or (d) by FG’s stockholders.

As permitted by Nevada law, FG’s bylaws authorize FG to advance expenses (including reasonable attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative, arbitrative or investigative action or proceeding in advance of or after the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by FG.

FG is authorized under Nevada law to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of FG, or is or was serving at the request of FG as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not FG has the authority to indemnify him or her against such liability and expenses. FG may, with approval of its Board of Directors, obtain directors’ and officers’ liability insurance.

FG has entered into indemnification agreements with each of its directors and executive officers. These agreements provide that FG will, among other things, indemnify and advance expenses to its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by FG arising out of such person’s services as its director or executive officer, or any other company or enterprise to which the person provides services at FG’s request, or to the extent a director or such director’s affiliates (as defined in Rule 405 under the Securities Act of 1933) are controlling stockholders of FG, in the event such controlling stockholders are determined to have liability as a ‘director by deputization’ of FG, or other theory of control.

Item 21. Exhibits and Financial Statements Schedules.

(a) Exhibits

		Incorporated by Reference
Exhibit Number	Description of Exhibit	Form	File No.	Exhibit	Filing Date
2.1+	Arrangement Agreement, including Plan of Arrangement, by and among FG Holdings Quebec Inc., Strong Global Entertainment, Inc., and 1483530 B.C. LTD., dated May 31, 2024	Form 8-K	001-36366	2.1	June 4, 2024
3.1	Articles of Incorporation	Form 8-K	001-36366	3.3	December 9, 2022
3.2	By-Laws	Form 8-K	001-36366	3.4	December 9, 2022
5.1*	Opinion Regarding Validity of the Securities
8.1*	Tax Opinion
21.1	Subsidiaries List	Form 10-K	001-36366	21.1	March 14, 2024
23.1*	Consent of Haskell & White LLP (Independent Registered Public Accounting Firm)
23.2*	Consent of Haskell & White LLP (Independent Registered Public Accounting Firm)
23.3*	Consent of Holland & Hart LLP (included in Exhibits 5.1 and 8.1)
23.4*	Consent of Intrinsic, LLC
107*	Filing Fee Table

*	Filed herewith.
+	Exhibits and schedules to this Exhibit have been omitted pursuant to Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

●	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

●	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

●	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

●	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mooresville, State of North Carolina, on June 20, 2024.

FUNDAMENTAL GLOBAL INC.

By:	/s/ D. Kyle Cerminara
D. Kyle Cerminara, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ D. Kyle Cerminara	Chief Executive Officer and Chairman of the Board	June 20, 2024
D. Kyle Cerminara	(Principal Executive Officer)

/s/ Mark D. Roberson	Chief Financial Officer	June 20, 2024
Mark D. Roberson	(Principal Financial and Accounting Officer)

/s/ Richard E. Govignon	Director	June 20, 2024
Richard E. Govignon

/s/ Rita Hayes	Director	June 20, 2024
Rita Hayes

/s/ Michael C. Mitchell	Director	June 20, 2024
Michael C. Mitchell

/s/ Robert J. Roschman	Director	June 20, 2024
Robert J. Roschman

/s/ Ndamukong Suh	Director	June 20, 2024
Ndamukong Suh

/s/ Scott D. Wollney	Director	June 20, 2024
Scott D. Wollney

II-6